Exhibit 4.1

MDC PARTNERS INC.

and

COMPUTERSHARE TRUST COMPANY OF CANADA

Providing for the Issue of Debentures

TRUST INDENTURE

Dated as of the 28th day of June, 2005

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION

Section 1.1	Definitions
Section 1.2	Meaning of “Outstanding”
Section 1.3	Incorporation by Reference of Trust Indenture Act
Section 1.4	Interpretation
Section 1.5	Headings, etc.
Section 1.6	Day not a Business Day
Section 1.7	Applicable Law
Section 1.8	Monetary References
Section 1.9	Invalidity, etc.
Section 1.10	Language
Section 1.11	Successors and Assigns
Section 1.12	Benefits of Indenture
Section 1.13	References to Acts of the Corporation or the Directors of the Corporation
Section 1.14	No Recourse Against Directors
Section 1.15	Schedules
Section 1.16	Trust Indenture Act Controls

ARTICLE 2
THE DEBENTURES

Section 2.1	Limit of Debentures
Section 2.2	Terms of Debentures of any Series
Section 2.3	Form of Debentures
Section 2.4	Form and Terms of Initial Debentures
Section 2.5	Certification and Delivery of Additional Debentures
Section 2.6	Issue of Global Debentures
Section 2.7	Execution of Debentures
Section 2.8	Certification
Section 2.9	Interim Debentures or Certificates
Section 2.10	Mutilation, Loss, Theft or Destruction
Section 2.11	Concerning Interest
Section 2.12	Debentures to Rank Subordinate and Pari Passu
Section 2.13	Payments of Amounts Due on Maturity
Section 2.14	U.S. 1933 Act Legend on the Debentures
Section 2.15	Payment of Interest

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

Section 3.1	Fully Registered Debentures
Section 3.2	Global Debentures
Section 3.3	Transferee Entitled to Registration
Section 3.4	No Notice of Trusts
Section 3.5	Registers Open for Inspection

i

Section 3.6	Exchanges of Debentures
Section 3.7	Closing of Registers
Section 3.8	Charges for Registration, Transfer and Exchange
Section 3.9	Ownership of Debentures

ARTICLE 4
REDEMPTION AND PURCHASE OF DEBENTURES

Section 4.1	Applicability of Article
Section 4.2	Partial Redemption
Section 4.3	Notice of Redemption
Section 4.4	Debentures Due on Redemption Dates
Section 4.5	Deposit of Redemption Moneys
Section 4.6	Right to Repay Redemption Price in Shares
Section 4.7	Failure to Surrender Debentures Called for Redemption
Section 4.8	Cancellation of Debentures Redeemed
Section 4.9	Purchase of Debentures by the Corporation
Section 4.10	Right to Repay Principal Amount in Shares at Maturity

ARTICLE 5
SUBORDINATION OF DEBENTURES

Section 5.1	Applicability of Article
Section 5.2	Order of Payment
Section 5.3	Subrogation to Rights of Holders of Senior Indebtedness
Section 5.4	Obligation to Pay Not Impaired
Section 5.5	No Payment if Senior Indebtedness in Default
Section 5.6	Payment on Debentures Permitted
Section 5.7	Confirmation of Subordination
Section 5.8	Knowledge of Trustee
Section 5.9	Trustee May Hold Senior Indebtedness
Section 5.10	Rights of Holders of Senior Indebtedness Not Impaired
Section 5.11	Altering the Senior Indebtedness
Section 5.12	Additional Indebtedness
Section 5.13	Right of Debentureholder to Convert Not Impaired

ARTICLE 6
CONVERSION OF DEBENTURES

Section 6.1	Applicability of Article
Section 6.2	Revival of Right to Convert
Section 6.3	Manner of Exercise of Right to Convert
Section 6.4	Adjustment of Conversion Price
Section 6.5	No Requirement to Issue Fractional Shares
Section 6.6	Corporation to Reserve Shares
Section 6.7	Cancellation of Converted Debentures
Section 6.8	Certificate as to Adjustment
Section 6.9	Notice of Special Matters
Section 6.10	Protection of Trustee

Section 6.11	U.S. 1933 Act Legend on Shares

ARTICLE 7
COVENANTS OF THE CORPORATION

Section 7.1	To Pay Principal and Interest
Section 7.2	To Pay Trustee’s Remuneration
Section 7.3	To Give Notice of Default
Section 7.4	Preservation of Existence, etc.
Section 7.5	Additional Covenants
Section 7.6	Reporting Requirements
Section 7.7	Delivery of Certain Information
Section 7.8	No Distributions on Shares if Event of Default
Section 7.9	Performance of Covenants of Trustee

ARTICLE 8
DEFAULT

Section 8.1	Events of Default
Section 8.2	Notice of Events of Default
Section 8.3	Waiver of Default
Section 8.4	Waiver of Declaration
Section 8.5	Enforcement by the Trustee
Section 8.6	No Suits by Debentureholders
Section 8.7	Application of Moneys by Trustee
Section 8.8	Notice of Payment by Trustee
Section 8.9	Trustee May Demand Production of Debentures
Section 8.10	Rights and Remedies Cumulative
Section 8.11	Judgement Against the Corporation
Section 8.12	Immunity of Trustees and Others
Section 8.13	Control by Holders
Section 8.14	Rights of Holders to Receive Payment
Section 8.15	Delay or Omission Not Waiver
Section 8.16	Undertaking for Costs

ARTICLE 9
SATISFACTION AND DISCHARGE

Section 9.1	Cancellation and Destruction
Section 9.2	Non-Presentation of Debentures
Section 9.3	Repayment of Unclaimed Moneys or Shares
Section 9.4	Discharge
Section 9.5	Satisfaction
Section 9.6	Continuance of Rights, Duties and Obligations

ARTICLE 10
SHARE INTEREST PAYMENT ELECTION

Section 10.1	Interest Payment Election

ARTICLE 11
SUCCESSORS

Section 11.1	Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.
Section 11.2	Vesting of Powers in Successor

ARTICLE 12
COMPULSORY ACQUISITION

Section 12.1	Definitions
Section 12.2	Offer for Debentures
Section 12.3	Offeror’s Notice to Dissenting Debentureholders
Section 12.4	Delivery of Debenture(s)
Section 12.5	Payment of Consideration to Trustee
Section 12.6	Consideration to be held in Corporation
Section 12.7	Completion of Transfer of Debentures to Offeror
Section 12.8	Communication of Offer to Corporation

ARTICLE 13
MEETINGS OF DEBENTUREHOLDERS

Section 13.1	Right to Convene Meeting
Section 13.2	Notice of Meetings
Section 13.3	Chairman
Section 13.4	Quorum
Section 13.5	Power to Adjourn
Section 13.6	Show of Hands
Section 13.7	Poll
Section 13.8	Voting
Section 13.9	Proxies
Section 13.10	Persons Entitled to Attend Meetings
Section 13.11	Powers Exercisable by Ordinary Resolution
Section 13.12	Meaning of “Ordinary Resolution”
Section 13.13	Powers Cumulative
Section 13.14	Minutes
Section 13.15	Instruments in Writing
Section 13.16	Binding Effect of Resolutions
Section 13.17	Evidence of Rights Of Debentureholders
Section 13.18	Concerning Serial Meetings

ARTICLE 14
NOTICES

Section 14.1	Notice to Corporation and Trustee
Section 14.2	Notice to Debentureholders
Section 14.3	Communication by Holders with Other Holders
Section 14.4	Mail Service Interruption

ARTICLE 15
CONCERNING THE TRUSTEE

Section 15.1	No Conflict of Interest
Section 15.2	Replacement of Trustee
Section 15.3	Duties of Trustee
Section 15.4	Reliance Upon Declarations, Opinions, etc.
Section 15.5	Evidence and Authority to Trustee, Opinions, etc.
Section 15.6	Officer’s Certificates Evidence
Section 15.7	Experts, Advisers and Agents
Section 15.8	Trustee May Deal in Debentures
Section 15.9	Investment of Moneys Held by Trustee
Section 15.10	Trustee Not Ordinarily Bound
Section 15.11	Trustee Not Required to Give Security
Section 15.12	Trustee Not Bound to Act on Corporation’s Request
Section 15.13	Conditions Precedent to Trustee’s Obligations to Act Hereunder
Section 15.14	Authority to Carry on Business
Section 15.15	Compensation and Indemnity
Section 15.16	Acceptance of Trustee
Section 15.17	Notice of Defaults
Section 15.18	Reports to Debentureholders
Section 15.19	Eligibility; Disqualification
Section 15.20	Preferential Collection of Claims Against Corporation
Section 15.21	Contents of Officer’s Certificate or Opinion of Counsel

ARTICLE 16
SUPPLEMENTAL INDENTURES

Section 16.1	Supplemental Indentures
Section 16.2	Compliance with Trust Indenture Act
Section 16.3	Trustee to Sign Supplemental Indentures
Section 16.4	Effect of Supplemental Indentures

ARTICLE 17
EXECUTION AND FORMAL DATE

Section 17.1	Execution
Section 17.2	Formal Date

ADDENDA

SCHEDULE “A” FORM OF INITIAL DEBENTURE
SCHEDULE “B” FORM OF REDEMPTION NOTICE
SCHEDULE “C” FORM OF MATURITY NOTICE
SCHEDULE “D” FORM OF NOTICE OF CONVERSION
SCHEDULE “E” FORM OF NOTICE OF EXERCISE
SCHEDULE “F” FORM OF TRANSFER CERTIFICATE

v

THIS INDENTURE made as of the 28th day of June, 2005 between MDC PARTNERS INC., a corporation continued under the laws of Canada, (hereinafter called the “Corporation”) and COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (hereinafter called the “Trustee”)

WITNESSETH THAT:

WHEREAS the Corporation deems it necessary for its investment purposes to create and issue the Debentures to be created and issued in the manner hereinafter appearing;

AND WHEREAS the Corporation, under the laws relating thereto, is duly authorized to create and issue the Debentures to be issued as herein provided;

AND WHEREAS, when certified by the Trustee and issued as provided in this Indenture, all necessary steps in relation to the Corporation will have been duly enacted, passed and/or confirmed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustee;

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

ARTICLE 1
INTERPRETATION

Section 1.1                                   Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the expressions following shall have the following meanings, namely:

“1933 Act” means the United States Securities Act of 1933, as amended from time to time;

“1934 Act” means the United States Securities Exchange Act of 1934, as amended from time to time;

“90% Redemption Right” has the meaning ascribed thereto in Section 2.4(j)(iv);

“Additional Amounts” has the meaning given to it in the Registration Rights Agreement;

“Additional Debentures” means Debentures of any one or more series, other than the first series of Debentures, being the Initial Debentures, issued under this Indenture;

“Affiliate” means, in respect of any Person, any other Person that is affiliated with such Person for the purposes of the Securities Act (Ontario), as amended from time to time;

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Debenture or beneficial interest therein, the rules and procedures of the Depositary for such Debenture, in each case to the extent applicable to such transaction and as in effect from time to time;

“Applicable Securities Legislation” means applicable securities laws in each of the Provinces of Canada;

“Authorized Investment” has the meaning ascribed hereto in Section 15.9;

“Bid Request” means a request for bids to purchase Shares (to be issued by the Corporation on the Share Delivery Date) made by the Trustee in accordance with the Interest Payment Election Notice and which shall make the acceptance of any bid conditional upon the acceptance of sufficient bids to result in aggregate proceeds from such issue and sale of Shares which, together with the cash payments by the Corporation, if any, equal the Interest Obligation;

“Broker” has the meaning ascribed thereto in Section 10.1(b);

“Business Day” means any day other than a Saturday, Sunday or holiday in Toronto, Ontario or any other day that the Trustee in Toronto, Ontario is not generally open for business;

“Change of Control” means the acquisition by any Person, or group of Persons acting jointly or in concert, of voting control or direction of Shares, or securities convertible into or carrying the right to acquire Shares, representing an aggregate of over 50% or more of the outstanding Shares;

“Change of Control Date” has the meaning ascribed thereto in Section 2.4(j)(i);

“Change of Control Notice” has the meaning ascribed thereto in Section 2.4(j)(i);

“Conversion Price” means the dollar amount for which each Share may be issued from time to time upon the conversion of Debentures or any series of Debentures which are by their terms convertible in accordance with the provisions of Article 6, and in the case of the Initial Debentures as defined in Section 2.4(f);

“Corporation” means MDC Partners Inc. and includes any successor to or of the Corporation which shall have complied with the provisions of Article 11;

“Corporation’s Auditors” or “Auditors of the Corporation” means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

“Corporation Offer” has the meaning ascribed thereto in Section 2.4(j)(i);

“Counsel” means a barrister or solicitor or firm of barristers or solicitors retained or employed by the Trustee and acceptable to the Corporation or retained or employed by the Corporation and acceptable to the Trustee;

“Current Market Price” means the volume weighted average trading price of the Shares for the period of 20 consecutive trading days ending on the fifth trading day preceding the date of determination on the TSX (or, if the Shares are not listed thereon, on such stock exchange on which the Shares are listed as may be selected for such purpose by the directors of the Corporation and approved by the Trustee, or if the Shares are not listed on any stock exchange, then on the over-the-counter market; provided further that if the Shares are not then listed on any stock exchange or traded on any over-the-counter market, the Current Market Price shall be the fair market value of the Shares as at such date as determined by an independent nationally-recognized investment dealer selected by the Corporation). The weighted average price shall be determined by dividing the aggregate sale price of all Shares sold on the said exchange or market, as the case may be, during the said 20 consecutive trading days by the total number of Shares so sold during such period.  For purposes of Section 2.4(d), the Current Market Price for the 20 trading days referred to therein need not be consecutive days;

“Debentureholders” or “holders” means the Persons for the time being entered in the register for Debentures as registered holders of Debentures payable to a named payee;

“Debentures” means the debentures, notes or other evidence of indebtedness of the Corporation issued and certified under this Trust Indenture, or deemed to be issued and certified under this Trust Indenture, including, without limitation, the Initial Debentures, and for the time being outstanding, whether in definitive or interim form;

“Debt Account” means an account or accounts required to be established by the Corporation (and which shall be maintained by and subject to the control of the Trustee) for each series of Debentures pursuant to and in accordance with this Indenture;

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default;

“Depositary” means, with respect to the Debentures of any series issuable or issued in the form of one or more Global Debentures, the person designated as Depositary by the Corporation pursuant to Section 3.2 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean each person who is then a Depositary hereunder, and if at any time there is more than one such person, “Depositary” as used with respect to the Debentures of any series shall mean each Depositary with respect to the Global Debenture(s) of such series and, in the case of the Initial Debentures, the Depositary shall initially be The Canadian Depository for Securities Limited;

“Designated Office” means the principal stock trading office of the Trustee in Toronto, Ontario;

“directors” means the directors of the Corporation from time to time or, whenever duly empowered, an officer of the Corporation for the time being duly empowered by resolution of the Directors of the Corporation and reference to action “by the directors” means action by the directors of the Corporation as a board;

“Event of Default” has the meaning ascribed thereto in Section 8.1;

“Freely Tradeable” means, in respect of the shares of any class in the capital of the Corporation, which (i) are issuable without the necessity of filing a prospectus or any other similar offering document (other than such prospectus or similar offering document that has already been filed) under Applicable Securities Legislation and such issue does not constitute a distribution (other than a distribution already qualified by prospectus or similar offering document) under Applicable Securities Legislation; and (ii) can be traded by the holder thereof to a person in compliance with Regulation S and Rule 144 under the Securities Act without any restriction under Applicable Securities Legislation such as hold periods, except in the case of a distribution by a control person (as defined in the Applicable Securities Legislation);

“Fully Registered Debentures” means Debentures registered as to both principal and interest;

“generally accepted accounting principles” means United States or Canadian generally accepted accounting principles;

“Global Debenture” means a Debenture that is issued to and registered in the name of the Depositary, or its nominee, pursuant to Section 2.6 for purposes of being held by or on behalf of the Depositary as custodian for participants in the Depositary’s book-entry only registration system;

“Government Obligations” means securities issued or guaranteed by the Government of Canada or any province thereof;

“Government of Canada Yield” has the meaning ascribed thereto in Section 2.4(j)(i);

“Initial Debentures” means the Debentures designated as “8.00% Convertible Unsecured Subordinate Debentures” and described in Section 2.4;

“Interest Obligation” means the obligation of the Corporation to pay interest on the Debentures, as and when the same becomes due;

“Interest Payment Date” means a date specified in a Debenture as the date on which an instalment of interest on such Debenture shall become due and payable;

“Interest Payment Election” means an election by the Corporation to raise funds to satisfy all or part of an Interest Obligation on the applicable Interest Payment Date in the manner described in the Interest Payment Election Notice;

“Interest Payment Election Amount” means the sum of the amount of the aggregate proceeds resulting from the sale of Shares on the Share Delivery Date pursuant to acceptable bids obtained pursuant to the Bid Requests (together with the cash payments by the Corporation, if any), together with any amount paid by the Corporation in respect of fractional Shares pursuant to Section 10.1(g) or otherwise paid in cash, that is equal to the aggregate amount of the Interest Obligation in respect of which the Interest Payment Election Notice was delivered;

“Interest Payment Election Notice” means a written notice made by the Corporation to the Trustee specifying:

(a)                                  the Interest Obligation to which the election relates;

(b)                                 the Interest Payment Election Amount;

(c)                                  the investment banks, brokers or dealers through which: (i) the Trustee shall seek bids to purchase the Shares and the conditions of such bids, which may include the minimum number of Shares, minimum price per Share, timing for closing for bids, hold periods and such other matters as the Corporation may specify, or (ii) which the Corporation will establish an account or accounts with for the purpose of selling Shares; and

(d)                                 that the Trustee shall accept through the investment banks, brokers or dealers selected by the Corporation only those bids which comply with such notice;

“Legended Debentures” means Debentures bearing the legend provided for in Section 2.14(a);

“Maturity Date” has the meaning ascribed thereto in Section 4.10;

“Maturity Notice” has the meaning ascribed thereto in Section 2.4(g);

“Ordinary Resolution” has the meaning ascribed thereto in Section 13.12;

“Offering” means the public offering by short form prospectus of $40,000,000 aggregate principal amount of Initial Debentures;

“Officer’s Certificate” means a certificate of the Corporation signed by any one authorized officer or director of the Corporation in his capacity as officer or director of the Corporation, as the case may be, and not in his personal capacity;

“Opinion of Counsel” means a written opinion containing the information specified in Section 15.21, if applicable, from Counsel.  The counsel may be an employee of, or counsel to, the Corporation or the Trustee;

“Periodic Offering” means an offering of Debentures of a series from time to time, the specific terms of which Debentures, including, without limitation, the rate or rates of interest, if any, thereon, the stated maturity or maturities thereof, conversion rates, currency and the redemption provisions, if any, with respect thereto, are to be determined by the Corporation upon the issuance of such Debentures from time to time;

“Person” includes an individual, corporation, company, partnership, joint venture, association, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof;

“Post-June 30, 2008 Price” has the meaning ascribed thereto in Section 2.4(j)(i);

“Pre-June 30, 2008 Price” has the meaning ascribed thereto in Section 2.4(j)(i);

“Property Account” means a segregated deposit account with a financial institution referred to in Section 15.9;

“Redemption Date” has the meaning ascribed thereto in Section 4.3;

“Redemption Notice” has the meaning ascribed thereto in Section 4.3;

“Redemption Price” means, in respect of a Debenture, the amount, excluding interest, payable on the Redemption Date fixed for such Debenture, which amount may be payable, in whole or in part, by the issuance of Freely Tradeable Shares as provided for in Section 4.6 and, in the case of the Initial Debentures, as defined in Section 2.4(d);

“Registration Rights Agreement” has the meaning ascribed thereto in Section 2.4(c);

“Regulation S” means Regulation S adopted by the SEC under the 1933 Act, as amended from time to time;

“Responsible Officer” has the meaning ascribed thereto in Section 15.17;

“Restricted Debenture” means a Debenture required to bear the U.S. 1933 Act Legend;

“Restricted Shares” means Shares required to bear the U.S. 1933 Act Legend;

“Rule 144” means Rule 144 under the 1933 Act (or any successor rule having substantially similar provisions), as it may be amended from time to time;

“Rule 144A” means Rule 144A under the 1933 Act (or any successor rule having substantially similar provisions), as it may be amended from time to time;

“SEC” means the United State Securities and Exchange Commission;

“Senior Indebtedness” shall mean any and all indebtedness, liabilities and other obligations of the Corporation (other than indebtedness, liabilities and other obligations evidenced by the Debentures), (whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Corporation or for which the Corporation is otherwise responsible or liable, whether absolutely or contingently, including, for greater certainty and without limitation, claims of trade creditors of the Corporation and any and all mortgages, debentures, charges or other encumbrances or financings in respect of the personal or real property of the Corporation, including without limitation, any such indebtedness, liabilities and other obligations in respect of (a) monies borrowed or raised by whatever means (including, without limitation, by means of commercial paper, bankers’ acceptances, letters of credit, debt instruments, bank debt and financial leases), (b) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and (c) any agreement or arrangement relating to any treasury, depository and cash management services or in connection with any automated clearing house transfers of funds, which in each or all cases by the terms of the instrument creating or evidencing such indebtedness is not expressed to be pari passu with or subordinate in right of payment to the Debentures;

“Serial Meeting” has the meaning ascribed thereto in Section 13.2(b)(i);

“Shares” means Class A Subordinate Voting Shares of the Corporation, as such Class A Subordinate Voting Shares are constituted on the date of execution and delivery of this Indenture, issued by the Corporation; provided that in the event of a change or a subdivision, revision, reduction, combination or consolidation thereof, any reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up, or such successive changes, subdivisions, redivisions, reductions, combinations or consolidations, reclassifications, capital reorganizations, consolidations, amalgamations, arrangements, mergers, sales or conveyances or liquidations, dissolutions or windings-up, then, subject to adjustments, if any, having been made in accordance with the provisions of Section 6.4, “Shares” shall mean the shares or other securities or property resulting from such change, subdivision, redivision, reduction, combination or consolidation or reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up;

“Share Delivery Date” means a date not less than one Business Day prior to the applicable Interest Payment Date, upon which Shares are issued by the Corporation and delivered to the Trustee for sale pursuant to Share Purchase Agreements (together with the cash payments by the Corporation, if any);

“Share Proceeds Investment” has the meaning attributed thereto in Section 10.1(h);

“Share Purchase Agreement” means an agreement in customary form among the Corporation, the Trustee and the Persons making acceptable bids pursuant to a Bid Request, which complies with all applicable laws, including the Applicable Securities Legislation and the rules and regulations of any stock exchange on which the Debentures or Shares are then listed;

“Share Redemption Right” has the meaning ascribed thereto in Section 4.6(a);

“Share Repayment Right” has the meaning ascribed thereto in Section 4.10(a);

“Subsidiary” has the meaning ascribed thereto in the Canada Business Corporations Act, as amended, and, in relation to any Person other than a body corporate, is to be interpreted as if such Person were a body corporate for the purposes of the Canada Business Corporations Act;

“this Indenture”, “this Trust Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Indenture, including the provisions of the TIA that are deemed to be a part hereof, and not to any particular Article, Section, subsection, clause, subdivision or other portion hereof and include any and every instrument supplemental or ancillary hereto;

“TIA” means the U.S. Trust Indenture Act of 1939 as in effect on the date of the Indenture; provided, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended;

“Time of Expiry” means the time of expiry of certain rights with respect to the conversion of Debentures under Article 6, such Time of Expiry to be set forth for each series of Debentures which by their terms are to be convertible;

“trading day” means, with respect to the TSX or other market for securities, any day on which such exchange or market is open for trading or quotation;

“Trustee” means Computershare Trust Company of Canada and includes any successor or successors or any other trustee subsequently appointed pursuant to Section 15.2;

“TSX” means the Toronto Stock Exchange or its successor or successors or any other stock exchange on which the Shares are then traded;

“U.S. 1933 Act Legend” has the meaning ascribed thereto in Section 2.14;

“U.S. Person” has the meaning ascribed thereto under Regulation S;

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia; and

“Written Direction of the Corporation” means an instrument in writing signed in the name of the Corporation by any one officer or director of the Corporation.

Section 1.2                                   Meaning of “Outstanding”

Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it is cancelled, converted or redeemed or delivered to the Trustee for cancellation, conversion or redemption for moneys or Shares, as the case may be, or the payment thereof shall have been set aside under Section 9.2, provided that:

(a)                        Debentures which have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof;

(b)                       when a new Debenture has been issued in substitution for a Debenture which has been lost, stolen or destroyed, only the new Debenture shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding; and

(c)                        for the purposes of any provision of this Indenture entitling holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture, or to constitute a quorum of any meeting of Debentureholders, Debentures owned directly or indirectly, legally or equitably, by the Corporation shall be disregarded except that:

(i)                                     for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, requisition or other instrument or action, or on the holders of Debentures present or represented at any meeting of Debentureholders, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

(ii)                                  Debentures so owned which have been pledged in good faith other than to the Corporation or a Subsidiary of the Corporation shall not be so disregarded if the pledgee has established to the satisfaction of the Trustee the pledgee’s right to vote such Debentures, sign consents, requisitions or other instruments or take such other actions in his discretion free from the control of the Corporation or a Subsidiary of the Corporation.

(d)                       If the paying agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following the repurchase date of any Debentures, or on the Maturity Date, money or securities, if permitted hereunder, sufficient to pay Debentures payable on that date, then on or as of such Redemption Date, repurchase date, or Maturity Date, as the case may be, such Debentures shall cease to be outstanding and interest (if any) on such Debentures shall cease to accrue; provided, that if such Debentures are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture.

(e)                        If a Debenture is converted in accordance with Article 6, then from and after the time of conversion on the date of such conversion, such Debenture shall cease to be outstanding and interest (if any) shall cease to accrue on such Debenture.

(f)                          The Corporation shall, forthwith following a request in writing from the Trustee, provide the Trustee with an Officer’s Certificate confirming the principal amount of outstanding Debentures owned directly or indirectly, legally or equitably, by the Corporation.

Section 1.3                                   Incorporation by Reference of Trust Indenture Act

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Debentures.

“indenture security holder” means a Debentureholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Corporation or any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

Section 1.4                                   Interpretation

In this Indenture:

(a)                        words importing the singular number or masculine gender shall include the plural number or the feminine or neuter genders, and vice versa;

(b)                       all references to Articles and Schedules refer, unless otherwise specified, to articles of and schedules of this Indenture;

(c)                        all references to Sections, subsections or clauses refer, unless otherwise specified, to sections, subsections or clauses of this Indenture; and

(d)                       words and terms denoting inclusiveness (such as “include” or “includes” or “including”), whether or not so stated, are not limited by and do not imply limitation of their context or the words or phrases which precede or succeed them.

Section 1.5                                   Headings, etc.

The division of this Indenture into Articles and Sections, the provision of a Table of Contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Indenture or of the Debentures.

Section 1.6                                   Day not a Business Day

In the event that any day on or before which any action required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

Section 1.7                                   Applicable Law

This Indenture and the Debentures shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as Ontario contracts, save as regards matters provided for in such provisions of the TIA as are required under the TIA to be part of and to govern indentures qualified under the TIA, which matters shall be performed in accordance with and be governed by United States federal laws governing the TIA.

Section 1.8                                   Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be in lawful money of Canada unless otherwise expressed.

Section 1.9                                   Invalidity, etc.

Any provision hereof which is prohibited or unenforceable shall be ineffective only to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof.

Section 1.10                            Language

Each of the parties hereto hereby acknowledges that it has consented to and requested that this Indenture and all documents relating thereto, including, without limiting the generality of the foregoing, the form of Debenture attached hereto as Schedule “A” be drawn up in the English language only.  Chacune des parties aux présentes reconnaît par les présentes qu’elle a demandé et consent ce que le présent acte de fiducie et tous les documents s’y rattachant, notamment la formule de débenture jointe aux présentes en tant qu’annexe A, ne soient rédigés qu’en anglais.

Section 1.11                            Successors and Assigns

All covenants and agreements in this Indenture by the Corporation or a Debentureholder (including pursuant to Article 12) shall bind its respective successors and assigns, whether expressed or not.

Section 1.12                            Benefits of Indenture

Nothing in this Indenture or in the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any paying agent, the holders of Debentures (and each such person who becomes a holder of Debentures), the directors and (to the extent provided in Section 1.14 and Section 8.11) the holders of Shares, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13                            References to Acts of the Corporation or the Directors of the Corporation

For greater certainty, where any reference is made in this Indenture, or in any other instrument executed pursuant hereto or contemplated hereby to which the Corporation is party, to an act to be performed by, an obligation or liability of, an asset or right of, or a covenant by, the Corporation, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by, an obligation or liability of, or a covenant by, the directors.  Further, where any reference is made in this Indenture, or in any other instrument executed pursuant hereto or contemplated hereby to which the Corporation is party, to a resolution of the directors of the Corporation, such reference shall be construed and applied for all purposes as if it referred to a resolution of the directors.

Section 1.14                            No Recourse Against Directors

Any liability or obligation of the Corporation or the directors in their capacity as directors of the Corporation pursuant to this Indenture shall be satisfied only out of the property of the Corporation and, notwithstanding anything contained in this Indenture to the contrary, the representations, covenants, liabilities and obligations of the Corporation

(including of the directors in their capacity as directors of the Corporation) set out in this Indenture or in any document delivered in connection herewith, shall not be personally binding upon, resort shall not be had to, nor shall satisfaction or recourse be sought from, the private property of the holders of Shares or annuitants under a plan of which a holder of Shares acts as a trustee or carrier or the directors of the Corporation, or from the officers, employees or agents of the Corporation.

Section 1.15                            Schedules

The following Schedules form part of this Indenture:

Schedule “A”	-	Form of Initial Debenture

Schedule “B”	-	Form of Redemption Notice

Schedule “C”	-	Form of Maturity Notice

Schedule “D”	-	Form of Notice of Conversion

Schedule “E”	-	Form of Exercise Notice

Schedule “F”	-	Form of Transfer Certificate

Section 1.16                            Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, such required provision shall control.

ARTICLE 2
THE DEBENTURES

Section 2.1                                   Limit of Debentures

Subject to the limitation in respect of the Initial Debentures set out in Section 2.4(a), the aggregate principal amount of Debentures authorized to be issued under this Indenture is unlimited; provided, however that Debentures may be issued only upon and subject to the conditions and limitations herein set forth.

Section 2.2                                   Terms of Debentures of any Series

The Debentures may be issued in one or more series. There shall be established herein or in or pursuant to one or more indentures supplemental hereto, prior to the initial issuance of Debentures of any particular series:

(a)                        the designation of the Debentures of the series (which need not include the term “Debentures”), which shall distinguish the Debentures of the series from the Debentures of all other series;

(b)                       any limit upon the aggregate principal amount of the Debentures of the series that may be certified and delivered under this Indenture (except for Debentures certified and delivered upon registration of, transfer of, amendment of, or in exchange for, or in lieu of, other Debentures of the series pursuant to Section 2.9, Section 2.10, Section 3.2, Section 3.3 and Section 3.6);

(c)                        the date or dates on which the principal of the Debentures of the series is payable;

(d)                       the rate or rates at which the Debentures of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and on which a record, if any, shall be taken for the determination of holders to whom such interest shall be payable and/or the method or methods by which such rate or rates or date or dates shall be determined;

(e)                        the place or places where the principal of and any interest on Debentures of the series shall be payable, the manner of such payment, and where any Debentures of the series may be surrendered for registration of transfer or exchange;

(f)                          the right, if any, of the Corporation to redeem Debentures of the series, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions upon which, Debentures of the series may be so redeemed, pursuant to any sinking fund or otherwise, in whole or in part;

(g)                       the obligation, if any, of the Corporation to redeem, purchase or repay Debentures of the series pursuant to any mandatory redemption, sinking fund or analogous provisions, in whole or in part, or at the option of a holder thereof and the price or prices at which, the period or periods within which, the date or dates on which, and any terms and conditions upon which, Debentures of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

(h)                       if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Debentures of the series shall be issuable;

(i)                           subject to the provisions of this Indenture, any directors, Depositories, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Debentures of the series;

(j)                           any additional events of default or covenants with respect to the Debentures of the series;

(k)                        whether and under what circumstances the Debentures of the series will be convertible into or exchangeable, in whole or in part, for securities of any Person;

(l)                           the form and terms of the Debentures of the series;

(m)                     if applicable, that the Debentures of the series shall be issuable in whole or in part as one or more Global Debentures and, in such case, the Depositary or

Depositories for such Global Debentures in whose name the Global Debentures will be registered, and any circumstances other than or in addition to those set forth in Section 2.9 or Section 3.2 or those applicable with respect to any specific series of Debentures, as the case may be, in which any such Global Debenture may be exchanged, in whole or in part, for Fully Registered Debentures, or transferred, in whole or in part, to and registered in the name of a person other than the Depositary for such Global Debentures or a nominee thereof;

(n)                       if other than Canadian currency, the currency in which the Debentures of the series are issuable;

(o)                       any other terms of the Debentures of the series (which terms shall not be inconsistent with the provisions of this Indenture); and

(p)                       any stock exchange on which the series of the Debentures may be listed at the time of issuance.

All Debentures of any one series shall be substantially identical, except as may otherwise be established herein or by or pursuant to a resolution of the directors, an Officer’s Certificate or an indenture supplemental hereto. All Debentures of any one series need not be issued at the same time and may be issued from time to time, including pursuant to a Periodic Offering, consistent with the terms of this Indenture, if so provided herein, by or pursuant to such resolution of the directors, Officer’s Certificate or in an indenture supplemental hereto.

Section 2.3                                   Form of Debentures

Except in respect of the Initial Debentures, the form of which is provided for herein, the Debentures of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established herein or by or pursuant to one or more resolutions of the directors (as set forth in a resolution of the directors or to the extent established pursuant to rather than set forth in a resolution of the directors, in an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any applicable law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform to general usage, all as may be determined by the directors executing such Debentures, as conclusively evidenced by their execution of such Debentures.

Section 2.4                                   Form and Terms of Initial Debentures

(a)                        The first series of Debentures (the “Initial Debentures”) authorized for issue immediately is limited to an aggregate principal amount of $50,000,000 and shall be designated as “8.00% Convertible Unsecured Subordinate Debentures”.

(b)                       The Initial Debentures shall be dated as of June 28, 2005 shall mature on June 30, 2010 and shall bear interest from the date of issue at the rate of 8.00% per annum, payable in equal semi-annual payments on June 30 and December 31 in each year to holders of record at the close of business on the Business Day immediately preceding such interest payment date, except the first payment will include in arrears, accrued and unpaid interest for the period from the date of this Indenture to, but excluding, December 31, 2005 and the last such payment to fall due on June 30, 2010, payable after as well as before maturity and after as well as before default, with interest on amounts in default at the same rate, compounded semi-annually.

(c)                        Additional Amounts may become payable in respect of the Debentures pursuant to the terms of a separate registration rights agreement, dated as of June 28, 2005, among the Corporation and Scotia Capital Inc., CIBC World Markets Inc., TD Securities Inc. and GMP Securities Ltd. (the “Registration Rights Agreement”).

(d)                       The Initial Debentures will be redeemable by the Corporation in accordance with the terms of Article 4, provided that the Initial Debentures will not be redeemable at any time prior to June 30, 2008, except in the event of the satisfaction of certain conditions after a Change of Control has occurred as outlined herein.  On and after June 30, 2008 and prior to June 30, 2009, the Initial Debentures may be redeemed in whole at any time or in part from time to time at the option of the Corporation on notice as provided for in Section 4.3 and, in such case, the Redemption Price for the Initial Debentures will be a price equal to their principal amount plus accrued and unpaid interest provided that the volume weighted average trading price of the Shares on the TSX for at least 20 trading days in any consecutive 30-day period ending on the fifth day prior to the date on which such notice of redemption is given is at least 125% of the Conversion Price and the Corporation shall have provided to the Trustee an Officer’s Certificate confirming such Current Market Price. Subsequent to July 1, 2009 and prior to June 30, 2010, the Initial Debentures may be redeemed by the Corporation in whole at any time or in part from time to time at the option of the Corporation on notice as provided for in Section 4.3 and, in such case, the Redemption Price for the Initial Debentures will be a price equal to their principal amount plus accrued and unpaid interest. The Redemption Notice for the Initial Debentures shall be in the form of Schedule “B”.

(e)                        The Initial Debentures will be subordinated to the Senior Indebtedness of the Corporation in accordance with the provisions of Article 5; provided, however, that nothing contained in this Indenture shall in any way or manner restrict the Corporation from incurring, directly or indirectly, any additional indebtedness.

(f)                          Upon and subject to the provisions and conditions of Article 6, the holder of each Initial Debenture shall have the right, at such holder’s option, at any time prior to 5 p.m. Toronto time on the earlier of June 30, 2010 and the last Business Day immediately preceding the date specified by the Corporation for redemption of the Initial Debentures by notice to the holders of Initial Debentures in accordance with Section 2.4(d) and Section 4.3 (the earlier of which will be the “Time of Expiry” for the purposes of Article 6 in respect of the Initial Debentures), to convert the whole or, in the case of a Debenture of a denomination in excess of

$1,000, any part which is $1,000 or an integral multiple thereof, of the principal amount of such Debenture into Shares at the Conversion Price in effect on the Date of Conversion (as defined in Section 6.3(b)).

The Conversion Price in effect on the date hereof for each Share to be issued upon the conversion of Initial Debentures shall be equal to $14.00 such that approximately 71.4286 Shares shall be issued for each $1,000 principal amount of Initial Debentures so converted. No adjustment will be made for distributions on Shares issuable upon conversion. Holders converting their Initial Debentures shall be entitled to receive, in addition to the applicable number of Shares, accrued and unpaid interest in respect thereof for the period up to but excluding the Date of Conversion from the day immediately following the latest Interest Payment Date. The Conversion Price applicable to and the Shares, securities or other property receivable on the conversion of the Initial Debentures is subject to adjustment pursuant to the provisions of Section 6.4.

(g)                       On redemption or on maturity of the Initial Debentures, the Corporation may, at its option and subject to the provisions of Section 4.6 and Section 4.10 as applicable, and subject to regulatory approval, if required, elect to satisfy its obligation to pay the principal amount of the Initial Debentures, in whole or in part, by issuing and delivering to the holders of Initial Debentures that number of Freely Tradeable Shares obtained by dividing the principal amount of the Initial Debentures by 95% of the Current Market Price. If the Corporation elects to exercise such option, it shall deliver a Redemption Notice or a maturity notice (the “Maturity Notice”), as the case may be, to the holders of the Initial Debentures in the form of Schedule “B” or Schedule “C”, as applicable.

(h)                       The Initial Debentures shall be issued as one or more Global Debentures in denominations of $1,000 and integral multiples of $1,000 and the Trustee is hereby appointed as registrar and transfer agent for the Initial Debentures. Each Initial Debenture and the certificate of the Trustee endorsed thereon shall be issued in substantially the form set out in Schedule “A”, with such insertions, omissions, substitutions or other variations as shall be required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto or with any rules or regulations of any securities exchange or securities regulatory authority or to conform with general usage, all as may be determined by the directors of the Corporation executing such Initial Debenture in accordance with Section 2.7 hereof, as conclusively evidenced by their execution of an Initial Debenture. Each Initial Debenture shall additionally bear such distinguishing letters and numbers as the Trustee shall approve. Notwithstanding the foregoing, an Initial Debenture may be in such other form or forms as may, from time to time, be approved by a resolution of the directors or as specified in an Officer’s Certificate. The Initial Debentures may be engraved, lithographed, printed, mimeographed or typewritten or partly in one form and partly in another.

The Initial Debentures shall be issued as Global Debentures and the Depositary or Depositories for such Global Debentures in whose name the Global Debentures will be registered (and the Global Debentures may be registered in the name of a nominee of the Depositary), and any circumstances other than or in addition to those set forth in Section 3.2 in which any such Global Debenture may be exchanged for Debentures in registered form that are not Global Debentures, or transferred to and registered in the name of a person other than the Depositary for such Global Debentures or a nominee thereof, shall be determined by the Corporation at the time of issue.

(i)                           Upon and subject to the provisions and conditions of Article 10, the Corporation may elect, from time to time, to satisfy its Interest Obligation, in whole or in part, to the extent specified herein and applicable Regulatory Approval, on the Initial Debentures on any Interest Payment Date by delivering Shares to the Trustee.

(j)                           The following terms and conditions apply in the case of a Change of Control:

(i)                                     Upon the occurrence of a Change of Control, prior to June 30, 2008, the Corporation shall be required to make an offer to purchase (the “Corporation Offer”) all of the then outstanding Debentures on the date which is not later than 30 days following the date upon which the Trustee delivers a Change of Control Notice (as defined below) to the holders of Initial Debentures (such date being referred to as the “Change of Control Date”) at a price equal to the principal amount thereof plus an amount equal to the interest payments not yet received on the Debentures calculated from the date of the Change of Control to June 30, 2008, discounted at the Government of Canada Yield (as defined below) (the “Pre-June 30, 2008 Price”). Upon the occurrence of a Change of Control on or after June 30, 2008, the Corporation shall be required to make the Corporation Offer for all of the then outstanding Debentures on the Change of Control Date at a price equal to the principal amount thereof plus accrued and unpaid interest to the purchase date (the “Post-June 30, 2008 Price”).  The term “Government of Canada Yield” on any date shall mean the average of the yields determined by two registered Canadian investment dealers (as selected by the Corporation) as being the yield to maturity on such date, compounded semi-annually and calculated in accordance with generally accepted financial practice, that a non-callable Government of Canada Bond would carry if issued in Canadian dollars in Canada at 100% of its principal on such date with a maturity date of June 30, 2008.

(ii)                                  The Corporation will, as soon as practicable, and in any event no later than two Business Days after the occurrence of a Change of Control, give written notice to the Trustee of the Change of Control. Such written notice of the Corporation shall state whether the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be, will be payable in cash or satisfied, in whole or in part, by the issuance of Shares as contemplated in

Section 2.4(j)(xiii). The Trustee will, as soon as practicable thereafter, and in any event no later than two Business Days after receiving notice from the Corporation of the Change of Control, provide written notice to the holders of Initial Debentures of the Change of Control (the “Change of Control Notice”). The Change of Control Notice shall be prepared by the Corporation and shall include a description of the Change of Control, details of the Corporation Offer under the terms of the Indenture, details regarding whether the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be, is to be paid in cash or, in whole or in part, in Shares, a statement that each holder will be entitled to withdraw his Initial Debentures tendered to the Offer if the Trustee receives, no later than the close of business on the third Business Day immediately preceding the Change of Control Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of the Initial Debentures delivered for purchase and a statement that such holder is withdrawing his Initial Debentures tendered to the Offer and a description of the rights of the Corporation to redeem untendered Initial Debentures in accordance with Section 2.4(j)(iv) hereof.

(iii)                               In order to tender to the Corporation Offer and exercise the right to require the Corporation to purchase its Initial Debentures, the Debentureholder must deliver to the Trustee, not less than five Business Days prior to the Change of Control Date, written notice of the holder’s exercise of such right in the form attached as Schedule “E” together with the Initial Debentures with respect to which the right is being exercised, duly endorsed for transfer.

(iv)                              If 90% or more in aggregate principal amount of Initial Debentures outstanding on the date the Corporation provides notice of a Change of Control to the Trustee have been tendered for purchase under the Corporation Offer on the Change of Control Date, the Corporation has the right upon written notice provided to the Trustee prior to the Change of Control Date, to redeem all the remaining outstanding Initial Debentures on the Change of Control Date at the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be (the “90% Redemption Right”).

(v)                                 Upon receipt of written notice that the Corporation will exercise the 90% Redemption Right and acquire the remaining Initial Debentures, the Trustee shall as soon as reasonably possible provide written notice to all Debentureholders that did not previously tender their Initial Debentures to the Corporation  that:

(A)                              The Corporation has exercised the 90% Redemption Right and will purchase all outstanding Initial Debentures on the Change of Control Date at the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be, including a calculation of such holder’s

Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be;

(B)                                Each such holder must transfer their Initial Debentures to the Trustee on the same terms as those holders that tendered their Initial Debentures to the Corporation Offer and must send their respective Initial Debentures, duly endorsed for transfer, or their duly endorsed form of transfer, as applicable, to the Trustee within 10 days after sending of such notice; and

(C)                                The rights of such holder under the terms of the Initial Debentures cease as of the Change of Control Date provided the Corporation has paid the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be, to, or to the order of, the Trustee and thereafter the Initial Debentures shall not be considered to be outstanding and the holder shall not have any right except to receive the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be, upon surrender and delivery of such holder’s Initial Debentures in accordance with the Indenture.

(vi)                              Subject to Section 2.4(j)(xiii), the Corporation shall, on or before 11:00 a.m. Toronto time on the Business Day immediately prior to the Change of Control Date, deposit with the Trustee or any paying agent to the order of the Trustee, such sums of money as may be, sufficient to pay the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be of the Initial Debentures to be purchased or redeemed by the Corporation on the Change of Control Date, provided the Corporation may elect to satisfy this requirement by providing the Trustee with a certified cheque for such amounts required under this Section 2.4(j)(vi) post-dated to the Change of Control Date or the Corporation may satisfy this requirement by an electronic funds transfer of such sums of money on the Change of Control Date.  To the extent requested by the Trustee, the Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be incurred by the Trustee in connection with such purchase and/or redemption, as the case may be. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid to the holders of such Initial Debentures, the Pre-June 30, 2008 Price or the Post-June 30, 2008 Price, as the case may be, and interest, if any, to which they are entitled on the Corporation’s purchase or redemption.

(vii)                           In the event that one or more of such Initial Debentures being purchased in accordance with this Section 2.4(j) becomes subject to purchase in part only, upon surrender of such Initial Debentures for payment of the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be, the Corporation shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order, one or more new Initial Debentures for the portion of the principal amount of the Global Debentures not purchased.

(viii)                        Initial Debentures for which holders have tendered to the Corporation Offer and Initial Debentures which the Corporation has elected to redeem in accordance with this Section 2.4(j) shall become due and payable at the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be, on the Change of Control Date, in the same manner and with the same effect as if it were the date of maturity specified in such Initial Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Change of Control Date, if the money necessary to purchase or redeem the Initial Debentures shall have been deposited as provided in this Section 2.4(j) and affidavits or other proofs satisfactory to the Trustee as to the publication and/or mailing of such notices shall have been lodged with it, interest on the Initial Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

(ix)                                In case the holder of any Initial Debenture to be purchased or redeemed in accordance with this Section 2.4(j) shall fail on or before the Change of Control Date so to surrender such holder’s Initial Debenture or duly endorsed form of transfer or shall not within such time accept payment of the moneys payable, or take delivery of certificates representing any Shares issuable in respect thereof, or give such receipt therefor, if any, as the Trustee may require, such moneys may be set aside in trust, or such certificates may be held in trust without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Initial Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment of the moneys so paid and deposited, or to take delivery of the certificates so deposited, upon surrender and delivery up of such holder’s Initial Debenture, of the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be.  In the event that any money, or certificates, required to be deposited hereunder with the Trustee or any depositary or paying agent on account of principal, premium, if any, or interest, if any, on Initial Debentures issued hereunder shall remain so deposited for a period of ten years from the Change of Control Date, then such moneys, or certificates, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depositary or paying agent to the Corporation and the Trustee shall not be responsible to Debentureholders for any amounts owing to them. Notwithstanding the foregoing, the Trustee will pay any remaining funds deposited hereunder prior to the expiry of ten years after the Change of Control Date to the

Corporation upon receipt from the Corporation, or one of its Subsidiaries, of an uncontested letter of credit from a Canadian chartered bank in an amount equal to or in excess of the amount of the remaining funds. If the remaining funds are paid to the Corporation prior to the expiry of ten years after the Change of Control Date, the Corporation shall reimburse the Trustee for any amounts required to be paid by the Trustee to a holder of a Debenture after the date of such payment of the remaining funds to the Corporation but prior to ten years after the Change of Control Date and such letter of credit shall be reduced to the extent of the required amount of such reimbursement.  If the Corporation fails to so reimburse the Trustee, the Trustee may draw on the letter of credit.

(x)                                   Subject to the provisions above related to Initial Debentures purchased in part, all Initial Debentures redeemed and paid under this Section 2.4(j) shall forthwith be delivered to the Trustee and cancelled and no Initial Debentures shall be issued in substitution therefor.

(xi)                                The Corporation will publicly announce the results of the purchases made pursuant to Section 2.4(j) as soon as practicable after the Change of Control Date.

(xii)                             The Corporation will comply with all Applicable Securities Legislation and the United States securities laws and regulations to the extent such laws and regulations are applicable in the event that the Corporation is required to repurchase Initial Debentures pursuant to Article 12.

(xiii)                          Unless an Event of Default has occurred and is continuing, the Corporation shall be entitled at its option, subject to regulatory approval, to deposit with the Trustee or any paying agent to the order of the Trustee, in lieu of all or any portion of the cash which would otherwise be required to be deposited with the Trustee hereunder, Freely Tradeable Shares for purposes of making payment of all or any portion of the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be, the number of such Freely Tradeable Shares to be obtained by dividing the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be, by 95% of the Current Market Price in effect on the Change of Control Date.  No fractional Shares shall be issued as payment of the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be, but in lieu thereof the Corporation shall satisfy fractional interests by a cash payment equal to the Current Market Price in effect on the Change of Control Date.  In all other respects, in paying the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be, the Corporation shall be subject to the requirements of Section 2.4(j) and the Trustee shall, in making payment to holders of such Initial Debentures pursuant to Section 2.4(j) of the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be, make payment using such Freely Tradeable Shares.  Solely for purposes of this Section 2.4(j)(xiii), the term “Current Market Price” as set forth in

Section 1.1 shall be modified to provide that in the event the Shares are not at the relevant time listed on any stock exchange or traded on the over-the-counter market, the Current Market Price shall be the fair market value of the Shares as determined by the Corporation, acting reasonably.  In the event the Corporation exercises its right pursuant to this Section 2.4(j)(xiii) to deliver Freely Tradeable Shares, the provisions of paragraphs (c) to (i) inclusive of Section 4.10 shall apply, mutatis mutandis.

(k)                        The Trustee shall be provided with the documents and instruments referred to in Section 2.5(b), Section 2.5(c) and Section 2.5(d) with respect to the Initial Debentures prior to the issuance of the Initial Debentures.

Section 2.5                                   Certification and Delivery of Additional Debentures

The Corporation may from time to time request the Trustee to certify and deliver Additional Debentures of any series, including any Additional Debentures issued as Global Debentures, by delivering to the Trustee the documents referred to below in this Section 2.5 whereupon the Trustee shall certify such Additional Debentures and cause the same to be delivered in accordance with the Written Direction of the Corporation referred to below or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation. The maturity date, issue date, interest rate (if any) and any other terms of the Additional Debentures of such series shall be set forth in or determined by or pursuant to such Written Direction of the Corporation and procedures. In certifying such Additional Debentures, the Trustee shall be entitled to receive and shall be fully protected in acting and relying upon, unless and until such documents have been superseded or revoked:

(a)                        an Officer’s Certificate and/or an executed supplemental indenture by or pursuant to which the form and terms of such Additional Debentures were established;

(b)                       a Written Direction of the Corporation requesting certification and delivery of such Additional Debentures and setting forth delivery instructions, provided that, with respect to Additional Debentures of a series subject to a Periodic Offering:

(i)                                     such Written Direction of the Corporation may be delivered by the Corporation to the Trustee prior to the delivery to the Trustee of such Additional Debentures of such series for certification and delivery,

(ii)                                  the Trustee shall certify and deliver Additional Debentures of such series for original issue from time to time, in an aggregate principal amount not exceeding the aggregate principal amount, if any, established for such series, pursuant to a Written Direction of the Corporation or pursuant to procedures acceptable to the Trustee as may be specified from time to time by a Written Direction of the Corporation,

(iii)                               the maturity date or dates, issue date or dates, interest rate or rates (if any) and any other terms of Additional Debentures of such series shall be determined by an executed supplemental indenture or by Written Direction of the Corporation or pursuant to such procedures, and

(iv)                              if provided for in such procedures, such Written Direction of the Corporation may authorize certification and delivery pursuant to oral or electronic instructions from the Corporation which oral or electronic instructions shall be promptly confirmed in writing (for greater certainty, the Trustee shall not be obligated to accept oral or electronic instructions unless it is satisfied, in its sole discretion, with the procedures therefor);

(c)                        an Opinion of Counsel that the issue and sale of the Additional Debentures do not and will not result in a breach (whether after notice or lapse of time or both) of:

(i)                                     any of the terms, conditions or provisions of the Corporation’s articles, or

(ii)                                  any statute, rule or regulation of the Province of Ontario or the federal laws of Canada applicable therein and which are applicable to the Corporation,

subject to the delivery of certain documents or instruments specified in such opinion; and

(d)                       an Officer’s Certificate certifying that the Corporation is not in default under this Indenture, that the terms and conditions for the certification and delivery of Additional Debentures (including those set forth in Section 15.5), have been complied with subject to the delivery of any documents or instruments specified in such Officer’s Certificate and that no Event of Default exists or will exist upon such certification and delivery.

Section 2.6                                   Issue of Global Debentures

(a)                        The Corporation may specify that the Debentures of a series are to be issued in whole or in part as one or more Global Debentures registered in the name of a Depositary, or its nominee, designated by the Corporation in the Written Direction of the Corporation delivered to the Trustee at the time of issue of such Debentures, and in such event the Corporation shall execute and the Trustee shall certify and deliver one or more Global Debentures that shall:

(i)                                     represent an aggregate amount equal to the principal amount of the outstanding Debentures of such series to be represented by one or more Global Debentures;

(ii)                                  be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as custodian for such Depositary;

(iii)                               bear a legend substantially to the following effect:

“This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depositary or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture”; and

(iv)                              bear legends substantially to the effect of Section 3.2(c) and, to the extent required, Section 2.14.

(b)                       Each Depositary designated for a Global Debenture must, at the time of its designation and at all times while it serves as such Depositary, be a clearing agency registered or designated under the securities legislation of the jurisdiction where the Depositary has its principal offices.

Section 2.7                                   Execution of Debentures

All Debentures shall be signed (either manually or by facsimile signature) by any one authorized director, the Chief Executive Officer, the Chief Financial Officer, Executive Vice President or the Secretary of the Corporation holding office at the time of signing. A facsimile signature upon a Debenture shall for all purposes of this Indenture be deemed to be the signature of the person whose signature it purports to be. Notwithstanding that any person whose signature, either manual or in facsimile, appears on a Debenture as a trustee, the Chief Executive Officer, the Chief Financial Officer or the Secretary may no longer hold such office at the date of the Debenture or at the date of the certification and delivery thereof, such Debenture shall be valid and binding upon the Corporation and entitled to the benefits of this Indenture.

Section 2.8                                   Certification

No Debenture shall be issued or, if issued, shall be obligatory or shall entitle the holder to the benefits of this Indenture, until it has been manually certified by or on behalf of the Trustee substantially in the form set out in this Indenture, in the relevant supplemental indenture, or in some other form approved by the Trustee. Such certification on any Debenture shall be conclusive evidence that such Debenture is duly issued, is a valid obligation of the Corporation and the holder is entitled to the benefits hereof.

The certificate of the Trustee signed on the Debentures, or interim Debentures hereinafter mentioned, shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures or interim Debentures or as to the issuance of the Debentures or interim Debentures and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or interim Debentures or any of them or the proceeds thereof. The certificate of the Trustee signed on the Debentures or interim Debentures shall, however, be a representation and warranty by the Trustee that the Debentures or interim

Debentures have been duly certified by or on behalf of the Trustee pursuant to the provisions of this Indenture.

Section 2.9                                   Interim Debentures or Certificates

Pending the delivery of definitive Debentures of any series to the Trustee, the Corporation may issue and the Trustee certify in lieu thereof interim Debentures in such forms and in such denominations and signed in such manner as provided herein, entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; or the Corporation may execute and the Trustee certify a temporary Debenture for the whole principal amount of Debentures of the series then authorized to be issued hereunder and deliver the same to the Trustee and thereupon the Trustee may issue its own interim certificates in such form and in such amounts, not exceeding in the aggregate the principal amount of the temporary Debenture so delivered to it, as the Corporation and the Trustee may approve entitling the holders thereof to definitive Debentures of the series when the same are ready for delivery; and, when so issued and certified, such interim or temporary Debentures or interim certificates shall, for all purposes but without duplication, rank in respect of this Indenture equally with Debentures duly issued hereunder and, pending the exchange thereof for definitive Debentures, the holders of the interim or temporary Debentures or interim certificates shall be deemed without duplication to be Debentureholders and entitled to the benefit of this Indenture to the same extent and in the same manner as though the said exchange had actually been made. Forthwith after the Corporation shall have delivered the definitive Debentures to the Trustee, the Trustee shall cancel such temporary Debentures, if any, and shall call in for exchange all interim Debentures or certificates that shall have been issued and forthwith after such exchange shall cancel the same.  No charge shall be made by the Corporation or the Trustee to the holders of such interim or temporary Debentures or interim certificates for the exchange thereof. All interest paid upon interim or temporary Debentures or interim certificates shall be noted thereon as a condition precedent to such payment unless paid by cheque to the registered holders thereof.

Section 2.10                            Mutilation, Loss, Theft or Destruction

In case any of the Debentures issued hereunder shall become mutilated or be lost, stolen or destroyed, the Corporation, in its discretion, may issue, and thereupon the Trustee shall certify and deliver, a new Debenture upon surrender and cancellation of the mutilated Debenture, or in the case of a lost, stolen or destroyed Debenture, in lieu of and in substitution for the same, and the substituted Debenture shall be in a form approved by the Trustee and shall be entitled to the benefits of this Indenture and rank equally in accordance with its terms with all other Debentures issued or to be issued hereunder. In case of loss, theft or destruction the applicant for a substituted Debenture shall furnish to the Corporation and to the Trustee such evidence of the loss, theft or destruction of the Debenture as shall be satisfactory to them in their discretion and shall also furnish an indemnity and surety bond satisfactory to them in their discretion. The applicant shall pay all reasonable expenses incidental to the issuance of any substituted Debenture.

Section 2.11                            Concerning Interest

(a)                        Subject to Section 2.4(b) with respect to the calculation of interest in respect of the initial interest payment to be paid on the Initial Debentures, all Debentures issued hereunder, whether originally or upon exchange or in substitution for previously issued Debentures which are interest bearing, shall bear interest from their issue date or from the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of that series and date of maturity, whichever shall be the later, or, in respect of Debentures subject to a Periodic Offering, from their issue date or from the last Interest Payment Date to which interest shall have been paid or made available for payment on such Debentures; provided that, in respect of the first interest payment after the original issuance thereof, each Debenture of a series shall bear interest from the later of the issue date of such Debenture and the last Interest Payment Date preceding the issuance of such Debenture.

(b)                       Unless otherwise specifically provided in the terms of the Debentures of any series, interest for any period of less than six months shall be computed on the basis of a year of 365 days. Subject to Section 2.4(b) in respect of the method for calculating the amount of interest to be paid on the Initial Debentures on the first Interest Payment Date in respect thereof, with respect to any series of Debentures, whenever interest is computed on a basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year.

Section 2.12                            Debentures to Rank Subordinate and Pari Passu

The Debentures will be direct unsecured obligations of the Corporation. All Debentures issued regardless of the series, will rank pari passu with each other Debenture (regardless of their actual date or terms of issue).  The payment of the principal of, and interest on, the Debentures shall, as provided in Article 5, be subordinated in right of payment to all Senior Indebtedness (including all payments thereunder).

Section 2.13                            Payments of Amounts Due on Maturity

Except as may otherwise be provided in any supplemental indenture in respect of any series of Debentures and except as otherwise provided in this Indenture, payments of amounts due upon maturity of the Debentures will be made in the following manner. The Trustee will establish and maintain for the residual benefit of the Corporation, a Debt Account for each series of Debentures. Each such Debt Account shall be maintained by and be subject to the control of the Trustee for the purposes of this Indenture. On or before 11:00 a.m. Toronto time on the Business Day immediately prior to each maturity date for Debentures outstanding from time to time under this Indenture, the Corporation will deposit in the applicable Debt Account an amount sufficient to pay the amount payable in respect of such Debentures, (less any tax required by law to be deducted) provided the Corporation may elect to satisfy this requirement by providing the Trustee with a certified cheque for such amounts required under this Section 2.13 post-dated to the applicable maturity date or the Corporation may satisfy this requirement by an electronic funds transfer of such sums of money on the applicable maturity date. The Trustee, on behalf of the Corporation will pay to each holder entitled to receive payment the principal amount of and premium (if any) on the Debenture, upon surrender of the

Debenture at the Designated Office. The deposit or making available of such amounts to the applicable Debt Account will satisfy and discharge the liability of the Corporation for the Debentures to which the deposit or making available of funds relates to the extent of the amount deposited or made available (plus the amount of any tax deducted as aforesaid) and such Debentures will thereafter to that extent not be considered as outstanding under this Indenture and such holder will have no other right in regard thereto other than to receive out of the money so deposited or made available the amount to which it is entitled.  Any paying agent with respect to the Debentures shall hold in trust for the benefit of the Debentureholders or the Trustee all sums held by such paying agent for the payment of principal of the Debentures, and shall give to the Trustee notice of any default by any obligor upon the Debentures in the making of any such payment.

Section 2.14                            U.S. 1933 Act Legend on the Debentures

(a)                        The Debentures and the Shares issuable pursuant to the terms thereof have not been and, except as provided in the Registration Rights Agreement, will not be registered under the 1933 Act. All Debentures and the Shares issuable pursuant to the terms thereof issued and sold in the United States in reliance on Rule 144A under the 1933 Act, as well as all Debentures and the Shares issuable pursuant to the terms thereof issued in exchange for or in substitution of the foregoing securities, until otherwise permitted pursuant to the requirements of Section 3.1 or Section 3.2 below shall bear the following legend (the “U.S. 1933 Act Legend”):

“This Security (or its predecessor) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state of the United States, and accordingly, neither this Security nor any interest or participation herein may be offered, sold, assigned, pledged, encumbered or otherwise transferred or disposed of in the absence of such registration within the United States or to, or for the account or benefit of, U.S. Persons except as set forth in the next sentence.  By its acquisition hereof or of a beneficial interest herein, the holder (1) acknowledges that this Security is a “restricted security” that has not been registered under the Securities Act and agrees for the benefit of MDC Partners Inc. (“MDC”) that this Security may be offered, sold, pledged or otherwise transferred only in compliance with the Securities Act and other applicable laws of the state of the United States governing the offer and sale of the Security; (2) represents that it is (a) not a U.S. Person and is acquiring this Security in an offshore transaction in compliance with Regulation S under the Securities Act or (b) a qualified institutional buyer (“QIB”) (as defined in Rule 144A under the Securities Act); (3) agrees that it will not within two years after the original issuance of this Security resell or otherwise transfer this Security except (a) to MDC or any subsidiary thereof, (b) to persons other than U.S. Persons outside the United States (including on the Toronto Stock Exchange) in compliance with Rules 903, 904 and 905 of Regulation S, (c) to a QIB in compliance with Rule 144A under the Securities Act (if available), (d) pursuant to the exemption from registration provided by Rule 144 adopted under the Securities Act (if available) or another available exemption under the Securities Act (and based upon an opinion of U.S. counsel acceptable to MDC), or (e) pursuant to an effective registration statement under the Securities Act, in each case subject to MDC’s and the Trustee’s right prior to any such offer, sale or transfer to require the certification and/or other information satisfactory to each of them to the extent specified in the instrument governing this Security; and (4) agrees that it will, prior to any transfer of this Security within two years after the original issuance of this Security, deliver to the Debenture Trustee and MDC such certifications, legal opinions or other information as may be required pursuant to the indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  As used herein, the terms “offshore transaction,” “United States” and “U.S. Person” have the meanings given to them by Regulation S under the Securities Act.  In any case the holder hereof agrees and acknowledges that it shall not, directly or indirectly, engage in any hedging transaction with regard to this Security except as permitted by the Securities Act.”

If Debentures are issued upon the registration of transfer, exchange or replacement of Debentures subject to restrictions on transfer and bearing the legends set forth on the form of Debenture attached hereto as Schedule “A” setting forth the U.S. 1933 Act Legend, or if a request is made to remove the U.S. 1933 Act Legend on a Debenture, the Debentures so issued shall bear the U.S. 1933 Act Legend, or the U.S. 1933 Act Legend shall not be removed, as the case may be, unless there is delivered to the Corporation and the registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Corporation, that neither the U.S. 1933 Act Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Debentures are not “restricted” within the meaning of Rule 144.  Upon (i) provision of such satisfactory evidence or (ii) notification by the Corporation to the Trustee and Registrar of the sale of such Debenture pursuant to a registration statement that is effective at the time of such sale, the Trustee, upon receipt of a written direction of the Corporation, shall authenticate and deliver a Debenture that does not bear the U.S. 1933 Act Legend, which Debenture, if a Global Debenture, to be in the form of an unrestricted Global Debenture.  If the U.S. 1933 Act Legend is removed from the face of a Debenture and the Debenture is subsequently held by an Affiliate of the Corporation, the Corporation shall use its reasonable best efforts to reinstate the U.S. 1933 Act Legend.

The Trustee and the registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Notwithstanding any provision to the contrary herein, so long as a Global Debenture remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Debenture, in whole or in part, shall be made only in accordance with Section 3.2.  Transfers of a Global Debenture shall be limited to transfers of such Global Security in whole, or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

Section 2.15                            Payment of Interest

The following provisions shall apply to Debentures, except as otherwise provided in Section 2.4(b) or in Article 10 of this Indenture or specified in a resolution of the directors, Officer’s Certificate or supplemental indenture relating to a particular series of Additional Debentures:

(a)                        As interest becomes due on each Debenture (except at maturity or on redemption, when interest may at the option of the Corporation be paid upon surrender of such Debenture) the Corporation, either directly or through the Trustee or any agent of the Trustee, shall send or forward by prepaid ordinary mail, electronic transfer of funds or such other means as may be agreed to by the Trustee and the Debentureholder, payment of such interest (less any tax required to be withheld therefrom) to the order of the registered holder of such Debenture appearing on the registers maintained by the Trustee at the close of business on the Business Day prior to the applicable Interest Payment Date and addressed to the holder at the holder’s last address appearing on the register, unless such holder otherwise directs. If payment is made by cheque, such cheque shall be forwarded as soon as practicable following the date on which interest becomes due and if payment is made by other means (such as electronic transfer of funds), such payment shall be made in a manner whereby the holder receives credit for such payment on the date such interest on such Debenture becomes due. The mailing of such cheque or the making of such payment by other means shall, to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid, satisfy and discharge all liability for interest on such Debenture, unless in the case of payment by cheque, such cheque be not paid at par on presentation. In the event of non receipt of any cheque for or other payment of interest by the person to whom it is so sent as aforesaid, the Corporation will issue to such person a replacement cheque or other payment for a like amount upon being furnished with such evidence of non receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above.

(b)                       None of the Corporation, the Trustee or any agent of the Trustee for any Debenture issued as a Global Debenture will be liable or responsible to any person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.  Any paying agent with respect to the Debentures shall hold in trust for the benefit of the Debentureholders or the Trustee all sums held by such paying agent for the payment of interest on the Debentures, and shall give to the Trustee notice of any default by any obligor upon the Debentures in the making of any such payment.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

Section 3.1                                   Fully Registered Debentures

(a)                        Notwithstanding any other provisions of this Indenture or the Debentures, (A) transfers of a Global Debenture, in whole or in part, shall be made only in accordance with Section 2.6, Section 2.14 and Section 3.2(b) below, (B) transfer of a beneficial interest in a Global Debenture for a Fully Registered Debenture shall comply with Section 2.6, Section 2.14 and Section 3.2(b) below, (C) transfers of a Fully Registered Debenture in such form shall comply with Section 2.14 and this Section 3.1, and (D) transfer of a Fully Registered Debenture for a beneficial interest in a Global Debenture shall comply with Section 2.6, Section 2.14 and Section 3.2(b) below.

(b)                       With respect to each series of Debentures issuable as Fully Registered Debentures, the Corporation shall cause to be kept by and at the Designated Office, a register in which shall be entered the names and addresses of the holders of Fully Registered Debentures and particulars of the Debentures held by them respectively and of all transfers of Fully Registered Debentures.  Such registration shall be noted on the Debentures by the Trustee or other registrar unless a new Debenture shall be issued upon such transfer.

(c)                        No transfer of a Fully Registered Debenture shall be valid unless made on such register referred to in Section 3.1(a) by the registered holder or such holder’s executors, administrators or other legal representatives or an attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar upon surrender of the Debentures together with a duly executed form of transfer acceptable to the Trustee and upon compliance with such other reasonable requirements as the Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Trustee or other registrar.

(d)                       So long as such Debentures are Restricted Debentures, such Debentures are being transferred or exchanged pursuant to an effective registration statement under the 1933 Act or, if being transferred pursuant to clause (i), (ii) or (iii) below, are accompanied by the additional information and documents specified in each clause, as applicable:

(i)                                     if such Fully Registered Debentures are being delivered to the registrar by a Debentureholder for registration in the name of such Debentureholder, without transfer, a certification from such Debentureholder to that effect; or

(ii)                                  if such Fully Registered Debentures are being transferred to the Corporation or a subsidiary of the Corporation, a certification to that effect; or

(iii)                               if such Fully Registered Debentures are being transferred pursuant to an exemption from registration (i) a certification from the transferee to that effect (in a form available from the Trustee substantially in the form of Schedule “F” hereto) and (ii) if the Corporation so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the U.S. 1933 Act Legend.

Section 3.2                                   Global Debentures

(a)                        With respect to each series of Debentures issuable in whole or in part as one or more Global Debentures, the Corporation shall cause to be kept by and at the Designated Office, a register in which shall be entered the name and address of the holder of each such Global Debenture (being the Depositary, or its nominee, for such Global Debenture) as holder thereof and particulars of the Global Debenture held by it, and of all transfers thereof. If any Debentures of such series are at any time not Global Debentures, the provisions of Section 3.1 shall govern with respect to registrations and transfers of such Debentures.

(b)                       Notwithstanding any other provision of this Indenture, a Global Debenture may not be transferred by the registered holder thereof except in the following circumstances or as otherwise specified in the resolution of the directors, Officer’s Certificate or supplemental indenture relating to a particular series of Additional Debentures:

(i)                                     the Global Debenture may be transferred by a Depositary to a nominee of such Depositary or by a nominee of a Depositary to such Depositary or to another nominee of such Depositary or by a Depositary or its nominee to a successor Depositary or its nominee;

(ii)                                  the Global Debenture may be transferred at any time after the Depositary for such Global Debenture (A) has notified the Corporation that it is unwilling or unable to continue as Depositary for such Global Debenture, or (B) ceases to be eligible to be a Depositary under Section 2.6(b), provided that at the time of such transfer the Corporation has not appointed a successor Depositary for such Global Debenture;

(iii)                               the Global Debenture may be transferred at any time after the Corporation has determined that the Depository is no longer willing or able or qualified to discharge properly its responsibility as depository and the Corporation is unable, using reasonable efforts, to locate a qualified successor, and has determined to terminate the book-entry only registration system in respect of such Global Debenture and has communicated such determination to the Trustee in writing; and

(iv)                              the Global Debenture may be transferred at any time after the Trustee has determined that an Event of Default has occurred and is continuing with respect to the Debentures of the series issued as a Global Debenture, provided that at the time of such transfer the Trustee has not waived the Event of Default pursuant to Section 8.3.

(c)                        Each Global Debenture shall bear the following legend:

“UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED (“CDS”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS, HAS AN INTEREST HEREIN”

(d)                       A beneficial interest in a Global Debenture may not be exchanged for a Fully Registered Debenture except upon satisfaction of the requirements set forth below and elsewhere in this Section 3.2.  Upon receipt by the Trustee of a request for transfer of a beneficial interest in a Global Debenture in accordance with Applicable Procedures for a Fully Registered Debenture, in the form reasonably satisfactory to the Trustee, together with:

(i)                                     so long as the Debentures are Restricted Debentures, a certification (in a form available from the Trustee substantially in the form of Schedule “F” hereto), that such Fully Registered Debenture is being transferred in accordance with Rule 144A, Regulation S or Rule 144;

(ii)                                  written instructions to the Trustee to make, or direct the registrar to make, an adjustment on its books and records with respect to such Global Debenture to reflect a decrease in the aggregate Principal Amount of the Debentures represented by the Global Debenture, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

(iii)                               if the Corporation so requests, an Opinion of Counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the U.S. 1933 Act Legend, then the Trustee shall cause, or direct the registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the registrar, the aggregate principal amount of Debentures represented by the Global Debenture to be decreased by the aggregate principal amount of the Fully Registered Debenture to be issued, shall authenticate and deliver such Fully

Registered Debenture and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Debenture equal to the principal amount of the Fully Registered Debenture so issued.

(e)                        A Fully Registered Debenture may not be exchanged for a beneficial interest in a Global Debenture except upon satisfaction of the requirements set forth below.  Upon receipt by the Trustee of a Fully Registered Debenture, duly endorsed or accompanied by appropriate instruments of transfer, in form reasonably satisfactory to the Trustee, together with:

(i)                                     so long as the Debentures are Restricted Debentures, a certification, in a form available from the Trustee substantially in the form of Schedule “F” hereto, that such Fully Registered Debenture is being transferred in accordance with Rule 144A, Regulation S or Rule 144; and

(ii)                                  written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Debenture to reflect an increase in the aggregate principal amount of the Debentures represented by the Global Debenture, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Fully Registered Debenture and cause, or direct the registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the registrar, the aggregate principal amount of Debentures represented by the Global Debenture to be increased by the aggregate principal amount of the Fully Registered Debenture to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Debenture equal to the principal amount of the Fully Registered Debenture so cancelled.  If no Global Debentures are then outstanding, the Corporation shall issue and the Trustee, upon receipt of an order from the Corporation, shall certify a new Global Debenture in the appropriate principal amount.

(f)                          Subject to Section 3.2(g), every Restricted Debenture shall be subject to the restrictions on transfer provided in the U.S. 1933 Act Legend including the requirement of the delivery of an Opinion of Counsel, if so provided.  Whenever any Restricted Debenture that is a Fully Registered Debenture or a Global Debenture is presented or surrendered for registration of transfer or for exchange for a Debenture registered in a name other than that of the Debentureholder, such Debenture must be accompanied by a certificate in a form available from the Trustee substantially in the form of Schedule “F” hereto, dated the date of such surrender and signed by the transferee of such Debenture, as to compliance with such restrictions on transfer.  The registrar shall not be required to accept for such registration of transfer or exchange any Fully Registered Debenture or Global Debenture not so accompanied by a properly completed certificate.

(g)                       The restrictions imposed by the U.S. 1933 Act Legend upon the transferability of any Restricted Debenture shall cease and terminate when such Debenture has been transferred pursuant to an effective registration statement under the 1933 Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under paragraph (k) of Rule 144.  Any Debenture as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Debenture for exchange to the registrar in accordance with the provisions of this Section 3.2 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an Opinion of Counsel having substantial experience in practice under the 1933 Act and otherwise reasonably acceptable to the Corporation, addressed to the Corporation, the Trustee and the registrar and in form acceptable to the Corporation, to the effect that the transfer of such Debenture has been made in compliance with Rule 144), be exchanged for a new Debenture, of like tenor and aggregate principal amount, which shall not bear the restrictive U.S. 1933 Act Legend, which Debenture, if a Global Debenture, to be in the form of an unrestricted Global Debenture.  The Corporation shall inform the Trustee of the effective date of any registration statement registering the Debentures under the 1933 Act.  The Trustee and the registrar shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned Opinion of Counsel or registration statement.

(h)                       As used in the preceding two paragraphs of this Section 3.2, the term “transfer” encompasses any sale, pledge, transfer, hypothecation or other disposition of any Debenture.

Section 3.3                                   Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other registrar and upon compliance with all other conditions in that behalf required by this Indenture or by law, to be entered on the register as the owner of such Debenture free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous holder of such Debenture, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

Section 3.4                                   No Notice of Trusts

Neither the Corporation nor the Trustee nor any registrar shall be bound to take notice of or see to the execution of any trust (other than that created by this Indenture) whether express, implied or constructive, in respect of any Debenture, and may transfer the same on the direction of the person registered as the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

Section 3.5                                   Registers Open for Inspection

(a)                        The registers referred to in Section 3.1 and Section 3.2 shall at all reasonable times be open for inspection by the Corporation, the Trustee or any Debentureholder. Every registrar, including the Trustee, shall from time to time when requested so to do by the Corporation or by the Trustee, in writing, furnish the Corporation or the Trustee, as the case may be, with a list of names and addresses of holders of registered Debentures entered on the register kept by them and showing the principal amount and serial numbers of the Debentures held by each such holder provided the trustee shall be entitled to charge a reasonable fee to provide such a list.

(b)                       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Debentureholders.  If the Trustee is not the registrar, the Corporation shall cause to be furnished to the Trustee a listing of Debentureholders, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Debentureholders.

Section 3.6                                   Exchanges of Debentures

(a)                        Subject to Section 3.7, Debentures in any authorized form or denomination, other than Global Debentures, may be exchanged for Debentures in any other authorized form or denomination, of the same series and date of maturity, bearing the same interest rate and of the same aggregate principal amount as the Debentures so exchanged.

(b)                       In respect of exchanges of Debentures permitted by Section 3.6(a), Debentures of any series may be exchanged only at the Designated Office. Any Debentures tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

(c)                        Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect.

Section 3.7                                   Closing of Registers

Neither the Corporation nor the Trustee nor any registrar shall be required to:

(a)                        make transfers, exchanges or accept conversions of Fully Registered Debentures on any Interest Payment Date for such Debentures or during the period from the close of business on the 10th Business Day preceding the Interest Payment Date to and including such date;

(b)                       make transfers, exchanges or accept conversions of any Debentures on the day of any selection by the Trustee of Debentures to be redeemed or during the period from the close of business on the 10th Business Day preceding the Interest Payment Date to and including such date; or

(c)                        make exchanges of any Debentures which will have been selected or called for redemption unless upon due presentation thereof for redemption such Debentures shall not be redeemed.

Section 3.8                                   Charges for Registration, Transfer and Exchange

For each Debenture exchanged, registered, transferred or discharged from registration, the Trustee or other registrar, except as otherwise herein provided, may make a reasonable charge for its services and in addition may charge a reasonable sum for each new Debenture issued (such amounts to be agreed upon by the Trustee and the Corporation from time to time), and payment of such charges and reimbursement of the Trustee or other registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration, transfer or discharge from registration as a condition precedent thereto. Notwithstanding the foregoing provisions, no charge shall be made to a Debentureholder hereunder:

(a)                        for any exchange, registration, transfer or discharge from registration of any Debenture applied for within a period of two months from the date of the first delivery of Debentures of that series or, with respect to Debentures subject to a Periodic Offering, within a period of two months from the date of delivery of any such Debenture;

(b)                       for any exchange of any interim or temporary Debenture or interim certificate that has been issued under Section 2.9 for a definitive Debenture;

(c)                        for any exchange of a Global Debenture as contemplated in Section 3.2;

(d)                       for any exchange of any Debenture resulting from a partial redemption under Section 4.2; or

(e)                        for any conversion or exchange of Debentures under Section 6.3.

Section 3.9                                   Ownership of Debentures

(a)                        Unless otherwise required by law, the person in whose name any registered Debenture is registered shall for all the purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of and premium, if any, on such Debenture and, in the case of a Fully Registered Debenture, interest thereon shall be made to such registered holder.

(b)                       The registered holder for the time being of any registered Debenture shall be entitled to the principal, premium, if any, and/or interest evidenced by such instruments, respectively, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof and all persons may act accordingly and the receipt of any such registered holder for any such principal, premium or interest shall be a good discharge to the Corporation and/or the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such registered holder.

(c)                        Where Debentures are registered in more than one name, the principal, premium, if any, and interest (in the case of Fully Registered Debentures) from time to time payable in respect thereof may be paid to the order of all such holders, failing written instructions from them to the contrary, and the receipt of any one of such holders therefor shall be a valid discharge, to the Trustee, any registrar and to the Corporation.

(d)                       In the case of the death of one or more joint holders of any Debenture the principal, premium, if any, and interest from time to time payable thereon may be paid to the order of the survivor or survivors of such registered holders and the receipt of any such survivor or survivors therefor shall be a valid discharge to the Trustee and any registrar and to the Corporation.

ARTICLE 4
REDEMPTION AND PURCHASE OF DEBENTURES

Section 4.1                                   Applicability of Article

The Corporation shall have the right at its option to redeem, either in whole at any time or in part from time to time before maturity, by payment of money, any Debentures issued hereunder of any series which by their terms are made so redeemable (subject, however, to any applicable restriction on the redemption of Debentures of such series) at such rate or rates of premium, if any, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and as shall have been expressed in this Indenture, in the Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof, or in the case of Additional Debentures issued pursuant to a Periodic Offering, in the Written Direction of the Corporation requesting the certification and delivery thereof.

Section 4.2                                   Partial Redemption

If less than all the Debentures of any series for the time being outstanding are at any time to be redeemed, the Corporation shall, at least 15 days before the date upon which the Redemption Notice is to be given, notify the Trustee by a Written Direction of the Corporation of its intention to redeem such Debentures and of the aggregate principal amount of Debentures to be redeemed.  The Debentures to be so redeemed shall be selected by the Trustee on a pro rata basis to the nearest multiple of $1,000 in accordance with the principal amount of the Debentures registered in the name of each holder.  Unless otherwise specifically provided in the terms of any series of Debentures, no Debenture shall be redeemed in part unless the principal amount redeemed is $1,000 or a multiple thereof. For this purpose, the Trustee may make, and from time to time vary, regulations with respect to the manner in which such Debentures may be drawn for redemption and regulations so made shall be valid and binding upon all holders of such Debentures notwithstanding the fact that as a result thereof one or more of such Debentures may become subject to redemption in part only.  If a portion of a holder’s Debentures is selected for partial redemption and the holder converts a portion of the Debentures prior to such redemption, the converted portion will be deemed to be the portion selected for redemption.  In the event that one or more of such Debentures becomes subject to redemption in part only, upon surrender of any such Debentures for payment of the Redemption Price, together with interest accrued to but excluding the Redemption Date, with respect to a Global Debenture, the Depositary shall make notations on the Global Debenture of the principal amount thereof so redeemed, or if the Debentures are not in the form of a Global Debenture, the Corporation shall execute and the Trustee shall certify and deliver without charge to the holder thereof or upon the holder’s order one or more new Debentures for the unredeemed part of the principal amount of the Debenture or Debentures so surrendered.  Unless the context otherwise requires, the terms “Debenture” or “Debentures” as used in this Article 4 shall be deemed to mean or include any part of the principal amount of any Debenture which in accordance with the foregoing provisions has become subject to redemption.

Section 4.3                                   Notice of Redemption

Notice of redemption (the “Redemption Notice”) of any series of Debentures shall be given to the Trustee at least 30 days and not more than 60 days prior to the date fixed for redemption (the “Redemption Date”) in the manner provided in Section 14.2. Within five days of its receipt of the Redemption Notice, the Trustee shall give such Redemption Notice to the holders of Debentures to be redeemed.  Every such notice from the Corporation shall specify the aggregate principal amount of Debentures called for redemption, the Redemption Date, the Redemption Price, the right of the holders to convert such Debentures as provided for in Article 6, the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, the Redemption Notice shall specify:

(a)                        if applicable, the distinguishing letters and numbers of the registered Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholder);

(b)                       in the case of a published notice, if applicable, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

(c)                        in the case of a Global Debenture, that the redemption will take place in such manner as may be agreed upon by the Depositary, the Trustee and the Corporation; and

(d)                       in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

Section 4.4                                   Debentures Due on Redemption Dates

Provided that a Redemption Notice has been provided to Debentureholders in accordance with Section 4.3, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price, together with accrued interest to but excluding the Redemption Date, on the Redemption Date specified in such notice, in the same manner and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the moneys necessary to redeem, or the Shares to be issued to redeem, such Debentures shall have been deposited as provided in Section 4.5 (unless payment of the

Redemption Price shall not be made on presentation for surrender of such Debenture), interest upon the Debentures shall cease. If any question shall arise as to whether any notice has been given as above provided and such deposit made, such question shall be decided by the Trustee whose decision shall be final and binding upon all parties in interest.

Section 4.5                                   Deposit of Redemption Moneys

Redemption of Debentures shall be provided for by the Corporation depositing with the Trustee or any paying agent to the order of the Trustee, on or before 11:00 a.m. Toronto time on the Business Day immediately prior to the Redemption Date specified in such notice, such sums of money, as may be sufficient to pay the Redemption Price of the Debentures so called for redemption, plus accrued interest thereon up to but excluding the Redemption Date, provided the Corporation may elect to satisfy this requirement by providing the Trustee with a certified cheque for such amounts required under this Section 4.5 post dated to the Redemption Date or by an electronic funds transfer of such funds on the Redemption Date. At the request of the Trustee, the Corporation shall also deposit with the Trustee a sum of money sufficient to pay any charges or expenses which may be reasonably incurred by the Trustee in connection with such redemption. Every such deposit shall be irrevocable. From the sums so deposited, the Trustee shall pay or cause to be paid to the holders of such Debentures so called for redemption, upon surrender of such Debentures, the principal and premium (if any) to which they are respectively entitled on redemption.  The Corporation may pay the interest hereunder in accordance with Article 10.

Section 4.6                                   Right to Repay Redemption Price in Shares

(a)                        Subject to the other provisions of this Section 4.6, the Corporation may, at its option, unless an Event of Default has occurred and is continuing, elect to satisfy its obligation to pay the Redemption Price in whole or in part by issuing and delivering to holders on the Redemption Date that number of Freely Tradeable Shares obtained by dividing the aggregate principal amount of Debentures being redeemed by 95% of the then Current Market Price of the Shares on the Redemption Date (the “Share Redemption Right”).

(b)                       The Corporation shall exercise the Share Redemption Right by so specifying in the Redemption Notice and shall specify the aggregate principal amount of Debentures in respect of which it is exercising the Share Redemption Right in such Notice.  The Redemption Notice shall be delivered to the Trustee and the holders of Debentures not more than 60 days and not less than 30 days prior to the Redemption Date.

(c)                        The Corporation’s right to exercise the Share Redemption Right shall be conditional upon the following conditions being met on the Business Day preceding the Redemption Date:

(i)                                     the qualification of the Shares to be issued on exercise of the Share Redemption Right as Freely Tradeable;

(ii)                                  the listing of such additional Shares on each stock exchange on which the Shares are then listed;

(iii)                               the Corporation being a reporting issuer (or its equivalent) in good standing (or equivalent) under Applicable Securities Legislation where the distribution of such Shares occurs (provided that where Debentures are represented by one or more Global Debenture certificates such distribution will be deemed to occur in jurisdictions where beneficial holders are resident notwithstanding the residency of the registered holder;

(iv)                              no Event of Default shall have occurred and be continuing;

(v)                                 the receipt by the Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Shares on the Redemption Date; and

(vi)                              the receipt by the Trustee of an Opinion of Counsel to the effect that such Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Redemption Price, will be validly issued as fully paid and non assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing or no default issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where certificates are not issued.

If the foregoing conditions are not satisfied at or prior to 11:00 a.m. (Toronto time) of business on the Business Day preceding the Redemption Date, the Corporation shall pay in cash the Redemption Price that would otherwise have been satisfied in Shares in accordance with Section 4.5 unless the Debentureholder waives the conditions which are not satisfied.

(d)                       In the event that the Corporation duly exercises its Share Redemption Right, upon presentation and surrender of the Debentures for payment on the Redemption Date, at any place where a register is maintained pursuant to Article 3 or any other place specified in the Redemption Notice, the Corporation shall on or before 11:00 a.m. (Toronto time) on the Business Day immediately prior to the Redemption Date make the delivery to the Trustee for delivery to and on account of the holders, of certificates representing the number of whole Shares and a cheque representing accrued and unpaid interest to which such holders are entitled.  Such Shares shall be in fully registered, definitive form.

(e)                        No fractional Shares shall be delivered upon the exercise of the Share Redemption Right but, in lieu thereof, the Corporation shall pay to the Trustee for the account of the holders, at the time contemplated in Section 4.6(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Shares on the Redemption Date (less any tax required to be deducted, if any).

(f)                          A holder shall be treated as the shareholder of record of the Shares issued on due exercise by the Corporation of its Share Redemption Right effective immediately after the close of business on the Redemption Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including share distributions and dividends or distributions in kind) thereon and arising thereafter, and in the event that the Trustee or any paying agent receives the same, it shall hold the same in trust for the benefit of such holder.

(g)                       The Corporation shall issue to Debentureholders to whom Shares will be issued pursuant to exercise of the Share Redemption Right, such number of Shares as shall be issuable in such event. All such Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(h)                       The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Shares upon exercise of the Share Redemption Right and shall cause to be listed and posted for trading such Shares on each stock exchange on which the Shares are then listed.

(i)                           The Corporation shall from time to time promptly pay, or make provision satisfactory to the Trustee for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, withholding tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Shares to holders upon exercise of the Share Redemption Right pursuant to the terms of the Debentures and of this Indenture.

(j)                           If the Corporation elects to satisfy its obligation to pay the Redemption Price by issuing Shares in accordance with this Section 4.6 and if the Redemption Price (or any portion thereof) to which a holder is entitled is subject to withholding taxes, the Trustee, on the Written Direction of the Corporation but for the account of the holder, shall sell, through the investment banks, brokers or dealers selected by the Corporation, out of the Shares issued by the Corporation for this purpose, such number of Shares that is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws. In the event the Trustee sells such Shares pursuant to this Section 4.6(j), the procedures set forth in Article 10 of this Indenture shall apply mutatis mutandis to such sale.

(k)                        Absent registration of any such Shares pursuant to the 1933 Act, each certificate representing Shares issued in payment of the Redemption Price of Debentures bearing the U.S. 1933 Act Legend, as well as all certificates issued in exchange for or in substitution of the foregoing Shares, shall bear the U.S. 1933 Act Legend set forth below:

“This Security (or its predecessor) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state of the United States, and accordingly, neither this Security nor any interest or participation herein may be offered, sold, assigned, pledged, encumbered or otherwise transferred or disposed of in the absence of such registration within the United States or to, or for the account or benefit of, U.S. Persons except as set forth in the next sentence.  By its acquisition hereof or of a beneficial interest herein, the holder (1) acknowledges that this Security is a “restricted security” that has not been registered under the Securities Act and agrees for the benefit of MDC Partners Inc. (“MDC”) that this Security may be offered, sold, pledged or otherwise transferred only in compliance with the Securities Act and other applicable laws of the state of the United States governing the offer and sale of the Security; (2) represents that it is (a) not a U.S. Person and is acquiring this Security in an offshore transaction in compliance with Regulation S under the Securities Act or (b) a qualified institutional buyer (“QIB”) (as defined in Rule 144A under the Securities Act); (3) agrees that it will not within two years after the original issuance of the Debenture from which this Security was converted, resell or otherwise transfer this Security except (a) to MDC or any subsidiary thereof, (b) to persons other than U.S. Persons outside the United States (including on the Toronto Stock Exchange)  in compliance with Rules 903, 904 and 905 of Regulation S, (c) to a QIB in compliance with Rule 144A under the Securities Act (if available), (d) pursuant to the exemption from registration provided by Rule 144 adopted under the Securities Act (if available) or another available exemption under the Securities Act (and based upon an opinion of U.S. counsel acceptable to MDC), or (e) pursuant to an effective registration statement under the Securities Act, in each case subject to MDC’s and the transfer agent’s right prior to any such offer, sale or transfer to require the certification and/or other information satisfactory to each of them to the extent specified in the instrument governing this Security; and (4) agrees that it will, prior to any transfer of this Security within two years after the original issuance of the Debenture from which this Security was converted, deliver to the transfer agent and MDC such certifications, legal opinions or other information as may be required pursuant to the indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  As used herein, the terms “offshore transaction,” “United States” and “U.S. Person” have the meanings given to them by Regulation S under the Securities Act.  In any case the holder hereof agrees and acknowledges that it shall not, directly or indirectly, engage in any hedging transaction with regard to this Security except as permitted by the Securities Act.”

If Shares issued in payment of the Redemption Price of Debentures subject to restrictions on transfer and bearing the legends set forth above, or if a request is made to remove the U.S. 1933 Act Legend on such Shares, the Shares so issued shall bear the U.S. 1933 Act Legend, or the U.S. 1933 Act Legend shall not be removed, as the case may be, unless there is delivered to the Corporation and the registrar for the Shares such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Corporation, that neither the U.S. 1933 Act Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Shares are not “restricted” within the meaning of Rule 144.  Upon (i) provision of such satisfactory evidence or (ii) notification by the Corporation to the registrar for the Shares of the sale of such Shares pursuant to a registration statement that is effective at the time of such sale, the registrar, upon receipt of an order from the Corporation, shall authenticate and deliver Shares that do not bear the U.S. 1933 Act Legend.  If the U.S. 1933 Act Legend is removed from the face of a Share certificate and the Share certificate is subsequently held by an “affiliate” (as such term is defined in the 1933 Act) of the Corporation, the Corporation shall use its reasonable best efforts to reinstate the U.S. 1933 Act Legend.  Provided that the Trustee obtains confirmation from the Corporation that such counsel is satisfactory to it, it shall be entitled to rely on such Opinion of Counsel without further inquiry.

(l)                           The Corporation shall at all times reserve and keep available out of its authorized Shares (if the number thereof becomes limited) solely for the purpose of issue and delivery upon the exercise of the Share Redemption Right as provided herein, and shall issue to Debentureholders to whom the Shares will be issued pursuant to exercise of the Share Redemption Right, such number of Shares as shall be issuable in such event.

Section 4.7                                   Failure to Surrender Debentures Called for Redemption

In case the holder of any Debenture so called for redemption shall fail on or before the Redemption Date to so surrender such holder’s Debenture, or shall not within such time accept payment of the Redemption Price payable, or give such receipt therefor, if any, as the Trustee may require, such redemption moneys may be set aside in trust, without interest, either in the deposit department of the Trustee or in a chartered bank, and such setting aside shall for all purposes be deemed a payment to the Debentureholder of the sum so set aside and, to that extent, the Debenture shall thereafter not be considered as outstanding hereunder and the Debentureholder shall have no other right except to receive payment out of the moneys so paid and deposited, upon surrender and delivery of such holder’s Debenture of the Redemption Price of such Debenture. In the event that any money, or certificates, required to be deposited hereunder with the Trustee or any depositary or paying agent on account of principal, premium, if any, or interest, if any, on Debentures issued hereunder shall remain so deposited for a period of ten years from the Redemption Date, then such moneys, together with any accumulated interest thereon, shall at the end of such period be paid over or delivered over by the Trustee or such depositary or paying agent to the Corporation on its written demand, and thereupon the Trustee shall not be responsible to Debentureholders for any amounts owing to them and, subject to applicable law, thereafter the holder of a Debenture in respect of which such money was so repaid to the Corporation shall have no rights in respect thereof except to obtain payment of the money due from the Corporation, subject to any limitation period provided by the laws of the province of Ontario.

Section 4.8                                   Cancellation of Debentures Redeemed

Subject to the provisions of Section 4.2 and Section 4.9 as to Debentures redeemed or purchased in part, all Debentures redeemed and whose obligations have been satisfied under this Article 4 shall forthwith be delivered to the Trustee and cancelled and no Debentures shall be issued in substitution therefor.

Section 4.9                                   Purchase of Debentures by the Corporation

Unless otherwise specifically provided with respect to a particular series of Debentures, the Corporation may, provided no Event of Default has occurred and is continuing, at any time and from time to time, purchase Debentures in the market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract, at any price, subject to compliance with Applicable

Securities Legislation and applicable United States securities laws regarding issuer bid requirements.  If an Event of Default has occurred and is continuing, the Corporation may purchase all or any of the Debentures as aforesaid, except by private contract. All Debentures so purchased may, at the option of the Corporation, be delivered to the Trustee and shall be cancelled and no Debentures shall be issued in substitution therefor.

If, upon an invitation for tenders, more Debentures are tendered at the same lowest price than the Corporation is prepared to accept, the Debentures to be purchased by the Corporation shall be selected by the Trustee on a pro rata basis from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price. For this purpose the Trustee may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that as a result thereof one or more of such Debentures become subject to purchase in part only. The holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such holder, one or more new Debentures for the unpurchased part so surrendered, and the Trustee shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered or, with respect to a Global Debenture, the Depositary shall make notations on the Global Debenture of the principal amount thereof so purchased.

Section 4.10                            Right to Repay Principal Amount in Shares at Maturity

(a)                        Subject to the other provisions of this Section 4.10, the Corporation may, unless an Event of Default has occurred and is continuing, at its option, elect to satisfy its obligation to repay the principal amount of the Debentures outstanding, in whole or in part, by issuing and delivering to holders on the maturity of such Debentures (the “Maturity Date”) that number of Freely Tradeable Shares obtained by dividing the aggregate principal amount of the Debentures by 95% of the Current Market Price of the Shares on the Maturity Date (the “Share Repayment Right”).

(b)                       The Corporation shall exercise the Share Repayment Right by so specifying in the Maturity Notice set forth in Schedule “C”, and shall specify the aggregate principal amount of Debentures in respect of which it is exercising the Share Redemption Right in such Notice.  The Redemption Notice shall be delivered to the Trustee and the holders of Debentures not more than 60 days and not less than 30 days prior to the Maturity Date.

(c)                        The Corporation’s right to exercise the Share Repayment Right shall be conditional upon the following conditions being met on the Business Day preceding the Maturity Date:

(i)                                     the qualification of the Shares to be issued on exercise of the Share Repayment Right as Freely Tradeable;

(ii)                                  the listing of such additional Shares on each stock exchange on which the Shares are then listed;

(iii)                               the Corporation being a reporting issuer (or its equivalent) in good standing (or equivalent) under Applicable Securities Legislation where the distribution of such Shares occurs (provided that where Debentures are represented by one or more Global Debenture certificates such distribution will be deemed to occur in jurisdictions where beneficial holders are resident notwithstanding by the residency of the registered holder(s);

(iv)                              no Event of Default shall have occurred and be continuing;

(v)                                 the receipt by the Trustee of an Officer’s Certificate stating that conditions (i), (ii), (iii) and (iv) above have been satisfied and setting forth the number of Shares to be delivered for each $1,000 principal amount of Debentures and the Current Market Price of the Shares on the Maturity Date; and

(vi)                              the receipt by the Trustee of an Opinion of Counsel to the effect that such Shares have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment, in whole or in part, of the principal amount of the Debentures outstanding will be validly issued as fully paid and non- assessable, that conditions (i) and (ii) above have been satisfied and that, relying exclusively on certificates of good standing or no default issued by the relevant securities authorities, condition (iii) above is satisfied, except that the opinion in respect of condition (iii) need not be expressed with respect to those provinces where certificates are not issued.

If the foregoing conditions are not satisfied prior to 11:00 a.m. (Toronto time) on the Business Day preceding the Maturity Date, the Corporation shall pay in cash 100% of the principal amount of the Debentures that would otherwise have been payable in accordance with Section 4.5, unless the Debentureholder waives the conditions which are not satisfied.

(d)                       In the event that the Corporation duly exercises its Share Repayment Right, upon presentation and surrender of the Debentures for payment on the Maturity Date, at any place where a register is maintained pursuant to Article 3 or any other place specified in the Maturity Notice, the Corporation shall on or before 11:00 a.m. Toronto time on the Business Day immediately prior to the Maturity Date make the delivery to the Trustee for delivery to and on account of the holders of certificates representing the Shares and a cheque representing accrued and unpaid interest to which such holders are entitled.  Such shares shall be in fully registered definitive form.

(e)                        No fractional Shares shall be delivered upon the exercise of the Share Repayment Right but, in lieu thereof, the Corporation shall pay to the Trustee for the account of the holders, at the time contemplated in Section 4.10(d), the cash equivalent thereof determined on the basis of the Current Market Price of the Shares on the Maturity Date (less any tax required to be deducted, if any).

(f)                          A holder shall be treated as the shareholder of record of the Freely Tradeable Shares issued on due exercise by the Corporation of its Share Repayment Right effective immediately after the close of business on the Maturity Date, and shall be entitled to all substitutions therefor, all income earned thereon or accretions thereto and all dividends or distributions (including share distributions and dividends or distributions in kind) thereon and arising thereafter, and in the event that the Trustee or any paying agent receives the same, it shall hold the same in trust for the benefit of such holder.

(g)                       The Corporation shall issue to Debentureholders to whom Shares will be issued pursuant to exercise of the Share Repayment Right, such number of Shares as shall be issuable in such event. All such Shares which shall be so issuable shall be duly and validly issued as fully paid and non-assessable.

(h)                       The Corporation shall comply with all Applicable Securities Legislation regulating the issue and delivery of Shares upon exercise of the Share Repayment Right and shall cause to be listed and posted for trading such Shares on each stock exchange on which the Shares are then listed.

(i)                           The Corporation shall from time to time promptly pay, or make provision satisfactory to the Trustee for the payment of, all taxes and charges which may be imposed by the laws of Canada or any province thereof (except income tax, withholding tax or security transfer tax, if any) which shall be payable with respect to the issuance or delivery of Shares to holders upon exercise of the Share Repayment Right pursuant to the terms or the Debentures and of this Indenture.

(j)                           If the Corporation elects to satisfy its obligation, in whole or in part, to pay the principal amount on maturity by issuing Shares in accordance with this Section 4.10, and if the principal amount (or any portion thereof) to which a holder is entitled is subject to withholding taxes, the Trustee, on the written direction of the Corporation but for the account of the holder, shall sell, through the investment banks, brokers or dealers selected by the Corporation, out of the Shares issued by the Corporation for this purpose, such number of Shares that is sufficient to yield net proceeds (after payment of all costs) to cover the amount of taxes required to be withheld, and shall remit same on behalf of the Corporation to the proper tax authorities within the period of time prescribed for this purpose under applicable laws.

(k)                        Absent registration of any such Shares pursuant to the 1933 Act, each certificate representing Shares issued in payment of the Redemption Price of Debentures bearing the U.S. 1933 Act Legend, as well as all certificates issued in exchange for or in substitution of the foregoing Shares, shall bear the U.S. 1933 Act Legend set forth below:

“This Security (or its predecessor) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state of the United States, and accordingly, neither this Security nor any interest or participation herein may be offered, sold, assigned, pledged, encumbered or otherwise transferred or disposed of in the absence of such registration within the United States or to, or for the account or benefit of, U.S. Persons except as set forth in the next sentence.  By its acquisition hereof or of a beneficial interest herein, the holder (1) acknowledges that this Security is a “restricted security” that has not been registered under the Securities Act and agrees for the benefit of MDC Partners Inc. (“MDC”) that this Security may be offered, sold, pledged or otherwise transferred only in compliance with the Securities Act and other applicable laws of the state of the United States governing the offer and sale of the Security; (2) represents that it is (a) not a U.S. Person and is acquiring this Security in an offshore transaction in compliance with Regulation S under the Securities Act or (b) a qualified institutional buyer (“QIB”) (as defined in Rule 144A under the Securities Act); (3) agrees that it will not within two years after the original issuance of the Debenture from which this Security was converted, resell or otherwise transfer this Security except (a) to MDC or any subsidiary thereof, (b) to persons other than U.S. Persons outside the United States (including on the Toronto Stock Exchange)  in compliance with Rules 903, 904 and 905 of Regulation S, (c) to a QIB in compliance with Rule 144A under the Securities Act (if available), (d) pursuant to the exemption from registration provided by Rule 144 adopted under the Securities Act (if available) or another available exemption under the Securities Act (and based upon an opinion of U.S. counsel acceptable to MDC), or (e) pursuant to an effective registration statement under the Securities Act, in each case subject to MDC’s and the transfer agent’s right prior to any such offer, sale or transfer to require the certification and/or other information satisfactory to each of them to the extent specified in the instrument governing this Security; and (4) agrees that it will, prior to any transfer of this Security within two years after the original issuance of the Debenture from which this Security was converted, deliver to the transfer agent and MDC such certifications, legal opinions or other information as may be required pursuant to the indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  As used herein, the terms “offshore transaction,” “United States” and “U.S. Person” have the meanings given to them by Regulation S under the Securities Act.  In any case the holder hereof agrees and acknowledges that it shall not, directly or indirectly, engage in any hedging transaction with regard to this Security except as permitted by the Securities Act.”

If Shares issued in payment of the Redemption Price of Debentures subject to restrictions on transfer and bearing the legends set forth above, or if a request is made to remove the U.S. 1933 Act Legend on such Shares, the Shares so issued shall bear the U.S. 1933 Act Legend, or the U.S. 1933 Act Legend shall not be removed, as the case may be, unless there is delivered to the Corporation and the registrar for the Shares such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Corporation, that neither the U.S. 1933 Act Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Shares are not “restricted” within the meaning of Rule 144.  So long as such Shares are Restricted Shares, each subsequent transferee of such Shares, or any beneficial interest therein, will be required to deliver a certificate substantially in the form of Schedule “F” hereto in connection with such transfer.  Upon (i) provision of such satisfactory evidence or (ii) notification by the Corporation to the registrar for the Shares of the sale of such Shares pursuant to a registration statement that is effective at the time of such sale, the registrar, upon receipt of an order from the Corporation, shall authenticate and deliver Shares that do not bear the U.S. 1933 Act Legend.  If the U.S. 1933 Act Legend is removed from the face of a Share certificate and the Share certificate is subsequently held by an “affiliate” (as such term is defined in the 1933 Act) of the Corporation, the Corporation shall use its reasonable best efforts to reinstate the U.S. 1933 Act Legend.  Provided that the Trustee obtains confirmation from the Corporation that such counsel is satisfactory to it, it shall be entitled to rely on such Opinion of Counsel without further inquiry.

(l)                           The Corporation shall at all times reserve and keep available out of its authorized Shares (if the number thereof becomes limited) solely for the purpose of issue and delivery upon the exercise of the Share Repayment Right as provided herein, and shall issue to Debentureholders to whom the Shares will be issued pursuant to exercise of the Share Repayment Right, such number of Shares as shall be issuable in such event.

ARTICLE 5
SUBORDINATION OF DEBENTURES

Section 5.1                                   Applicability of Article

The indebtedness, liabilities and other obligations evidenced by any Debentures issued hereunder, including the principal thereof and interest thereon, shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth in the following sections of this Article 5, to all Senior Indebtedness (including all payments thereunder) of the Corporation and each holder of any such Debenture by his acceptance thereof agrees to and shall be bound by the provisions of this Article 5.

Section 5.2                                   Order of Payment

Upon any distribution of the assets of the Corporation on any dissolution, winding up, total liquidation or reorganization of the Corporation (whether in bankruptcy, insolvency or receivership proceedings, or upon an “assignment for the benefit of creditors” or any other marshalling of the assets and liabilities of the Corporation, or otherwise):

(a)                        all Senior Indebtedness shall first be paid in full in cash before any payment is made on account of the principal of or interest on the indebtedness evidenced by the Debentures; and

(b)                       any payment or distribution of assets of the Corporation, whether in cash, property or securities, to which the holders of the Debentures or the Trustee on behalf of such holders would be entitled except for the provisions of this Article 5, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors, or other liquidating agent making such payment or distribution, directly to the holders of Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Indebtedness.

Section 5.3                                   Subrogation to Rights of Holders of Senior Indebtedness

Subject to the payment in full in cash of all Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Corporation to the extent of the application thereto of such payments or other assets which would have been received by the holders of the Debentures but for the provisions hereof until the principal of and interest on the Debentures shall be paid in full, and no such payments or distributions to the holders of the Debentures of cash, property or securities, which otherwise would be payable or distributable to the holders of the Senior Indebtedness, shall, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of Debentures, be deemed to be a payment by the Corporation to the holders of the Senior Indebtedness or on account of the Senior Indebtedness, it being understood that the provisions of this Article 5 are, and are intended solely for, the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

Section 5.4                                   Obligation to Pay Not Impaired

Nothing contained in this Article 5 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and interest on the Debentures, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Corporation other than the holders of the Senior Indebtedness, provided that until the payment in full in cash of all Senior Indebtedness, neither the Trustee nor the holders of the Debentures shall be entitled to demand or otherwise attempt to enforce in any manner, institute proceedings for the collection of, or institute any proceedings against the Corporation including, without limitation, by way of any bankruptcy, insolvency or similar proceedings or any proceeding for the appointment of a receiver, liquidator, trustee or other similar official (it being understood and agreed that the Trustee and/or the holders of the Debentures shall be permitted to take any steps necessary to preserve the claims of the holders of Debentures in any such proceeding and any steps necessary to prevent the extinguishment or other termination of a claim or potential claim as a result of the expiry of a limitation period under applicable law), or receive any payment or benefit in any manner whatsoever on account of indebtedness represented by the Debentures at any time when an event of default (howsoever designated) has occurred and is continuing under any Senior Indebtedness and is continuing and notice of such event of default has been given by or on behalf of the lender or lenders party to such Senior Indebtedness to the Corporation or an Affiliate thereof that is the borrower pursuant to such Senior Indebtedness.

Section 5.5                                   No Payment if Senior Indebtedness in Default

Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, then, except as provided in Section 5.1, all principal of, premium, if any, and interest, if any, on all such matured Senior Indebtedness shall first be paid in full in cash before any payment is made on account of principal of or interest on the Debentures.

In case of default with respect to any Senior Indebtedness permitting the holders thereof to accelerate the maturity thereof, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment (by purchase of Debentures or otherwise) shall be made by the Corporation with respect to the principal of, or premium, if any, or interest, if any, on the Debentures after the happening of such a default (except as provided in Section 5.2, and unless and until such default shall have been cured or waived or shall have ceased to exist, such payments shall be held in trust for the benefit of, and, if and when such Senior Indebtedness shall have become due and payable, shall be paid over to, the holders of the Senior Indebtedness or their representative or representatives or to the trustee or directors under any indenture or any instruments evidencing Senior Indebtedness remaining unpaid, until all such Senior Indebtedness shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

The fact that any payment hereunder is prohibited by this Section 5.5 shall not prevent the failure to make such payment from being an Event of Default hereunder.

Section 5.6                                   Payment on Debentures Permitted

Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall affect the obligation of the Corporation to make, or prevent the Corporation from making, at any time except during the pendency of any dissolution, winding up or liquidation of the Corporation or reorganization proceedings specified in Section 5.2 affecting the affairs of the Corporation, and except in the circumstances specified in Section 5.5, any payment of principal of or interest on the Debentures.  The fact that any such payment is prohibited by this Section 5.6 shall not prevent the failure to make such payment from being an Event of Default hereunder.  Nothing contained in this Article 5 or elsewhere in this Indenture, or in any of the Debentures, shall prevent the conversion of the Debentures pursuant to Article 6.  Notwithstanding the provisions of this Article 5 or any provision in this Indenture or in the Debentures contained, the Trustee shall not be charged with knowledge of the existence of any Senior Indebtedness or of any default in the payment thereof, unless and until the Trustee shall have received written notice thereof from the Corporation or from the holder of Senior Indebtedness or from the representative of any such holder.

Section 5.7                                   Confirmation of Subordination

Each holder of Debentures by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article 5 and appoints the Trustee his attorney-in-fact for any and all such purposes. Upon the written request of the Corporation, and upon being furnished an Officer’s Certificate stating that one or more named persons are holders of Senior Indebtedness, or the representative or representatives of such holders, or the director or directors under which any instrument evidencing such Senior Indebtedness may have been issued, and specifying the amount and nature of such Senior Indebtedness, the Trustee shall enter into a written agreement or agreements with the Corporation and the person or persons named in such Officer’s Certificate providing that such person or persons are entitled to all the rights and benefits of this Article 5 as the holder or holders, representative or representatives, or trustee or trustees of the Senior Indebtedness specified in such Officer’s Certificate and in such agreement. Such agreement shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness, however, nothing herein shall impair the rights of any holder of Senior Indebtedness who has not entered into such an agreement.

Section 5.8                                   Knowledge of Trustee

Notwithstanding the provisions of this Article 5, the Trustee will not be charged with knowledge of the existence of any fact that would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless and until the Trustee has received written notice thereof from the Corporation, any Debentureholder or any holder or representative of any class of Senior Indebtedness or on its behalf.

Section 5.9                                   Trustee May Hold Senior Indebtedness

The Trustee is entitled to all the rights set forth in this Article 5 with respect to any Senior Indebtedness at the time held by it or for which it acts as trustee, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture deprives the Trustee of any of its rights as such holder.

Section 5.10                            Rights of Holders of Senior Indebtedness Not Impaired

No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein will at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Corporation or by any non compliance by the Corporation with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

Section 5.11                            Altering the Senior Indebtedness

The holders of the Senior Indebtedness have the right to extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and to release, sell or exchange such security and otherwise to deal freely with the Corporation, all without notice to or consent of the Debentureholders or the Trustee and without affecting the liabilities and obligations of the parties to this Indenture or the Debentureholders or the Trustee.

Section 5.12                            Additional Indebtedness

This Indenture does not, and shall not, restrict the Corporation from incurring additional Senior Indebtedness at anytime or from time to time or other indebtedness or otherwise or mortgaging, pledging or charging its real or personal property or properties to secure any indebtedness or other financing.

Section 5.13                            Right of Debentureholder to Convert Not Impaired

The subordination of the Debentures to the Senior Indebtedness and the provisions of this Article 5 do not impair in any way the right of a Debentureholder to convert its Debentures pursuant to Article 6.

ARTICLE 6
CONVERSION OF DEBENTURES

Section 6.1                                   Applicability of Article

Any Debentures issued hereunder of any series which by their terms are convertible (subject, however, to any applicable restriction of the conversion of Debentures of such series) will be convertible into Shares or other securities, at such conversion rate or rates, and on such date or dates and in accordance with such other provisions as shall have been determined at the time of issue of such Debentures and shall have been expressed in this Indenture, in such Debentures, in an Officer’s Certificate, or in a supplemental indenture authorizing or providing for the issue thereof.

Such right of conversion shall extend only to the maximum number of whole Shares into which the aggregate principal amount of the Debenture or Debentures surrendered for conversion at any one time by the holder thereof may be converted. Fractional interests in Shares shall be adjusted for in the manner provided in Section 6.4.

Section 6.2                                   Revival of Right to Convert

If the redemption of any Debenture called for redemption by the Corporation is not made or the payment of the purchase price of any Debenture which has been tendered in acceptance of an offer by the Corporation to purchase Debentures for cancellation is not made, in the case of a redemption upon due surrender of such Debenture or in the case of a purchase on the date on which such purchase is required to be made, as the case may be, then, provided the Time of Expiry has not passed, the right to convert such Debentures shall revive and continue as if such Debenture had not been called for redemption or tendered in acceptance of the Corporation’s offer, respectively.

Section 6.3                                   Manner of Exercise of Right to Convert

(a)                        The holder of a Debenture desiring to convert such Debenture in whole or in part into Shares shall, subject to Section 6.3(d), surrender such Debenture to the Trustee at the Designated Office together with the conversion form on the back of such Debenture or any other written notice in a form satisfactory to the Trustee, in either case duly executed by the holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Trustee, exercising his right to convert such Debenture in accordance with the provisions of this Article.  The holder of the Debentures shall also furnish appropriate endorsements and transfer documents, if required by the Trustee.  Thereupon such Debentureholder or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Trustee, his nominee(s) or assignee(s), shall be entitled to be entered in the books of the Corporation as at the Date of Conversion (or such later date as is specified in Section 6.3(b)) as the holder of the number of Shares into which such Debenture is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Corporation shall deliver to such Debentureholder or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such

Shares and make or cause to be made any payment of interest to which such Debentureholder is entitled to under Section 6.3(f).

(b)                       For the purposes of this Article, a Debenture shall be deemed to be surrendered for conversion on the date (herein called the “Date of Conversion”) on which it is so surrendered in accordance with the provisions of this Article and, in the case of a Debenture so surrendered by post or other means of transmission, on the date on which it is received by the Trustee at one of its offices specified in Section 6.3(a); provided that if a Debenture is surrendered for conversion on a day on which the register of Shares is closed, the person or persons entitled to receive Shares shall become the holder or holders of record of such Shares as at the date on which such registers are next reopened.

(c)                        Any part, being $1,000 or an integral multiple thereof, of a Debenture in a denomination in excess of $1,000 may be converted as provided in this Article and all references in this Indenture to conversion of Debentures shall be deemed to include conversion of such parts.

(d)                       Debentureholders may surrender a Debenture for conversion by means of book-entry delivery in accordance with the regulations of the applicable book-entry facility.  If a Debentureholder converts more than one Debenture at the same time, the number of Shares issuable upon conversion thereof shall be base don the aggregate principal amount of the Debentures converted.

(e)                        The holder of any Debenture of which only a part is converted shall, upon the exercise of his right of conversion surrender the said Debenture to the Trustee, and the Trustee shall cancel the same and shall without charge forthwith certify and deliver to the holder a new Debenture or Debentures in an aggregate principal amount equal to the unconverted part of the principal amount of the Debenture so surrendered.

(f)                          The holder of a Debenture surrendered for conversion in accordance with this Section 6.3 shall be entitled to receive accrued and unpaid interest in respect thereof up to but excluding the Date of Conversion of such Debenture and the Shares issued upon such conversion shall rank only in respect of distributions or dividends declared in favour of share holders of record on and after the Date of Conversion or such later date as such holder shall become the holder of record of such Shares pursuant to Section 6.3(b), from which applicable date they will for all purposes be and be deemed to be issued and outstanding as fully paid and non-assessable Shares.

Section 6.4                                   Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

(a)                        If and whenever at any time prior to the Time of Expiry the Corporation shall (i) subdivide or redivide the outstanding Shares into a greater number of shares, (ii)

reduce, combine or consolidate the outstanding Shares into a smaller number of shares, or (iii) issue Shares or securities convertible into or exchangeable for Shares to the holders of all or substantially all of the outstanding Shares by way of a dividend or distribution (other than the issue of Shares to holders of Shares who have elected to receive dividends or distributions in the form of Shares in lieu of cash dividends or cash distributions paid in the ordinary course), the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Shares by way of a dividend or distribution, as the case may be, shall in the case of any of the events referred to in (i) and (iii) above be decreased in proportion to the number of outstanding Shares resulting from such subdivision, redivision or dividend (including, in the case which securities convertible into or exchangeable for Shares are distributed, the number of Shares that would have been outstanding had all such securities been exchanged for or converted into Shares on such effective date or record date), or shall, in the case of any of the events referred to in (ii) above, be increased in proportion to the number of outstanding Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Section 6.4(a) shall occur. Any such issue of Shares by way of a dividend or distribution shall be deemed to have been made on the record date for the dividend or distribution for the purpose of calculating the number of outstanding Shares under subsections (b) and (c) of this Section 6.4.

(b)                       If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the issuance of options, rights or warrants to all or substantially all the holders of its outstanding Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Shares (or securities convertible or exchangeable into Shares) at a price per share (or having a conversion or exchange price per share) less than 95% of the Current Market Price of a Share on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date plus a number of Shares equal to the number arrived at by dividing the aggregate price of the total number of additional Shares offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by such Current Market Price per Share, and of which the denominator shall be the total number of Shares outstanding on such record date plus the total number of additional Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible). Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such options, rights or warrants are not so issued or any such options, rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be re adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Shares (or securities convertible or exchangeable into Shares) actually issued upon the exercise of such options, rights or warrants, as the case may be.

(c)                        If and whenever at any time prior to the Time of Expiry the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Shares of (i) shares of any class other than Shares (other than shares distributed to holders of Shares who have elected to receive dividends or distributions in the form of such shares in lieu of dividends or distributions paid in the ordinary course), (ii) rights, options or warrants (excluding rights, options or warrants entitling the holders thereof for a period of not more than 45 days to subscribe for or purchase Shares or securities convertible into Shares), (iii) evidences of its indebtedness, or (iv) other assets (including cash dividends or distributions paid in the ordinary course) then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Shares outstanding on such record date multiplied by the Current Market Price per Share on such record date, less the fair market value (as determined by the directors, which determination shall be conclusive) of such shares or rights, options or warrants or evidences or indebtedness or assets so distributed, and of which the denominator shall be the total number of Shares outstanding on such record date multiplied by such Current Market Price per Share. Such adjustment shall be made successively whenever such a record date is fixed.  To the extent that such distribution is not so made, the Conversion Price shall be re adjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be.

(d)                       If and whenever at any time prior to the Time of Expiry, there is a reclassification of the Shares or a capital reorganization of the Corporation other than as described in Section 6.4(a) or a consolidation, amalgamation, arrangement or merger of the Corporation with or into any other Person or other entity; or a sale or conveyance of the property and assets of the Corporation as an entirety or substantially as an entirety to any other Person or other entity or a liquidation, dissolution or winding up of the Corporation, any holder of a Debenture who has not exercised its right of conversion prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up, upon the exercise of such right thereafter, shall be entitled to receive and shall accept, in lieu of the number of Shares then sought to be acquired by it, the number of shares, shares or other securities or property of the Corporation or of the Person or other entity resulting from such merger, amalgamation or consolidation, or to which such sale or conveyance may be made or which holders of Shares receive pursuant to such liquidation, dissolution or winding up, as the case may be, that such holder of a Debenture would have been entitled to receive on such reclassification, capital reorganization, consolidation, amalgamation, arrangement or merger, sale or conveyance or liquidation, dissolution or winding-up, if, on the record date or the effective date thereof, as the case may be, the holder had been the registered holder of the number of Shares sought to be acquired by it and to which it was entitled to acquire upon the exercise of the conversion right. If determined appropriate by the directors to give effect to or to evidence the provisions of this Section 6.4(d), the Corporation, its successor, or such purchasing Person or other entity, as the case may be, shall, prior to or contemporaneously with any such reclassification, capital reorganization, consolidation, amalgamation, arrangement, merger, sale or conveyance or liquidation, dissolution or winding-up; enter into an indenture which shall provide, to the extent possible, for the application of the provisions set forth in this Indenture with respect to the rights and interests thereafter of the holder of Debentures to the end that the provisions set forth in this Indenture shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares or other securities or property to which a holder of Debentures is entitled on the exercise of its acquisition rights thereafter. Any indenture entered into between the Corporation and the Trustee pursuant to the provisions of this Section 6.4(d) shall be a supplemental indenture entered into pursuant to the provisions of Article 16 hereof. Any indenture entered into between the Corporation, any successor to the Corporation or such purchasing Person or other entity and the Trustee shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this Section 6.4(d) and which shall apply to successive reclassifications, capital reorganizations, amalgamations, consolidations, mergers, sales or conveyances.

(e)                        In any case in which this Section 6.4 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the holder of any Debenture converted after such record date and before the occurrence of such event the additional Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Shares upon the occurrence of the event requiring such adjustment and the right to receive any distributions made on such additional Shares declared in favour of holders of record of Shares on and after the Date of Conversion or such later date as such holder would, but for the provisions of this Section 6.4(e), have become the holder of record of such additional Shares pursuant to Section 6.3(b).

(f)                          The adjustments provided for in this Section 6.4 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the

Conversion Price then in effect; provided however, that any adjustments which by reason of this  Section 6.4(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(g)                       For the purpose of calculating the number of Shares of the Corporation outstanding, Shares owned by or for the benefit of the Corporation shall not be counted.

(h)                       In the event of any question arising with respect to the adjustments provided in this Section 6.4, such question shall be conclusively determined by a firm of chartered accountants appointed by the Corporation (who may be the Auditors of the Corporation); such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation, the Trustee, and the Debentureholders.

(i)                           In case the Corporation shall take any action affecting the Shares other than action described in this Section 6.4, which in the opinion of the directors would materially adversely affect the rights of Debentureholders, the Conversion Price shall be adjusted in such manner and at such time, by action of the directors, subject to the prior written consent of the TSX, or such other exchange on which the Debentures are then listed, as the directors in their sole discretion may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances.

(j)                           Subject to the prior written consent of the TSX, or such other exchange on which the Debentures are then listed, no adjustment in the Conversion Price shall be made in respect of any event described in Section 6.4(a), Section 6.4(b) or Section 6.4(c) if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date, as the case may be, of such event.

(k)                        Except as stated above in this Section 6.4, no adjustment will be made in the Conversion Price for any Debentures as a result of the issuance of Shares at less than the Current Market Price for such Shares on the date of issuance or the then applicable Conversion Price.

Section 6.5                                   No Requirement to Issue Fractional Shares

The Corporation shall not be required to issue fractional Shares upon the conversion of Debentures pursuant to this Article. If more than one Debenture shall be surrendered for conversion at one time by the same holder, the number of whole Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Debentures to be converted. If any fractional interest in a Share would, except for the provisions of this Section, be deliverable upon the conversion of any principal amount of Debentures, the Corporation shall, in lieu of delivering any certificate representing such fractional interest, make a cash payment to the holder of such Debenture of an amount equal to the fractional interest which would have been issuable multiplied by the Conversion Price.

Section 6.6                                   Corporation to Reserve Shares

The Corporation covenants with the Trustee that it will at all times reserve and keep available out of its authorized Shares, solely for the purpose of issue upon conversion of Debentures as in this Article provided, and conditionally allot to Debentureholders who may exercise their conversion rights hereunder, such number of Shares as shall then be issuable upon the conversion of all outstanding Debentures. The Corporation covenants with the Trustee that all Shares which shall be so issuable shall be duly and validly issued as fully-paid and non-assessable.

Section 6.7                                   Cancellation of Converted Debentures

All Debentures converted in whole or in part under the provisions of this Article shall be forthwith delivered to and cancelled by the Trustee and no Debenture shall be issued in substitution therefor.

Section 6.8                                   Certificate as to Adjustment

The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 6.4, deliver an Officer’s Certificate to the Trustee specifying the nature of the event requiring the same and the amount of the adjustment necessitated thereby and setting forth in reasonable detail the method of calculation, the facts upon which such calculation is based and the resulting Conversion Price, which certificate and the amount of the adjustment specified therein shall be verified by an opinion of a firm of chartered accountants appointed by the Corporation and acceptable to the Trustee (who may be the Auditors of the Corporation) and shall be conclusive and binding on all parties in interest. When so approved, the Corporation shall, except in respect of any subdivision, redivision, reduction, combination or consolidation of the Shares, forthwith give notice to the Debentureholders in the manner provided in Section 14.2 specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Conversion Price; provided that, if the Corporation has given notice under this Section 6.8 covering all the relevant facts in respect of such event and if the Trustee approves, no such notice need be given under this Section 6.8.

Section 6.9                                   Notice of Special Matters

The Corporation covenants with the Trustee that so long as any Debenture remains outstanding, it will give notice to the Trustee, and to the Debentureholders in the manner provided in Section 14.2, of its intention to fix a record date for any event referred to in Section 6.4(a), Section 6.4(b) or Section 6.4(c) (other than the subdivision, redivision, reduction, combination or consolidation of its Shares) which may give rise to an adjustment in the Conversion Price, and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as shall have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date.

Section 6.10                            Protection of Trustee

Subject to Section 15.3, the Trustee, and any conversion agent appointed with respect to the Indenture:

(a)                        shall not at any time be under any duty or responsibility to any Debentureholder to determine whether any facts exist which may require any adjustment in the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making the same;

(b)                       shall not be accountable with respect to the validity or value (or the kind or amount) of any Shares or of any shares or other securities or property which may at any time be issued or delivered upon the conversion of any Debenture;

(c)                        shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver Shares, share certificates upon the surrender of any Debenture for the purpose of conversion, or to comply with any of the covenants contained in this Article; and

(d)                       shall be entitled to act and rely on any adjustment calculation of the Corporation, the directors or the Corporation’s Auditors.

Section 6.11                            U.S. 1933 Act Legend on Shares

Absent registration of any such Shares pursuant to the 1933 Act, each certificate representing Shares issued upon conversion of Debentures bearing the U.S. 1933 Act Legend, as well as all certificates issued in exchange for or in substitution of the foregoing Shares, shall bear the U.S. 1933 Act Legend set forth below:

“This Security (or its predecessor) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state of the United States, and accordingly, neither this Security nor any interest or participation herein may be offered, sold, assigned, pledged, encumbered or otherwise transferred or disposed of in the absence of such registration within the United States or to, or for the account or benefit of, U.S. Persons except as set forth in the next sentence.  By its acquisition hereof or of a beneficial interest herein, the holder (1) acknowledges that this Security is a “restricted security” that has not been registered under the Securities Act and agrees for the benefit of MDC Partners Inc. (“MDC”) that this Security may be offered, sold, pledged or otherwise transferred only in compliance with the Securities Act and other applicable laws of the state of the United States governing the offer and sale of the Security; (2) represents that it is (a) not a U.S. Person and is acquiring this Security in an offshore transaction in compliance with Regulation S under the Securities Act or (b) a qualified institutional buyer (“QIB”) (as defined in Rule 144A under the Securities Act); (3) agrees that it will not within two years after the original issuance of the Debenture from which this Security was converted, resell or otherwise transfer this Security except (a) to MDC or any subsidiary thereof, (b) to persons other than U.S. Persons outside the United States (including on the Toronto Stock Exchange)  in compliance with Rules 903, 904 and 905 of Regulation S, (c) to a QIB in compliance with Rule 144A under the Securities Act (if available), (d) pursuant to the exemption from registration provided by Rule 144 adopted under the Securities Act (if available) or another available exemption under the Securities Act (and based upon an opinion of U.S. counsel acceptable to MDC), or (e) pursuant to an effective registration statement under the Securities Act, in each case subject to MDC’s and the transfer agent’s right prior to any such offer, sale or transfer to require the certification and/or other information satisfactory to each of them to the extent specified in the instrument governing this Security; and (4) agrees that it will, prior to any transfer of this Security within two years after the original issuance of the Debenture from which this Security was converted, deliver to the transfer agent and MDC such certifications, legal opinions or other information as may be required pursuant to the indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  As used herein, the terms “offshore transaction,” “United States” and “U.S. Person” have the meanings given to them by Regulation S under the Securities Act.  In any case the holder hereof agrees and acknowledges that it shall not, directly or indirectly, engage in any hedging transaction with regard to this Security except as permitted by the Securities Act.”

If Shares issued upon conversion of Debentures subject to restrictions on transfer and bearing the legends set forth above, or if a request is made to remove the U.S. 1933 Act Legend on such Shares, the Shares so issued shall bear the U.S. 1933 Act Legend, or the U.S. 1933 Act Legend shall not be removed, as the case may be, unless there is delivered to the Corporation and the registrar for the Shares such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Corporation, that neither the U.S. 1933 Act Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Shares are not “restricted” within the meaning of Rule 144.  So long as such Shares are Restricted Shares, each subsequent transferee of such Shares, or any beneficial interest therein, will be required to deliver a certificate substantially in the form of Schedule “F” hereto in connection with such transfer.  Upon (i) provision of such satisfactory evidence or (ii) notification by the Corporation to the registrar for the Shares of the sale of such Shares pursuant to a registration statement that is effective at the time of such sale, the registrar, upon receipt of an order from the Corporation, shall authenticate and deliver Shares that do not bear the U.S. 1933 Act Legend.  If the U.S. 1933 Act Legend is removed from the face of a Share certificate and the Share certificate is subsequently held by an “affiliate” (as such term is defined in the 1933 Act) of the Corporation, the Corporation shall use its reasonable best efforts to reinstate the U.S. 1933 Act Legend. Provided that the Trustee obtains confirmation from the Corporation that such counsel is satisfactory to it, it shall be entitled to rely on such Opinion of Counsel without further inquiry.

ARTICLE 7
COVENANTS OF THE CORPORATION

The Corporation hereby covenants and agrees with the Trustee for the benefit of the Trustee and the Debentureholders, that so long as any Debentures remain outstanding:

Section 7.1                                   To Pay Principal and Interest

The Corporation will duly and punctually pay or cause to be paid to every Debentureholder the principal of and interest accrued on the Debentures of which it is the holder on the dates, at the places and in the manner mentioned herein and in the Debentures and pursuant to the Registration Rights Agreement, subject to the provisions hereof.

Section 7.2                                   To Pay Trustee’s Remuneration

The Corporation will pay the Trustee reasonable remuneration for its services as Trustee hereunder and will repay to the Trustee on demand all moneys which shall have been paid by the Trustee in connection with the execution of the trusts hereby created and such moneys including the Trustee’s remuneration, shall be payable out of any funds coming into the possession of the Trustee in priority to any of the Debentures or interest thereon. The said remuneration shall continue to be payable until the trusts hereof be finally wound up and whether or not the trusts of this Indenture shall be in the course of administration by or under the direction of the court.

Section 7.3                                   To Give Notice of Default

The Corporation shall notify in writing the Trustee immediately upon obtaining knowledge of any Event of Default hereunder.

Section 7.4                                   Preservation of Existence, etc.

Subject to the express provisions hereof, the Corporation will carry on and conduct its activities, and cause its Subsidiaries to carry on and conduct their businesses, in a proper, efficient and business-like manner and in accordance with good business practices; and, subject to the express provisions hereof, it will do or cause to be done all things necessary to preserve and keep in full force and effect its and its Subsidiaries respective existences and rights.

Section 7.5                                   Additional Covenants

The Corporation covenants and agrees with the Trustee for the benefit of Debentureholders that:

(a)                        The Corporation will keep or cause to be kept proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Corporation in accordance with generally accepted accounting principles;

(b)                       The Corporation will take all reasonable steps and actions and do all such acts and things as may be required to: (i) maintain (as long as it meets the minimum listing requirements of such institution) the listing and posting for trading of the Initial Debentures and the Shares on the TSX, and (ii) maintain its status as a reporting issuer, or the equivalent thereof, in good standing and not in default of the requirements of Applicable Securities Legislation;

(c)                        The Corporation shall maintain or cause the related registrar or the related paying agent, as the case may be, to maintain an office or agency at each place of payment for any Debentures where the Debentures may be presented or surrendered for payment, or for registration of transfer or exchange, and where notices and demands to or upon the Corporation in respect of such Debentures and this Indenture may be served.  The Corporation will give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency.  If at any time the Corporation shall fail to maintain such required office or agency or shall fail to furnish to the Trustee the address of any such office or agency, such presentations, surrenders, notices and demands may be made or served at the principal corporate trust office of the Trustee in Toronto, Ontario and the Corporation hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands;

(d)                       The Corporation shall deliver to the Trustee within 90 days after the end of each fiscal year of the Corporation (and at any other reasonable time upon demand by the Trustee) an Officer’s Certificate stating that the Corporation has complied with, in all material respects, all requirements of the Corporation contained in this Indenture that, if not complied with, in all material respects, would, with the giving of notice, lapse of time, or otherwise, constitute an Event of Default.  If an Event of Default shall have occurred, the certificate shall describe the nature and particulars of the Event of Default and its current status and steps taken or proposed to be taken to eliminate such circumstances and remedy such Event of Default, as the case may be; and

(e)                        The Corporation will, at the relevant times and upon exercise of the relevant rights or elections, comply and take all reasonable measures necessary to comply at all times with Section 4.6(c) and Section 4.10(c) including, without limitation, make application for any order, ruling, registration or filing or give any notice required under Applicable Securities Legislation.

Section 7.6                                   Reporting Requirements

(a)                        The Corporation shall file with the Trustee within 15 days after the filing thereof with the Ontario Securities Commission, copies of the Corporation’s annual and interim financial statements.  If the Corporation is not required to remain subject to the reporting requirements of the Ontario Securities Commission, the Corporation shall provide to the Trustee (a) within 90 days after the end of each fiscal year, an annual financial statement of the Corporation, and (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, interim financial statements of the Corporation which shall, at a minimum, contain such information as is required to be provided in financial statements under the laws of Canada or any province thereof to security holders of a company with securities listed on the TSX, whether or not the Corporation has any of its securities so listed.  Each such statement will be prepared in accordance with Canadian disclosure requirements, if any, and generally accepted accounting principles.  The Corporation will provide copies of such statements to holders of Debentures upon request.  The Corporation also shall comply with the provisions of TIA Section 314(a).  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of the same shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(b)                       The Corporation shall deliver to the Trustee within 120 days after the end of each fiscal year of the Corporation (beginning with the fiscal year ending on December 31, 2005) an Officer’s Certificate, stating whether or not to the best knowledge of the signers thereof the Corporation is in Default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Corporation shall be in Default, specifying all such Defaults and the nature and status thereof of which they may have knowledge.

Section 7.7                                   Delivery of Certain Information

At any time when the Corporation is not subject to Section 13 or 15(d) of the 1934 Act, upon the request of a Debentureholder or any beneficial holder of Debentures or Shares which are restricted securities issued thereunder, the Corporation will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such holder or any beneficial holder of Debentures or holder of Shares issued upon conversion of Debentures, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Debentureholder or holder with Rule 144A under the 1933 Act in connection with the resale of any such security.  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the 1933 Act.

Section 7.8                                   No Distributions on Shares if Event of Default

The Corporation shall not declare or make any distribution to the holders of its issued and outstanding Shares or make any repurchases of Shares for cash after the occurrence of an Event of Default unless and until such default shall have been cured or waived or shall have ceased to exist.

Section 7.9                                   Performance of Covenants of Trustee

If the Corporation shall fail to perform any of its covenants contained in this Indenture and such failure has not been cured or rectified within the time permitted by this Indenture, the Trustee may notify the Debentureholders of such failure on the part of the Corporation or may itself perform any of the covenants capable of being performed by it, but shall be under no obligation to do so or to notify the Debentureholders. All sums so expended or advanced by the Trustee shall be repayable as provided in Section 7.2. No such performance, expenditure or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.

ARTICLE 8
DEFAULT

Section 8.1                                   Events of Default

Each of the following events constitutes, and is herein sometimes referred to as, an “Event of Default”:

(a)                        failure for 30 days to pay interest on the Debentures when due;

(b)                       failure to pay principal or premium, if any, on the Debentures when due whether at maturity, upon redemption, by acceleration or otherwise;

(c)                        if a decree or order of a court having jurisdiction is entered adjudging the Corporation a bankrupt or insolvent under the Bankruptcy and Insolvency Act

(Canada) or any other bankruptcy, insolvency or analogous laws of Canada or any province thereof, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Corporation, or appointing a receiver of, or of any substantial part of, the property of the Corporation or ordering the winding-up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of 45 days or any substantial part of the property of the Corporation shall be sequestered or attached and shall not be returned to the possession of the Corporation or released from such attachment, as the case may be, whether by filing of a bond or stay or otherwise within 45 consecutive days thereafter;

(d)                       if the Corporation institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it under the Bankruptcy and Insolvency Act (Canada) or any other bankruptcy, insolvency or analogous laws of Canada or any province thereof, or consents to the filing of any such petition or to the appointment of a receiver, or liquidator or trustee or assignee in bankruptcy or insolvency for it, or of any substantial part of the property of the Corporation or makes a general assignment for the benefit of creditors, or is unable to or admits in writing its inability to pay its debts generally as they become due, or any corporate action shall be taken by the Corporation in furtherance of any of the aforesaid actions;

(e)                        if a resolution is passed for the winding-up or liquidation of the Corporation except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 11.1 are duly observed and performed; or

(f)                          if, after the date of this Indenture, any proceedings with respect to the Corporation are taken with respect to a compromise or arrangement, with respect to creditors of the Corporation generally, under the applicable legislation of any jurisdiction;

in each and every such event the Trustee may, in its discretion, and shall, upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding, subject to the provisions of Section 8.3, by notice in writing to the Corporation declare the principal of, and premium, if any, and accrued interest on, all Debentures then outstanding and all other moneys outstanding hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee, anything therein or herein to the contrary notwithstanding, and the Corporation shall forthwith pay to the Trustee for the benefit of the Debentureholders such principal of, and premium, if any, accrued and unpaid interest and interest on amounts in default on, such Debenture (and, where such a declaration is based upon a voluntary winding-up or liquidation of the Corporation, the premium, if any, on the Debentures then outstanding which would have been payable upon the redemption thereof by the Corporation on the date of such declaration) and all other moneys outstanding hereunder, together with subsequent interest at the rate borne by the Debentures on such principal, interest and such other moneys from the date of the said declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the moneys mentioned in and according to the tenor of the

Debentures. Such payment when made shall be deemed to have been made in discharge of the Corporation’s obligations hereunder and any moneys so received by the Trustee shall be applied in the manner provided in Section 8.7.

Section 8.2                                   Notice of Events of Default

If an Event of Default shall occur and be continuing the Trustee shall, within 30 days after it receives written notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 14.2, provided that notwithstanding the foregoing, unless the Trustee shall have been requested to do so by the holders of at least 25% of the principal amount of the Debentures then outstanding, the Trustee shall not be required to give such notice, except in the case of a payment default, if the Trustee reasonably and in good faith shall have determined on the advice of Counsel that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.

Section 8.3                                   Waiver of Default

Upon the happening of any Event of Default hereunder:

(a)                        the holders of the Debentures shall have the power (in addition to the powers exercisable by Debentureholders as hereinafter provided) by requisition in writing by the holders of a majority of the principal amount of Debentures then outstanding or by Ordinary Resolution of Debentureholders at a meeting held in accordance with Article 13 hereof, to instruct the Trustee to waive any Event of Default except a default in the payment of the principal of, or premium, if any, or interest on any Debentures, or in respect of a covenant or provision hereof that under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture of such series of Debentures affected and the Trustee shall thereupon waive the Event of Default upon such terms and conditions as shall be prescribed in such requisition; provided that notwithstanding the foregoing if the Event of Default has occurred by reason of the non-observance or non-performance by the Corporation of any covenant applicable only to one or more series of Debentures, then the holders of not less than a majority of the principal amount of the outstanding Debentures of those series shall be entitled to exercise the foregoing power and the Trustee shall so act and it shall not be necessary to obtain a waiver from the holders of any other series of Debentures; and

(b)                       the Trustee, so long as it has not become bound to declare the principal and interest on the Debentures then outstanding to be due and payable, or to obtain or enforce payment of the same, shall have power to waive any Event of Default if, in the Trustee’s reasonable opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to cancel any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable.

No such act or omission either of the Trustee or of the Debentureholders shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

Section 8.4                                   Waiver of Declaration

At any time after a declaration of acceleration with respect to the Debentures has been made pursuant to Section 8.1 and before a judgement or decree for payment of the money due has been obtained by the Trustee as hereinafter provided, the holders of a majority of the principal amount of outstanding Debentures, by written notice to the Corporation and the Trustee, may thereupon rescind and annul such declaration and its consequences if the Corporation has paid or deposited with the Trustee a sum sufficient to pay:

(a)                        all overdue interest on all Debentures;

(b)                       the principal of (and premium, if any) any of the Debentures which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor in such Debentures; and

(c)                        to the extent that payment of such interest is lawful and applicable, interest upon overdue instalments of interest at the rate or rates prescribed therefor in such Debentures; and

all Events of Default with respect to the Debentures, other than the non-payment of the principal of (and premium, if any), and interest on, such Debentures which have become due solely by such declaration of acceleration, have been cured or waived in accordance with the provisions of this Indenture.

Section 8.5                                   Enforcement by the Trustee

Subject to the provisions of Section 8.3 and to the provisions of any Ordinary Resolution that may be passed by the Debentureholders, if the Corporation shall fail to pay to the Trustee, forthwith after the same shall have been declared to be due and payable under Section 8.1, the principal of and premium (if any) and interest on all Debentures then outstanding, together with any other amounts due hereunder, the Trustee may in its discretion and shall upon receipt of a request in writing signed by the holders of not less than 25% in principal amount of the Debentures then outstanding and upon being funded and indemnified to its reasonable satisfaction against all costs, expenses and liabilities to be incurred, proceed in its name as Trustee hereunder and as trustee of an express trust to obtain or enforce payment of the said principal of and premium (if any) and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as the Trustee in such request shall have been directed to take, or if such request contains no such direction, or if the Trustee shall act without such request, then by such proceedings authorized by this Indenture or by suit at law or in equity as the Trustee shall deem expedient.  If an Event of Default with respect to the Debentures occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Debentureholders to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

The Trustee shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the holders of the Debentures, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property and to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same. The Trustee is hereby irrevocably appointed (and the successive respective holders of the Debentures by taking and holding the same shall be conclusively deemed to have so appointed the Trustee) the true and lawful attorney-in-fact of the respective holders of the Debentures with authority to make and file in the respective names of the holders of the Debentures or on behalf of the holders of the Debentures as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the holders of the Debentures themselves, any proof of debt, amendment of proof of debt claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other papers and documents and to do and perform any and all such acts and things for and on behalf of such holders of the Debentures, as may be necessary or advisable in the opinion of the Trustee, in order to have the respective claims of the Trustee and of the holders of the Debentures against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims; provided, however, that nothing contained in this Indenture shall be deemed to give to the Trustee, unless so authorized by Ordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

The Trustee shall also have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests and the interests of the Debentureholders.

All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relating thereto. Any such suit or proceeding instituted by the Trustee shall be brought in the name of the Trustee as trustee of an express trust, and any recovery of judgement shall be for the rateable benefit of the holders of the Debentures subject to the provisions of this Indenture. In any proceeding brought by the Trustee (and also any proceeding in which a declaratory judgement of a court may be sought as to the interpretation or construction of any provision of this Indenture, to which the Trustee shall be a party) the Trustee shall be held to represent all the holders of the Debentures, and it shall not be necessary to make any holders of the Debentures parties to any such proceeding.

Section 8.6                                   No Suits by Debentureholders

No holder of any Debenture shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or interest on the Debentures or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy hereunder, unless (a) such holder shall previously have given to the Trustee written notice of the happening (or continuance) of an Event of Default hereunder; (b) the Debentureholders by Ordinary Resolution or by written instrument signed by the holders of at least 25% in principal amount of the Debentures then outstanding shall have made a request to the Trustee and the Trustee shall have been afforded reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; (c) the Debentureholders or any of them shall have furnished to the Trustee, when so requested by the Trustee, sufficient funds and security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby; (d) the Trustee shall have failed to act within 30 days after such notification, request and offer of indemnity and such notification, request and offer of indemnity are hereby declared in every such case, at the option of the Trustee, to be conditions precedent to any such proceeding or for any other remedy hereunder by or on behalf of the holder of any Debentures; and (e) during such 30 day period, the holders of a majority of the principal amount of Debentures do not give the Trustee a direction inconsistent with the request.

No one or more Debentureholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Debentureholders, or to obtain or to seek to obtain priority or preference over any other of such Debentureholders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and rateable benefit of all of such Debentureholders.  For the protection and enforcement of the provisions of this Section 8.6, each and every Debentureholder and the Trustee shall be entitled to such relief as can be given at law or in equity.

Section 8.7                                   Application of Moneys by Trustee

(a)                        Except as herein otherwise expressly provided, any moneys received by the Trustee from the Corporation pursuant to the foregoing provisions of this Article 8, or as a result of legal or other proceedings or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with any other moneys in the hands of the Trustee available for such purpose, as follows:

(i)                                     first, in payment or in reimbursement to the Trustee of its compensation, costs, charges, expenses, borrowings, advances or other moneys furnished or provided by or at the instance of the Trustee in or about the execution of its trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(ii)                                  second, but subject as hereinafter in this Section 8.7 provided, in payment, rateably and proportionately to the holders of Debentures, of the principal of and premium (if any) and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by Ordinary Resolution and in that case in such order or priority as between principal, premium (if any) and interest as may be directed by such resolution; and

(iii)                               third, in payment of the surplus, if any, of such moneys to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to clause (ii) above in respect of the principal, premium or interest on any Debenture held, directly or indirectly, by or for the benefit of the Corporation or any Subsidiary (other than any Debenture pledged for value and in good faith to a person other than the Corporation or any Subsidiary but only to the extent of such person’s interest therein) except subject to the prior payment in full of the principal, premium (if any) and interest (if any) on all Debentures which are not so held.

(b)                       The Trustee shall not be bound to apply or make any partial or interim payment of any moneys coming into its hands if the amount so received by it, after reserving thereout such amount as the Trustee may think necessary to provide for the payments mentioned in Section 8.7(a), is insufficient to make a distribution of at least 2% of the aggregate principal amount of the outstanding Debentures, but it may retain the money so received by it and invest or deposit the same as provided in Section 15.9 until the money or the investments representing the same, with the income derived therefrom, together with any other moneys for the time being under its control shall be sufficient for the said purpose or until it shall consider it advisable to apply the same in the manner hereinbefore set forth. The foregoing shall, however, not apply to a final payment in distribution hereunder.

Section 8.8                                   Notice of Payment by Trustee

Not less than 15 days’ notice shall be given in the manner provided in Section 14.2 by the Trustee to the Debentureholders of any payment to be made under this Article 8. Such  notice shall state the time when and place where such payment is to be made and also the liability under this Indenture to which it is to be applied. After the day so fixed, unless payment shall have been duly demanded and have been refused, the Debentureholders will be entitled to interest only on the balance (if any) of the principal moneys, premium (if any) and interest due (if any) to them, respectively, on the Debentures, after deduction of the respective amounts payable in respect thereof on the day so fixed.

Section 8.9                                   Trustee May Demand Production of Debentures

The Trustee shall have the right to demand production of the Debentures in respect of which any payment of principal, interest or premium required by this Article 8 is made and may cause to be endorsed on the same a memorandum of the amount so paid and the date of payment, but the Trustee may, in its discretion, dispense with such production and endorsement, upon such indemnity being given to it and to the Corporation as the Trustee shall deem sufficient.

Section 8.10                            Rights and Remedies Cumulative

No right or remedy herein conferred upon or reserved to the Trustee, or upon or to the holders of Debentures is intended to be exclusive of any other right or remedy, but each and every such right or remedy shall be cumulative and shall be in addition to every other right or remedy given hereunder or now existing or hereafter to exist by law or by statute.

Section 8.11                            Judgement Against the Corporation

The Corporation covenants and agrees with the Trustee that, in case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgement may be rendered against it in favour of the Debentureholders or in favour of the Trustee, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and premium (if any) and the interest thereon and any other moneys owing hereunder.

Section 8.12                            Immunity of Trustees and Others

The Debentureholders and the Trustee hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future officer, director, employee and agent or holder of Shares or any of its Affiliates or of any successor or any of them or any of their respective directors, officers, employees and agents for the payment of the principal of or premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation herein or in the Debentures contained.

Section 8.13                            Control by Holders

The Holders of at least a majority in principal amount of the outstanding Debentures, may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it with respect to the Debentures; and take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of Debentures under any provisions of this Indenture or under all applicable laws.

The Trustee may refuse, however, to follow any direction that conflicts with law or this Indenture.

Section 8.14                            Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any holder to receive payment of principal of, and premium (if any) and interest on, the Debentures held by such holder, on or after the respective due dates expressed in the Debentures (or, in the case of redemption, on the Redemption Date), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holder.

Section 8.15                            Delay or Omission Not Waiver

No delay or omission of the Trustee or of any holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders, as the case may be.

Section 8.16                            Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the TIA; provided that neither this Section nor the TIA shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Corporation or by the Trustee.

ARTICLE 9
SATISFACTION AND DISCHARGE

Section 9.1                                   Cancellation and Destruction

All Debentures shall forthwith after payment thereof be delivered to the Trustee and cancelled by it. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by the Trustee and, if required by the Corporation, the Trustee shall furnish to it a destruction certificate setting out the designating numbers of the Debentures so destroyed.

Section 9.2                                   Non-Presentation of Debentures

In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal, premium (if any) or the interest thereon or represented thereby becomes payable either at maturity or otherwise or fails to accept payment on account thereof and give such receipt therefor, if any, as the Trustee may require:

(a)                        the Corporation shall be entitled to pay or deliver to the Trustee and direct the Trustee to set aside; or

(b)                       in respect of moneys or Shares in the hands of the Trustee which may or should be applied to the payment of the Debentures, the Corporation shall be entitled to direct the Trustee to set aside; or

(c)                        if the redemption was pursuant to notice given by the Trustee, the Trustee may itself set aside;

the principal, premium (if any) or the interest, as the case may be, in trust to be paid or delivered to the holder of such Debenture upon due presentation or surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal, premium (if any) or the interest payable on or represented by each Debenture in respect whereof such moneys or Shares, if applicable, have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving delivery and payment of the moneys or Shares plus distributions on Shares, if applicable, so set aside by the Trustee upon due presentation and surrender thereof, subject always to the provisions of Section 9.3.

Section 9.3                                   Repayment of Unclaimed Moneys or Shares

Subject to applicable law, any moneys or Shares, if applicable, set aside under Section 9.2 and not claimed by and paid to holders of Debentures as provided in Section 9.2 within ten years after the date of such setting aside shall be repaid and delivered to the Corporation by the Trustee and thereupon the Trustee shall be released from all further liability with respect to such moneys or Shares, if applicable, and thereafter the holders of the Debentures in respect of which such moneys or Shares, if applicable, were so repaid to the Corporation shall have no rights in respect thereof except to obtain payment and delivery of the moneys or Shares, if applicable, from the Corporation subject to any limitation provided by the laws of the Province of Ontario.

Section 9.4                                   Discharge

The Trustee shall at the written request of the Corporation release and discharge this Indenture and execute and deliver such instruments as it shall be advised by Counsel are requisite for that purpose and to release the Corporation from its covenants herein contained (other than the provisions relating to the indemnification of the Trustee), upon proof being given to the reasonable satisfaction of the Trustee that the principal and premium (if any) of and interest (including interest on amounts in default, if any), on all the Debentures and all other moneys payable hereunder have been paid or satisfied or that, all the Debentures having matured or having been duly called for redemption, payment of the principal of and interest (including interest on amounts in default, if any) on such Debentures and of all other moneys payable hereunder has been duly and effectually provided for in accordance with the provisions hereof.

Section 9.5                                   Satisfaction

(a)                        The Corporation shall be deemed to have fully paid, satisfied and discharged all of the outstanding Debentures of any series and the Trustee, at the expense of the Corporation, shall execute and deliver proper instruments acknowledging the full payment, satisfaction and discharge of such Debentures, when, with respect to all of the outstanding Debentures or all of the outstanding Debentures of any series, as applicable, either:

(i)                                     the Corporation has deposited or caused to be deposited with the Trustee (or the paying agent, if not the Trustee, or the conversion agent, if applicable) as trust funds or property in trust for the purpose of making payment on such Debentures, an amount in money or Shares, if applicable, sufficient to pay, satisfy and discharge the entire amount of principal, premium, if any, and interest, if any, to maturity or any repayment date or Redemption Dates, as the case may be, of such Debentures; or

(ii)                                  the Corporation has deposited or caused to be deposited with the Trustee (or the paying agent, if not the Trustee, or the conversion agent, if applicable) as trust property in trust for the purpose of making payment on such Debentures:

(A)                              if the Debentures are issued in Canadian dollars, such amount in Canadian dollars of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada, or Shares, if applicable; or

(B)                                if the Debentures are issued in a currency or currency share other than Canadian dollars, cash in the currency or currency share in which the Debentures are payable and/or such amount in such currency or currency share of direct obligations of, or obligations the principal and interest of which are guaranteed by, the Government of Canada or the government that issued the currency or currency share in which the Debentures are payable, or Shares, if applicable;

as will, together with the income to accrue thereon and reinvestment thereof, be sufficient to pay and discharge the entire amount of principal and accrued and unpaid interest to maturity or any repayment date, as the case may be, of all such Debentures;

and in either event:

(iii)                               the Corporation has paid, caused to be paid or made provisions to the satisfaction of the Trustee for the payment of all other sums payable with respect to all of such Debentures (together with all applicable expenses of the Trustee in connection with the payment of such Debentures); and

(iv)                              the Corporation has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent herein provided relating to the payment, satisfaction and discharge of all such Debentures have been complied with.

Any deposits with the Trustee referred to in this Section 9.5 shall be irrevocable, subject to Section 9.3 and Section 9.6, and shall be made under the terms of an escrow and/or trust agreement in form and substance satisfactory to the Trustee and which provides for the due and punctual payment of the principal of, and interest and premium, if any, on the Debentures being satisfied.

(b)                       Upon the satisfaction of the conditions set forth in this Section 9.5 with respect to all the outstanding Debentures, or all the outstanding Debentures of any series, as applicable, the terms and conditions of the Debentures, including the terms and conditions with respect thereto set forth in this Indenture (other than those contained in Article 2 and Article 4 and the provisions of Article 1 pertaining to Article 2 and Article 4) shall no longer be binding upon or applicable to the Corporation.

(c)                        Any funds or obligations deposited with the Trustee pursuant to this Section 9.5 shall be denominated in the currency or denomination of the Debentures in respect of which such deposit is made.

(d)                       If the Trustee is unable to apply any money or securities in accordance with this Section 9.5 by reason of any legal proceeding or any order or judgement of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the affected Debentures shall be revived and reinstated as though no money or securities had been deposited pursuant to this Section 9.5 until such time as the

Trustee is permitted to apply all such money or securities in accordance with this Section 9.5, provided that if the Corporation has made any payment in respect of principal, premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the holders of such Debentures to receive such payment from the money or securities held by the Trustee.

Section 9.6                                   Continuance of Rights, Duties and Obligations

Where trust funds or trust property have been deposited pursuant to Section 9.5, the holders of Debentures and the Corporation shall continue to have and be subject to their respective rights, duties and obligations under Article 2 and Article 4 hereof.

ARTICLE 10
SHARE INTEREST PAYMENT ELECTION

Section 10.1                            Interest Payment Election

(a)                        Provided that no Event of Default has occurred and is continuing and that all necessary regulatory approvals have been obtained (including any required approval of any stock exchange on which the Debentures or Shares are then listed), the Corporation shall have the right, at any time and from time to time, to make an Interest Payment Election in respect of any Interest Obligation, in whole or in part, by delivering an Interest Payment Election Notice to the Trustee no later than the earlier of: (i) the date required by applicable law or the rules of any stock exchange on which the Debentures or Shares are then listed, and (ii) the day which is 15 Business Days prior to the Interest Payment Date to which the Interest Payment Election relates.

(b)                       Upon receipt of an Interest Payment Election Notice, the Trustee shall, as agent of the Corporation, in accordance with this and such Interest Payment Election Notice deliver Bid Requests to the investment banks, brokers or dealers (each, a “Broker”) identified by the Corporation, in its absolute discretion, in the Interest Payment Election Notice. In connection with the Interest Payment Election, the Trustee shall have the power to: (i) accept delivery of the Shares from the Corporation and process the Shares in accordance with the Interest Payment Election Notice, (ii) accept bids with respect to, and consummate sales of, such Shares, each as the Corporation shall direct in its absolute discretion through the Broker identified by the Corporation in the Interest Payment Election Notice, (iii) invest the proceeds of such sales in accordance with the provisions of Section 15.9 hereof, (iv) deliver proceeds to holders of Debentures sufficient to satisfy the Corporation’s Interest Obligations, and (v) perform any other action necessarily incidental thereto as directed by the Corporation in its absolute discretion. The Interest Payment Election Notice shall, where the Trustee delivers Bid Requests, direct the Trustee to solicit and accept only, and each Bid Request shall provide that the acceptance of any bid is conditional on the acceptance of, sufficient bids to result in aggregate proceeds from such issue and sale of Shares which, together with the cash payments by the Corporation, if any, equal the Interest Obligation on the Share Delivery Date.

(c)                        The Interest Payment Election Notice shall provide confirmation from the Corporation that all necessary regulatory approvals have been obtained and shall also provide for, and all bids, if any, shall be subject to, the right of the Corporation, by delivering written notice to the Trustee at any time prior to the consummation of such delivery and sale of the Shares on the Share Delivery Date, to withdraw the Interest Payment Election (which shall have the effect of withdrawing each related Bid Request), whereupon the Corporation shall be obliged to pay in cash the Interest Obligation in respect of which the Interest Payment Election Notice has been delivered.

(d)                       Any sale of Shares pursuant to this Article 10 may be made to one or more Persons whose bids are solicited.

(e)                        The amount receivable by a holder of a Debenture in respect of the Interest Obligation or the entitlement thereto will not be affected by whether or not the Corporation elects to satisfy the Interest Obligation pursuant to an Interest Payment Election.

(f)                          The Trustee shall inform the Corporation promptly following receipt of any bid or bids for Shares solicited pursuant to the Bid Requests. The Trustee shall accept such bid or bids as the Corporation, in its absolute discretion, shall direct by Written Direction of the Corporation, provided that the aggregate proceeds of all sales of Shares resulting from the acceptance of such bids, together with the amount of any cash payment by the Corporation, on the Share Delivery Date, must be equal to the related Interest Payment Election Amount.  In connection with any bids so accepted, the Corporation, the Trustee (if required by the Corporation in its absolute discretion) and the applicable bidders shall, not later than the Share Delivery Date, enter into Share Purchase Agreements and shall comply with all Applicable Securities Legislation, including the securities rules and regulations of any stock exchange on which the Debentures or Shares are then listed, and subject to any restrictions imposed by Section 4.6 hereof. The Corporation shall pay all fees and expenses in connection with the Share Purchase Agreements including the fees and commissions charged by the investment banks, brokers and dealers and the fees of the Trustee.

(g)                       Provided that (i) all conditions specified in each Share Purchase Agreement to the closing of all sales thereunder have been satisfied, other than the delivery of the Shares to be sold thereunder against payment of the purchase price thereof, and (ii) the purchasers under each Share Purchase Agreement shall be ready, willing and able to perform thereunder, in each case on the Share Delivery Date, the Corporation shall, on the Share Delivery Date, deliver to the Trustee the Shares to be sold on such date, an amount in cash equal to the value of any fractional Shares and an Officer’s Certificate to the effect that all conditions precedent to such sales, including those set forth in this Indenture (including Section 4.6 hereof) and in each Share Purchase Agreement, have been satisfied. Upon such deliveries, the Trustee shall consummate such sales on such Share Delivery Date by the delivery of the Shares to such purchasers against payment to the Trustee in immediately available funds of the purchase price therefor in an aggregate amount equal to the Interest Payment Election Amount (less any amount attributable to any fractional Shares), whereupon the sole right of a holder of Debentures to receive such holder’s portion of the Interest Payment Election Amount will be to receive same from the Trustee out of the proceeds of such sales of Shares plus any amount received by the Trustee from the Corporation attributable to any fractional Shares in full satisfaction of the Interest Obligation and the holder will have no further recourse to the Corporation in respect of the Interest Obligation.

(h)                       The Trustee shall, on the Share Delivery Date, use the sale proceeds of the Shares (together with any cash received from the Corporation) to purchase, on the direction of the Corporation in writing, Government Obligations which mature prior to the applicable Interest Payment Date and which the Trustee is required to hold until maturity (the “Share Proceeds Investment”) and shall, on such date, deposit the balance, if any, of such sale proceeds in the Property Account for such Debentures. The Trustee shall hold such Share Proceeds Investment (but not income earned thereon) under its exclusive control in an irrevocable trust for the benefit of the holders of the Debentures. At least one Business Day prior to the Interest Payment Date, the Trustee shall deposit amounts from the proceeds of the Share Proceeds Investment in the Property Account to bring the balance of the Property Account to the Interest Payment Election Amount. On the Interest Payment Date, the Trustee shall pay the funds held in the Property Account to the Holders of record of the Debentures on the record date of such Interest Payment Date (less any tax required to be deducted, if any) and, provided that there is no Event of Default, shall remit amounts, if any, in respect of income earned on the Share Proceeds Investment or otherwise in excess of the Interest Payment Election Amount to the Corporation.

(i)                           Notwithstanding any other provision of this Indenture, neither the making of a Share Payment Election nor the consummation of sales of Shares on a Share Delivery Date shall (i) result in the holders of the Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the Interest Obligation payable on such date or (ii) entitle such holders to receive any Shares in satisfaction of such Interest Obligation.

(j)                           No fractional Shares will be issued in satisfaction of interest but in lieu thereof the Corporation will satisfy such fractional interest by a cash payment equal to the Current Market Price of such fractional interest (less any tax required to be deducted, if any).

ARTICLE 11
SUCCESSORS

Section 11.1                            Restrictions on Amalgamation, Merger and Sale of Certain Assets, etc.

Subject to the provisions of Article 12, the Corporation shall not enter into any transaction or series of transactions whereby all or substantially all of its undertaking, property or assets would become the property of any other Person (herein called a “Successor”) whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, unless:

(a)                        prior to or contemporaneously with the consummation of such transaction the Corporation and the Successor shall have executed such instruments and done such things as, in the Opinion of Counsel, are necessary or advisable to establish that upon the consummation of such transaction:

(i)                                     the Successor will have assumed all the covenants and obligations of the Corporation under this Indenture in respect of the Debentures;

(ii)                                  the Debentures will be valid and binding obligations of the Successor entitling the holders thereof, as against the Successor, to all the rights of Debentureholders under this Indenture; and

(iii)                               in the case of the entity organized otherwise than under the laws of the Province of Ontario, the successor shall attorn to the jurisdiction of the courts of the Province of Ontario;

(b)                       such transaction, in the Opinion of Counsel, shall be on such terms as to substantially preserve and not materially and adversely impair any of the rights and powers of the Trustee or of the Debentureholders hereunder; and

(c)                        no condition or event shall exist as to the Corporation (at the time of such transaction) or the Successor (immediately after such transaction) and after giving full effect thereto or immediately after the Successor shall become liable to pay the principal monies, premium, if any, interest and other monies due or which may become due hereunder, which constitutes or would constitute an Event of Default hereunder.

Section 11.2                            Vesting of Powers in Successor

Whenever the conditions of Section 11.1 hereof shall have been duly observed and performed, any Successor formed by or resulting from such transaction shall succeed to, and be substituted for, and may exercise every right and power of the Corporation under this Indenture with the same effect as though the Successor had been named as the Corporation herein and thereafter, except in the case of a lease or other similar disposition of property to the Successor, the Corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures forthwith upon the Corporation delivering to the Trustee an Opinion of Counsel to the effect that the transaction shall not result in any material adverse tax consequences to the Corporation or the Successor. The Trustee will, at the expense of the Successor, execute any documents which it may be advised by Counsel are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 12
COMPULSORY ACQUISITION

Section 12.1         Definitions

In this Article:

(a)                        “Affiliate” and “Associate” shall have their respective meanings set forth in the Securities Act (Ontario);

(b)                       “Dissenting Debentureholders” means a Debentureholder who does not accept an Offer referred to in Section 12.2;

(c)                        “Offer” means an offer to acquire outstanding Debentures (other than Debentures held by or on behalf of the Offeror or an Associate or Affiliate of the Offeror) where, as of the date of the offer to acquire, the Debentures that are subject to the offer to acquire, together with the Offeror’s Debentures, constitute in the aggregate 20% or more of the outstanding principal amount of the Debentures;

(d)                       “offer to acquire” includes an acceptance of an offer to sell;

(e)                        “Offeror” means a Person, or two or more Persons acting jointly or in concert, who make an Offer to acquire Debentures;

(f)                          “Offeror’s Notice” means the notice described in Section 12.3; and

(g)                       “Offeror’s Debentures” means Debentures beneficially owned, or over which control or direction is exercised, on the date of an Offer by the Offeror, any Affiliate or Associate of the Offeror or any person or company acting jointly or in concert with the Offeror.

Section 12.2         Offer for Debentures

If an Offer is made and:

(a)                        within the time provided in the Offer for its acceptance or within 45 days after the date the Offer is made, whichever period is the shorter, the Offer is accepted by Debentureholders representing at least 90% of the outstanding principal amount of the Debentures, other than the Offeror’s Debentures;

(b)                       the Offeror is bound to take up and pay for, or has taken up and paid for the Debentures of the Debentureholders who accepted the Offer; and

(c)                        the Offeror complies with Section 12.3 and Section 12.5;

the Offeror is entitled to acquire, and the Dissenting Debentureholders are required to sell to the Offeror, the Debentures held by the Dissenting Debentureholder for the same consideration per Debenture payable or paid, as the case may be, under the Offer.

The Corporation will comply with all Applicable Securities Legislation and the United States securities laws and regulations to the extent such laws and regulations are applicable in the event that the Corporation is required to repurchase Initial Debentures pursuant to Article 12.

Section 12.3         Offeror’s Notice to Dissenting Debentureholders

Where an Offeror is entitled to acquire Debentures held by Dissenting Debentureholders pursuant to Section 12.2 and the Offeror wishes to exercise such right, the Offeror shall send by registered mail within 30 days after the date of termination of the Offer a notice (the “Offeror’s Notice”) to each Dissenting Debentureholder stating that:

(a)                        Debentureholders holding at least 90% of the principal amount of all outstanding Debentures, other than Offeror’s Debentures, have accepted the Offer;

(b)                       the Offeror is bound to take up and pay for, or has taken up and paid for, the Debentures of the Debentureholders who accepted the Offer;

(c)                        Dissenting Debentureholders must transfer their respective Debentures to the Offeror on the terms on which the Offeror acquired the Debentures of the Debentureholders who accepted the Offer within 21 days after the date of the sending of the Offeror’s Notice; and

(d)                       Dissenting Debentureholders must send their respective Debenture(s) to the Trustee within 21 days after the date of the sending of the Offeror’s Notice.

Section 12.4         Delivery of Debenture(s)

A Dissenting Debentureholder to whom an Offeror’s Notice is sent pursuant to Section 12.3 shall, within 21 days after the sending of the Offeror’s Notice, send his Debenture(s) to the Trustee duly endorsed for transfer or, if the Debentures are represented by a Global Certificate, cause the Depositary to be instructed through one or more Depositary Participants to facilitate the transfer of Debentures Beneficiary held by such person.

Section 12.5         Payment of Consideration to Trustee

Within 21 days after the Offeror sends an Offeror’s Notice pursuant to Section 12.3, the Offeror shall pay or transfer to the Trustee, or to such other person as the Trustee may direct, the cash or other consideration that is payable to Dissenting Debentureholders pursuant to Section 12.2.

Section 12.6         Consideration to be held in Corporation

The Trustee, or the person directed by the Trustee, shall hold in trust for the Dissenting Debentureholders the cash or other consideration they or it receives under Section 12.5. Interest shall not accrue or be paid by the Offeror or the Trustee to persons depositing Debentures on the purchase price for Debentures purchased by the Offeror, regardless of any delay in making such payment.

Section 12.7         Completion of Transfer of Debentures to Offeror

Within 30 days after the date of the sending of an Offeror’s Notice pursuant to Section 12.3, the Trustee, if the Offeror has complied with Section 12.5, shall:

(a)                        do all acts and things and execute and cause to be executed all instruments as in the Trustee’s opinion, relying on the advice of Counsel, may be necessary or desirable to cause the transfer of the Debentures of the Dissenting Debentureholders to the Offeror;

(b)                       send to each Dissenting Debentureholder who has complied with Section 12.4 the consideration to which such Dissenting Debentureholder is entitled under this Article 12; and

(c)                        send to each Dissenting Debentureholder who has not complied with Section 12.4 a notice stating that:

(i)                                     his or her Debentures have been transferred to the Offeror;

(ii)                                  the Trustee or some other person designated in such notice are holding in trust the consideration for such Debentures; and

(iii)                               the Trustee, or such other person, will send the consideration to such Dissenting Debentureholder as soon as possible after receiving such Dissenting Debentureholder’s Debenture(s) or such other documents as the Trustee or such other person may require in lieu thereof;

and the Trustee is hereby appointed the agent and attorney of the Dissenting Debentureholders for the purposes of giving effect to the foregoing provisions.

Section 12.8         Communication of Offer to Corporation

An Offeror cannot make an Offer for Debentures unless, concurrent with the communication of the Offer to any Debentureholder, a copy of the Offer is provided to the Corporation.

ARTICLE 13
MEETINGS OF DEBENTUREHOLDERS

Section 13.1         Right to Convene Meeting

The Trustee or the Corporation may at any time and from time to time, and the Trustee shall, on receipt of a written request of the Corporation or a written request signed by the holders of not less than 25% of the principal amount of the Debentures then outstanding and upon receiving funding and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Trustee failing, within 30 days after receipt of any such request and such funding and indemnity, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the City of Toronto or at such other place as may be approved or determined by the Trustee.

Section 13.2         Notice of Meetings

(a)                        At least 21 days’ notice of any meeting shall be given to the Debentureholders in the manner provided in Section 14.2 and a copy of such notice shall be sent by post to the Trustee, unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article. The accidental omission to give notice of a meeting to any holder of Debentures shall not invalidate any resolution passed at any such meeting. A holder may waive notice of a meeting either before or after the meeting.

(b)                       If the business to be transacted at any meeting by Ordinary Resolution or otherwise, or any action to be taken or power exercised by instrument in writing under Section 13.15, especially affects the rights of holders of Debentures of one or more series in a manner or to an extent differing in any material way from that in or to which the rights of holders of Debentures of any other series are affected (determined as provided in Section 13.2(c) and Section 13.2(d)), then:

(i)                                     a reference to such fact, indicating each series of Debentures so especially affected (hereinafter referred to as the “especially affected series”) shall be made in the notice of such meeting, and in any such case the meeting shall be and be deemed to be and is herein referred to as a “Serial Meeting”; and

(ii)                                  the holders of Debentures of an especially affected series shall not be bound by any action taken at a Serial Meeting or by instrument in writing under Section 13.15 unless in addition to compliance with the other provisions of this Article 13 (A) at such Serial Meeting: (I) there are Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures then outstanding of such series, subject to the provisions of this Article 13 as to quorum at adjourned meetings; and (II) the resolution is passed by the affirmative vote of the holders of more than 50% of the principal amount of the Debentures of such series then outstanding voted on the resolution; or (B) in the case of any action taken or power exercised by instrument in writing under Section 13.15, such instrument is signed in one or more counterparties by holders of not less than 50% of the principal amount of the Debentures of such Shares then outstanding.

(c)                        Subject to Section 13.2(d), the determination as to whether any business to be transacted at a meeting of Debentureholders, or any action to be taken or power to be exercised by instrument in writing under Section 13.15, especially affects the rights of the Debentureholders of one or more series in a manner or to an extent differing in any material way from that in or to which it affects the rights of Debentureholders of any other series (and is therefore an especially affected series) shall be determined by an Opinion of Counsel, which shall be binding on all Debentureholders, the Trustee and the Corporation for all purposes hereof.

(d)                       A proposal:

(i)                                     to extend the maturity of Debentures of any particular series or to reduce the principal amount thereof, the rate of interest or redemption premium thereon or to impair any conversion right thereof;

(ii)                                  to modify or terminate any covenant or agreement which by its terms is effective only so long as Debentures of a particular series are outstanding; or

(iii)                               to reduce with respect to Debentureholders of any particular series any percentage stated in this Section 13.2 or Section 13.4, Section 13.12 and Section 13.15;

shall be deemed to especially affect the rights of the Debentureholders of such series in a manner differing in a material way from that in which it affects the rights of holders of Debentures of any other series, whether or not a similar extension, reduction, modification or termination is proposed with respect to Debentures of any or all other series.

Section 13.3         Chairman

Some person, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no person is so nominated, or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, a majority of the Debentureholders present in person or by proxy shall choose some person present to be chairman.

Section 13.4         Quorum

Subject to the provisions of Section 13.12, at any meeting of the Debentureholders a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the outstanding Debentures and, if the meeting is a Serial Meeting, at least 25% of the Debentures then outstanding of each especially affected series. If a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding any meeting, the meeting, if summoned by the Debentureholders or pursuant to a request of the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, to the extent possible, and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting, the Debentureholders present in person or by proxy shall, subject to the provisions of Section 13.12, constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Debentures or of the Debentures then outstanding of each especially affected series. Any business may be brought before or dealt with at an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting unless the required quorum be present at the commencement of business.

Section 13.5         Power to Adjourn

The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of the holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

Section 13.6         Show of Hands

Every question submitted to a meeting shall, subject to Section 13.7, be decided in the first place by a majority of the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact. The chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Debentures, if any, held by him.

Section 13.7         Poll

On any question submitted to a meeting when demanded by the chairman or by one or more Debentureholders or proxies for Debentureholders, a poll shall be taken in such manner and either at once or after an adjournment as the chairman shall direct. Questions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.

Section 13.8         Voting

On a show of hands every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more Debentureholders or both, shall have one vote. On a poll each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures of which he shall then be the holder. In the case of any Debenture denominated in a currency or currency share other than Canadian dollars, the principal amount thereof for these purposes shall be computed in Canadian dollars on the basis of the conversion of the principal amount thereof at the applicable spot buying rate of exchange for such other currency or currency share as reported by the Bank of Canada at the close of business on the Business Day next preceding the meeting. Any fractional amounts resulting from such conversion shall be rounded to the nearest $100. A proxy need not be a Debentureholder. In the case of joint holders of a Debenture, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others but in case more than one of them is present in person or by proxy, they shall vote together in respect of the Debentures of which they are joint holders.

Section 13.9         Proxies

A Debentureholder may be present and vote at any meeting of Debentureholders by an authorized representative. The Corporation (in case it convenes the meeting) or the Trustee (in any other case) for the purpose of enabling the Debentureholders to be present and vote at any meeting without producing their Debentures, and of enabling them to be present and vote at any such meeting by proxy and of lodging instruments appointing such proxies at some place other than the place where the meeting is to be held, may from time to time make and vary such regulations as it shall think fit providing for and governing any or all of the following matters:

(a)                        the form of the instrument appointing a proxy, which shall be in writing, and the manner in which the same shall be executed and the production of the authority of any person signing on behalf of a Debentureholder;

(b)                       the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Debentureholder convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same must be deposited; and

(c)                        the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, faxed, cabled, telegraphed or sent by telex before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be Debentureholders and persons whom Debentureholders have by instrument in writing duly appointed as their proxies.

Section 13.10       Persons Entitled to Attend Meetings

The Corporation and the Trustee, by their respective officers and directors, the Auditors of the Corporation and the legal advisers of the Corporation, the Trustee or any Debentureholder may attend any meeting of the Debentureholders, but shall have no vote as such.

Section 13.11       Powers Exercisable by Ordinary Resolution

In addition to the powers conferred upon them by any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers exercisable from time to time by Ordinary Resolution, subject in the case of the matters in paragraphs (a), (b), (c), (d), (f), (g), (h) and (1) to receipt of any required prior approval of the TSX and limitations imposed by the TIA:

(a)                        power to authorize the Trustee to grant extensions of time for payment of any principal, premium or interest on the Debentures, whether or not the principal, premium or interest, the payment of which is extended, is at the time due or overdue;

(b)                       power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or the Trustee against the Corporation, or against its property, whether such rights arise under this Indenture or the Debentures or otherwise;

(c)                        power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture or any Debenture which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any indenture supplemental hereto embodying any modification, change, addition or omission;

(d)                       power to sanction any scheme for the reconstruction, reorganization or recapitalization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with any other Person or for the sale, leasing, transfer or other disposition of all or substantially all of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any such transaction if the provisions of Section 11.1 shall have been complied with;

(e)                        power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture in any manner specified in any such Ordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(f)                          power to waive and direct the Trustee to waive any default hereunder and/or cancel any declaration made by the Trustee pursuant to Section 8.1 either unconditionally or upon any condition specified in such Ordinary Resolution;

(g)                       power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal, premium or interest on the Debentures, or for the execution of any trust or power hereunder;

(h)                       power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.6, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(i)                           power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other securities of the Corporation;

(j)                           power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustee to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Ordinary Resolution or other resolution as shall be included in the resolution appointing the committee. The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the resolution appointing it and the members need not be themselves Debentureholders. Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally. Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders. Neither the committee nor any member thereof shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith;

(k)                        power to remove the Trustee from office and to appoint a new Trustee or Trustees provided that no such removal shall be effective unless and until a new Trustee or Trustees shall have become bound by this Indenture;

(l)                           power to sanction the exchange of the Debentures for or the conversion thereof into shares, bonds, debentures or other securities or obligations of the Corporation or of any other Person formed or to be formed;

(m)                     power to authorize the distribution in specie of any shares or securities received pursuant to a transaction authorized under the provisions of Section 13.11(i);

(n)                       power to require the Trustee to exercise any power, right or remedy or authority given to it by this Indenture in any manner specified in such Ordinary Resolution, or to refrain from exercising any such power, right, remedy or authority;

(o)                       power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders against the Corporation, or against its property, whether such rights shall arise under this Indenture or the Debentures or otherwise; and

(p)                       power to amend, alter or repeal any Ordinary Resolution previously passed or sanctioned by the Debentureholders or by any committee appointed pursuant to Section 13.11(j).

Notwithstanding the foregoing provision of this Section 13.11, the Corporation and the Trustee may amend this Indenture or the Debentures for certain purposes, without the consent of the Debentureholders including to (i) cure any ambiguity, defect or inconsistency, provided, however, that the amendment to cure such ambiguity, defect or inconsistency does not materially  adversely affect the rights of the Debentureholders; (ii) provide for the assumption by a successor of the Corporation’s or Trustee’s obligations under this Indenture; (iii) make any change to comply with any applicable laws or requirements of any governmental authority relating to trust indentures; or (iv) add to the Corporation’s covenants or the Corporation’s obligations under this Indenture for the protection of Debentureholders.

Section 13.12       Meaning of “Ordinary Resolution”

(a)                        The expression “Ordinary Resolution” when used in this Indenture means, subject as hereinafter in this Article provided, a resolution proposed to be passed as an Ordinary Resolution at a meeting of Debentureholders (including an adjourned meeting) duly convened for the purpose and held in accordance with the provisions of this Article at which the holders of not less than 25% of the principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are present in person or by proxy and passed by the favourable votes of the holders of not less than 50% of the principal amount of the Debentures, and if the meeting is a Serial Meeting by the affirmative vote of the holders of not less than 50% of each especially affected series, in each case present or represented by proxy at the meeting and voted upon on a poll on such resolution.

(b)                       If, at any such meeting, the holders of not less than 25% of the principal amount of the Debentures then outstanding and, if the meeting is a Serial Meeting, 25% of the principal amount of the Debentures then outstanding of each especially affected series, in each case are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved but in any other case it shall stand adjourned until the same day in the next week (unless such day is not a Business Day in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place and no notice shall be required to be given in respect of such adjourned meeting. At the adjourned meeting the Debentureholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed thereat by the affirmative vote of holders of not less than 50% of the principal amount of the Debentures and, if the meeting is a Serial Meeting, by the affirmative vote of the holders of not less than 50% of the principal amount of the Debentures of each especially affected series, in each case present or represented by proxy at the meeting voted upon on a poll shall be an Ordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of not less than 25% in principal amount of the Debentures then outstanding, and if the meeting is a Serial Meeting, at which holders of not less than 25% of the principal amount of the Debentures then outstanding of each especially affected series, are not present in person or by proxy at such adjourned meeting.

Section 13.13       Powers Cumulative

Any one or more of the powers in this Indenture stated to be exercisable by the Debentureholders by Ordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers thereafter from time to time.

Section 13.14       Minutes

Minutes of all resolutions and proceedings at every meeting as aforesaid shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes as aforesaid, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings taken thereat to have been duly passed and taken.

Section 13.15       Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the holders of 50% of the principal amount of all the outstanding Debentures and, if the meeting at which such actions might be taken would be a Serial Meeting, by the holders of 50% of the principal amount of the Debentures then outstanding of each especially affected series, by an instrument in writing signed in one or more counterparts and the expression “Ordinary Resolution” when used in this Indenture shall include an instrument so signed.

Section 13.16       Binding Effect of Resolutions

Every resolution and every Ordinary Resolution passed in accordance with the provisions of this Article at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 13.15 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Ordinary Resolution and instrument in writing.

Section 13.17       Evidence of Rights Of Debentureholders

(a)                        Any request, direction, notice, consent or other instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor signed or executed by such Debentureholders.

(b)                       The Trustee may, in its discretion, require proof of execution in cases where it deems proof desirable and may accept such proof as it shall consider proper.

Section 13.18       Concerning Serial Meetings

If in the Opinion of Counsel any business to be transacted at any meeting, or any action to be taken or power to be exercised by instrument in writing under Section 13.15, does not adversely affect the rights of the holders of Debentures of one or more series, the provisions of this Article 13 shall apply as if the Debentures of such series were not outstanding and no notice of any such meeting need be given to the holders of Debentures of such series. Without limiting the generality of the foregoing, a proposal to modify or terminate any covenant or agreement which is effective only so long as Debentures of a particular series are outstanding shall be deemed not to adversely affect the rights of the holders of Debentures of any other series.

ARTICLE 14
NOTICES

Section 14.1         Notice to Corporation and Trustee

Unless herein otherwise expressly provided, any notice to be given hereunder to the Corporation or the Trustee shall be deemed to be validly given if delivered by hand courier or if transmitted by telecopier to:

(i)	if to the Corporation:

MDC Partners Inc. 45 Hazelton Avenue Toronto, Ontario M5R 2E3

	Attention:	General Counsel
	Facsimile:	(416) 960-9595

with a copy to:

Stikeman Elliott LLP Suite 5300 Commerce Court West Toronto, Ontario M5L 1B9

	Attention:	Dee Rajpal
	Facsimile:	(416) 947-0866

(ii)	if to the Trustee:

Computershare Trust Company of Canada
100 University Avenue 9th Floor Toronto, Ontario M5J 2Y1

	Attention:	Manager, Corporate Trust
	Facsimile:	(416) 981-9777

and any such notice delivered in accordance with the foregoing shall be deemed to have been received on the date of delivery or, if telecopied the day of transmission or, if such day is not a Business Day, on the first Business Day following the day of transmission; provided that if such notice is delivered or telecopied after 4 p.m. Toronto time, such notice will be deemed to be received on the next Business Day. The Corporation or Trustee, as the case may be, may from time to time notify the other in the manner provided in this Section 14.1 of a change of address which from the effective date of such notice and until changed by like notice, shall be the address of the Corporation or Trustee, as the case may be, for all purposes of this Indenture.

Section 14.2         Notice to Debentureholders

All notices to be given hereunder with respect to the Debentures shall be deemed to be validly given to the holders thereof if sent by first class mail, postage prepaid, by letter or circular addressed to such holders at their post office addresses appearing in any of the registers hereinbefore mentioned and shall be deemed to have been effectively given three Business Days following the day of mailing. Accidental error or omission in giving notice or accidental failure to mail notice to any Debentureholder or the inability of the Corporation to give or mail any notice due to anything beyond the reasonable control of the Corporation shall not invalidate any action or proceeding founded thereon.

If any notice given in accordance with the foregoing paragraph would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication at least once in the City of Toronto (or in such of those cities as, in the opinion of the Corporation, is sufficient in the particular circumstances), such publication to be made in a daily newspaper of general circulation in the designated city.

Any notice given to Debentureholders by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in the newspaper in which publication was required.

All notices with respect to any Debenture may be given to whichever one of the holders thereof (if more than one) is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of any persons interested in such Debenture.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Failure to mail a notice or communication to a Debentureholder or any defect in it shall not affect its sufficiency with respect to other Debentureholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

If the Corporation mails a notice or communication to the Debentureholders, it shall mail a copy to the Trustee and each registrar, paying agent or conversion agent.

Section 14.3         Communication by Holders with Other Holders

Debentureholders may communicate pursuant to TIA Section 312(b) with other Debentureholders with respect to their rights under this Indenture or the Debentures. The Corporation, the Trustee, the registrar, the paying agent, the conversion agent and anyone else shall have the protection of TIA Section 312(c).

Section 14.4         Mail Service Interruption

If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee would reasonably be unlikely to reach its destination by the time notice by mail is deemed to have been given pursuant to Section 14.1, such notice shall be valid and effective only if delivered at the appropriate address in accordance with Section 14.1.

ARTICLE 15
CONCERNING THE TRUSTEE

Section 15.1         No Conflict of Interest

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder but if, notwithstanding the provisions of this Section 15.1, such a material conflict of interest exists, or hereafter arises, the validity and enforceability of this Indenture, and the Debentures issued hereunder, shall not be affected in any manner whatsoever by reason only that such material conflict of interest exists or arises but the Trustee shall, within 60 days after ascertaining that it has a material conflict of interest, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Section 15.2.

Section 15.2         Replacement of Trustee

Subject to the terms hereof, the Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation two months notice in writing or such shorter notice as the Corporation may accept as sufficient. The Corporation shall have the power at any time on notice in writing to the Trustee to, and the Debentureholders by Ordinary Resolution shall have the power at any time to, remove the existing Trustee and to appoint a new or successor Trustee. If at any time a material conflict of interest exists in the Trustee’s role as a fiduciary hereunder the Trustee shall, within 60 days after ascertaining that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in this Section 15.2. The validity and enforceability of this Indenture and of the Debentures issued hereunder shall not be affected in any manner whatsoever by reason only that such a material conflict of interest exists. In the event of the Trustee resigning or being removed or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders. Failing such appointment by the Corporation, the retiring Trustee or any Debentureholder may apply to a Judge of the Ontario Superior Court of Justice, on such notice as such Judge may direct at the Corporation’s expense, for the appointment of a new Trustee but any new Trustee so appointed by the Corporation or by such court shall be subject to removal as aforesaid and the appointment of such new Trustee shall be effective only upon such new Trustee becoming bound by this Indenture. Any new Trustee appointed under any provision of this Section 15.2 shall be a corporation authorized to carry on the business of a trust company in all of the Provinces of Canada. On any new appointment the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee.

Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated or any company resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor trustee under this Indenture without the execution of any instrument or any further act. Nevertheless, upon the written request of the successor Trustee or of the Corporation, the Trustee ceasing to act shall execute and deliver an instrument assigning and transferring to such successor Trustee, upon the trusts herein expressed, all the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver all property and money held by such Trustee to the successor Trustee so appointed in its place. Should any deed, conveyance or instrument in writing from the Corporation be required by any new Trustee for more fully and certainly vesting in and confirming to it such estates, properties, rights, powers and trusts, then any and all such deeds, conveyances and instruments in writing shall on request of said new Trustee, be made, executed, acknowledged and delivered by the Corporation.

Section 15.3         Duties of Trustee

Other than as set forth in Section 15.3 below, in the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the holders and shall exercise that degree of care, diligence and skill that a reasonably prudent corporate trustee would exercise in comparable circumstances, provided that, if an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(a)                        The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

(i)                                     this paragraph (a) does not limit the effect of Section 15.4;

(ii)                                  the Trustee shall not be liable for the error of judgment made in good faith by a responsible officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)                               the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.13; and

(iv)                              the Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

Subparagraphs (a)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

(b)                       Every provision of this Indenture that in way related to the Trustee is subject to paragraphs (a) and (b) of this Section 15.3 and Section 15.4.

Section 15.4         Reliance Upon Declarations, Opinions, etc.

In the exercise of its rights, duties and obligations hereunder the Trustee may, if acting in good faith, rely, as to the truth of the statements and accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports or certificates furnished pursuant to any covenant, condition or requirement of this Indenture or required by the Trustee to be furnished to it in the exercise of its rights and duties hereunder, if the Trustee examines such statutory declarations, opinions, reports or certificates and determines that they comply with Section 15.5, if applicable, and with any other applicable requirements of this Indenture. The Trustee may nevertheless, in its discretion, require further proof in cases where it deems further proof desirable. Without restricting the foregoing, the Trustee may act and rely on an Opinion of Counsel satisfactory to the Trustee notwithstanding that it is delivered by a solicitor or firm which acts as solicitors for the Corporation. This Section 15.4 shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

Section 15.5         Evidence and Authority to Trustee, Opinions, etc.

The Corporation shall furnish to the Trustee evidence of compliance with the conditions precedent provided for in this Indenture relating to any action or step required or permitted to be taken by the Corporation or the Trustee under this Indenture or as a result of any obligation imposed under this Indenture, including without limitation, the certification and delivery of Debentures hereunder, the satisfaction and discharge of this Indenture and the taking of any other action to be taken by the Trustee at the request of or on the application of the Corporation, forthwith if and when (a) such evidence is required by any other Section of this Indenture to be furnished by the Trustee in accordance with the terms of this Section 15.5 or (b) the Trustee, in the exercise of its rights and duties under this Indenture, gives the Corporation written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

Such evidence shall consist of:

(a)                        a certificate made by any one officer or director of the Corporation stating that any such condition precedent has been complied with in accordance with the terms of this Indenture;

(b)                       in the case of a condition precedent compliance with which is, by the terms of this Indenture, made subject to review or examination by a solicitor, an Opinion of Counsel that such condition precedent has been complied with in accordance with the terms of this Indenture; and

(c)                        in the case of any such condition precedent compliance with which is subject to review or examination by auditors or accountants, an opinion or report of the Auditors of the Corporation whom the Trustee for such purposes hereby approves, that such condition precedent has been complied with in accordance with the terms this Indenture.

Whenever such evidence relates to a matter other than the certification and delivery of Debentures and the satisfaction and discharge of this Indenture, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, engineer or appraiser or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of the Corporation it shall be in the form of a statutory declaration. Such evidence shall be, so far as appropriate, in accordance with the immediately preceding paragraph of this Section.

Each statutory declaration, certificate, opinion or report with respect to compliance with a condition precedent provided for in the Indenture shall include (a) a statement by the person giving the evidence that he has read and is familiar with those provisions of this Indenture relating to the condition precedent in question, (b) a brief statement of the nature and scope of the examination or investigation upon which the statements or opinions contained in such evidence are based, (c) a statement that, in the belief of the person giving such evidence, he has made such examination or investigation as is necessary to enable him to make the statements or give the opinions contained or expressed therein, and (d) a statement whether in the opinion of such person the conditions precedent in question have been complied with or satisfied.

The Corporation shall furnish to the Trustee at any time if the Trustee reasonably so requires, its certificate that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture, the non-compliance with which would, with the giving of notice or the lapse of time, or both, or otherwise, constitute an Event of Default, or if such is not the case, specifying the covenant, condition or other requirement which has not been complied with and giving particulars of such non-compliance. The Corporation shall, whenever the Trustee so requires, furnish the Trustee with evidence by way of statutory declaration, opinion, report or certificate as specified by the Trustee as to any action or step required or permitted to be taken by the Corporation or as a result of any obligation imposed by this Indenture.

Section 15.6         Officer’s Certificates Evidence

Except as otherwise specifically provided or prescribed by this Indenture, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, the Trustee, if acting in good faith and subject to the requirements of Section 15.4, may rely upon an Officer’s Certificate.

Section 15.7         Experts, Advisers and Agents

The Trustee may:

(a)                        employ or retain and act and rely on the opinion or advice of or information obtained from any solicitor, auditor, valuer, engineer, surveyor, appraiser or other expert, whether obtained by the Trustee or by the Corporation, or otherwise, and shall not be liable for acting, or refusing to act, in good faith on any such opinion or advice and may require the Corporation to pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid;

(b)                       employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the trusts hereof any solicitors employed or consulted by the Trustee may, but need not be, solicitors for the Corporation; and

(c)                        retain Counsel and employ agents in connection with the fulfilment of its duties and obligations under Section 15.18 and Section 15.19, the reasonable fees and expenses of such Counsel and agents shall be paid by the Corporation.

Section 15.8         Trustee May Deal in Debentures

Subject to Section 15.1 and Section 15.3, the Trustee may, in its personal or other capacity, buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

Section 15.9         Investment of Moneys Held by Trustee

Upon receipt of a written direction from the Corporation, the Trustee shall invest the funds in an Authorized Investment in its name in accordance with such direction. Any direction from the Corporation to the Trustee shall be in writing and shall be provided to the Trustee no later than 9:00 a.m. Toronto time on the day on which the investment is to be made. Any such direction received by the Trustee after 9:00 a.m. Toronto time or received on a non-Business Day, shall be deemed to have been given prior to noon the next Business Day. In the event that the Trustee does not receive a direction or only a partial direction, the Trustee may hold cash balances constituting part or all of the escrow fund and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates; but the Trustee and its Affiliates shall not be liable to account for any profit to any parties to this Trust Indenture or to any person or entity other than at a rate, if any, established from time to time by the Trustee or one of its Affiliates. For the purpose hereof, “Authorized Investments” means short term interest bearing or discount debt obligations issued or guaranteed by the Government of Canada or a Province or a Canadian chartered bank (which may include an Affiliate or related party of the Trustee) provided that such obligation is rated at least R1 (middle) by DBRS Inc. or an equivalent rating service.

In addition to any written direction to invest cash in an Authorized Investment, the Trustee may hold cash balances constituting part or all of the fund and may, but need not, invest same in its deposit department or the deposit department of one of its Affiliates.

The Trustee shall not be held liable for any losses incurred in the investment of any funds in Authorized Investments, other than in the event of the negligence, or the wilful misconduct or bad faith of the Trustee.

Unless and until the Trustee shall have declared the principal of and interest on the Debentures to be due and payable, the Trustee shall pay over to the Corporation all interest received by the Trustee in respect of any Investments or deposits made pursuant to the provisions of this Section.

Section 15.10       Trustee Not Ordinarily Bound

Except as provided in Section 8.2 and as otherwise specifically provided herein, the Trustee shall not, subject to Section 15.3, be bound to give notice to any person of the execution hereof, nor to do, observe or perform or see to the observance or performance by the Corporation of any of the obligations herein imposed upon the Corporation or of the covenants on the part of the Corporation herein contained, nor in any way to supervise or interfere with the conduct of the Corporation’s business, unless the Trustee shall have been required to do so in writing by the holders of not less than 25% of the aggregate principal amount of the Debentures then outstanding or by any Ordinary Resolution of the Debentureholders passed in accordance with the provisions contained in Article 13, and then only after it shall have been funded and indemnified to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages and expenses which it may incur by so doing.

Section 15.11       Trustee Not Required to Give Security

The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

Section 15.12       Trustee Not Bound to Act on Corporation’s Request

Except as in this Indenture otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of the Corporation or of the directors until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

Upon any request or application by the Corporation to the Trustee to take any action under this Indenture (other than the initial authentication of Debentures under this Indenture), the Corporation shall furnish to the Trustee if reasonably requested:

(i)                                     an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)                                  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 15.13       Conditions Precedent to Trustee’s Obligations to Act Hereunder

The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing the rights of the Trustee and of the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

The Trustee may, before commencing or at any time during the continuance of any such act, action or proceeding require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them for which Debentures the Trustee shall issue receipts.

Section 15.14       Authority to Carry on Business

The Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the Provinces of Canada but if, notwithstanding the provisions of this Section 15.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Indenture and the securities issued hereunder shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of trust company in any of the Provinces of Canada either become so authorized or resign in the manner and with the effect specified in Section 15.2.

Section 15.15       Compensation and Indemnity

(a)                        The Corporation shall pay to the Trustee from time to time compensation for its services hereunder as agreed separately by the Corporation and the Trustee, and shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of its duties under this Indenture (including the reasonable and documented compensation and disbursements of its Counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under this Indenture shall be finally and fully performed. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. Any amount owing hereunder to the Trustee and remaining unpaid after 30 days from the invoice date will bear interest at the then currency rate changes by the Trustee against unpaid invoices and shall be payable on demand.

(b)                       The Corporation hereby indemnifies and saves harmless the Trustee and its directors, officers, employees and agents, and its and their respective successors and assigns from and against any and all loss, damages, charges, reasonable expenses, claims, demands, actions or liability whatsoever (other than loss of profits) which may be brought against the Trustee or which it may suffer or incur as a result of or arising out of the performance of its duties and obligations hereunder save only in the event of the negligence, or the wilful misconduct or bad faith by the Trustee, or the reckless disregard of the Trustee’s duties hereunder. The Trustee shall notify the Corporation promptly of any claim for which it may seek indemnity. The Corporation shall be entitled (but not required) to assume the defence of any claim and the Trustee shall co-operate in the defence. The Corporation need not pay for any settlement made without its written consent, which consent must not be unreasonably withheld. This indemnity shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

(c)                        In any claim for indemnity hereunder, the Trustee shall have the right to retain other Counsel to act on its behalf, provided that the fees and disbursements of such Counsel shall be paid by the Trustee unless: (i) the Corporation and the Trustee shall have mutually agreed to the retention of the other Counsel; (ii) the Corporation has not assumed the defence of the claim within 15 days of receiving notice of such claim; or (iii) the named parties to any such claim (including any added third or impleaded party) include both the Trustee and the Corporation and the representation of both parties by the same Counsel would be inappropriate due to the actual or potential differing interests between them.

(d)                       The Corporation need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the negligence, wilful misconduct or bad faith by the Trustee, or the reckless disregard of the Trustee’s duties hereunder.

Section 15.16       Acceptance of Trustee

The Trustee hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Debentureholders, subject to all the terms and conditions herein set forth.

Section 15.17       Notice of Defaults

If a Default occurs and if it is known to a responsible officer of the Trustee, the Trustee shall give to each Debentureholder notice of the Default within 30 days after such responsible officer obtains knowledge of such Default unless such Default shall have been cured or waived before the giving of such notice, except in the case of an Event of Default described in Section 8.1(a) or Section 8.1(b).  Except in the case of a Default described in Section 8.1(a) or (b), the Trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding the notice is in the interests of Debentureholders.  The second sentence of this Section 15.17 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA.

The Trustee shall not be deemed to have knowledge of a Default unless a responsible officer of the Trustee has received written notice of such Default.  A “responsible officer” means, when used with respect to the Trustee, any officer assigned to administer corporate trust matters or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

Section 15.18       Reports to Debentureholders

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Debentureholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a).  The Trustee also shall comply with TIA Section 313(b)(2).

So long as the Debentures have been registered under the 1933 Act, a copy of each report at the time of its mailing to Debentureholders shall be filed with the SEC and each securities exchange, if any, on which the Debentures are listed.  The Corporation agrees to promptly notify the Trustee whenever the Debentures become listed on any securities exchange and of any delisting thereof.

Section 15.19       Eligibility; Disqualification

The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1), 310(a)(5) and 310(b).  The Trustee (or its parent holding company) shall have a combined capital and surplus of at least US$50,000,000 as set forth in its most recent published annual report of condition.  Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).  The Corporation shall remove the Trustee if the Trustee fails to comply with this Section 15.19.  If the Trustee fails to comply with this Section 15.19, any Debentureholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Section 15.20       Preferential Collection of Claims Against Corporation

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b).  A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 15.21       Contents of Officer’s Certificate or Opinion of Counsel

Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include to the extent required by the Trustee:

(i)                                     a statement that each person making such Officer’s Certificate or Opinion of Counsel has read such covenant or condition;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;

(iii)                               a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement that, in the opinion of such person, such covenant or condition has been complied with.

ARTICLE 16
SUPPLEMENTAL INDENTURES

Section 16.1         Supplemental Indentures

From time to time the Trustee and, when authorized by a resolution of the directors, the Corporation, may, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers deeds or indentures supplemental hereto which thereafter shall form part hereof, for any one or more of the following purposes:

(a)                        providing for the issuance of Additional Debentures under this Indenture;

(b)                       adding to the covenants of the Corporation herein contained for the protection of the Debentureholders, or of the Debentures of any series, or providing for Events of Default in addition to those herein specified;

(c)                        making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which in the opinion of the Trustee relying on an Opinion of Counsel will not be prejudicial to the interests of the Debentureholders;

(d)                       evidencing the succession, or successive successions, of others to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(e)                        giving effect to any Ordinary Resolution passed as provided in Article 13;

(f)                          approving amendments to this Indenture which, in the opinion of the Trustee relying on the advice of Counsel, are necessary or desirable to prevent the assets of the Corporation from being treated for any purpose of ERISA or Section 4975 of the U.S. Tax Code as assets of any “employee benefit plan”, as defined in Section 3 of ERISA, that is subject to Title I of ERISA, or of any “plan” as defined in, and subject to, Section 4975 of the U.S. Tax Code or to prevent the Corporation or any Affiliate of the Corporation from engaging in a “prohibited transaction” described in Section 406 of ERISA or as defined in Section 4975(c) of the U.S. Tax Code;

(g)                       to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of holders of any Debenture in any material respect; and

(h)                       for any other purpose not inconsistent with the terms of this Indenture.

Unless the supplemental indenture states that the consent or concurrence of Debentureholders by Ordinary Resolution is required, the consent or concurrence of Debentureholders shall not be required in connection with the execution, acknowledgement or delivery of a supplemental indenture for the foregoing purposes. Further, the Corporation and the Trustee may without the consent or concurrence of the Debentureholders, by supplemental indenture or otherwise, make any changes or corrections in this Indenture which it shall have been advised by Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provisions or clerical omissions or mistakes or manifest errors contained herein or in any indenture supplemental hereto or any Written Direction of the Corporation providing for the issue of Debentures, providing that in the opinion of the Trustee (relying upon an Opinion of Counsel) the rights of the Debentureholders are in no way prejudiced thereby.

If the TIA is amended after the date of the Indenture so as to require changes to the Indenture or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the TIA to be contained in the Indenture, or the Indenture is otherwise required to be amended to comply with the TIA, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and the Corporation and the Trustee may, without the consent of any holders, enter into one or more supplemental indentures to effect or evidence such amendment.

Section 16.2         Compliance with Trust Indenture Act

Every supplemental indenture executed pursuant to this Article 16 shall comply with the TIA.

Section 16.3         Trustee to Sign Supplemental Indentures

The Trustee shall sign any supplemental indenture authorized pursuant to this Article 16 if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign such supplemental indenture.  In signing such supplemental indenture the Trustee shall receive, and shall be protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

Section 16.4         Effect of Supplemental Indentures

Upon the execution of any supplemental indenture under this Article 16, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Debentureholder theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 17
EXECUTION AND FORMAL DATE

Section 17.1         Execution

This Indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

Section 17.2         Formal Date

For the purpose of convenience this Indenture may be referred to as bearing the formal date of June 28, 2005, irrespective of the actual date of execution hereof.

IN WITNESS whereof the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

MDC PARTNERS INC.

By:	(signed) “Steven Berns”
Name:Steven Berns
Title:Executive Vice President

By:	(signed) “Mitchell Gendel”
Name:Mitchell Gendel
Title:General Counsel

COMPUTERSHARE TRUST COMPANY OF CANADA

By:	(signed) “Mircho Mirchev”
Name:Mircho Mirchev
Title:Professional, CorporateTrust

By:	(signed) “Cheryl Davidson”
Name:Cheryl Davidson
Title:Administrator, Corporate Trust

I/We have authority to bind the Corporation

SCHEDULE “A”

TO THE TRUST INDENTURE BETWEEN

MDC PARTNERS INC.

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

FORM OF INITIAL DEBENTURE

SCHEDULE “A”
FORM OF INITIAL DEBENTURE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED (“CDS”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS, HAS AN INTEREST HEREIN.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRUSTEE, REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRUSTEE, REGISTRAR OR TRANSFER AGENT, AS THE CASE MAY BE, MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOLLOWING RESTRICTIONS.

THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND ACCORDINGLY, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE NEXT SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) ACKNOWLEDGES THAT THIS SECURITY IS A “RESTRICTED SECURITY” THAT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREES FOR THE BENEFIT OF MDC PARTNERS INC. (“MDC”) THAT THIS SECURITY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OF THE STATE OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF THE SECURITY; (2) REPRESENTS THAT IT IS (A) NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (B) A QUALIFIED INSTITUTIONAL BUYER (“QIB”) (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT); (3) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO MDC OR ANY SUBSIDIARY THEREOF, (B) TO PERSONS OTHER THAN U.S. PERSONS OUTSIDE THE UNITED STATES (INCLUDING ON THE TORONTO STOCK EXCHANGE) IN COMPLIANCE WITH RULES 903, 904 AND 905 OF REGULATION S, (C) TO A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 ADOPTED UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANOTHER AVAILABLE EXEMPTION UNDER THE SECURITIES ACT (AND BASED UPON AN OPINION OF U.S. COUNSEL ACCEPTABLE TO MDC), OR (E) PURSUANT TO AN EFFECTIVE

REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE SUBJECT TO MDC’S AND THE DEBENTURE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM TO THE EXTENT SPECIFIED IN THE INSTRUMENT GOVERNING THIS SECURITY; AND (4) AGREES THAT IT WILL, PRIOR TO ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, DELIVER TO THE DEBENTURE TRUSTEE AND MDC SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS MAY BE REQUIRED PURSUANT TO THE INDENTURE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  IN ANY CASE THE HOLDER HEREOF AGREES AND ACKNOWLEDGES THAT IT SHALL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ON SATISFACTION OF THE CONDITIONS SPECIFIED IN THE INDENTURE.

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS DEBENTURE MAY NOT BE TRANSFERRED TO OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF AND NO SUCH TRANSFER MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE. EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE SHALL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE

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MDC PARTNERS INC.
8.00% CONVERTIBLE UNSECURED SUBORDINATE DEBENTURES
DUE JUNE 30, 2010

No.	CUSIP 552697AB0

MDC Partners Inc. (the “Corporation”) for value received hereby acknowledges itself indebted and, subject to the provisions of the Trust Indenture (the “Indenture”) dated as of June 28, 2005 between the Corporation and Computershare Trust Company of Canada (the “Trustee”), promises to pay to the registered holder hereof on June 30, 2010 (the “Maturity Date”) or on such earlier date as the principal amount hereof may become due in accordance with the provisions of the Indenture the principal sum of  • DOLLARS in lawful money of Canada on presentation and surrender of this Initial Debenture at the main branch of the Trustee in Toronto, Ontario, in accordance with the terms of the Indenture and, subject as hereinafter provided, to pay interest on the principal amount hereof from the date hereof, or from the last Interest Payment Date to which interest shall have been paid or made available for payment hereon, whichever is later, at the rate of 8.00% per annum, in like money in arrears in equal semi-annual instalments (less any tax required by law to be deducted) on June 30 and December 31 in each year to holders of record at the close of business on the Business Day immediately preceding such interest payment date, except the first payment will include, in arrears, accrued and unpaid interest for the period from June •, 2005 to, but excluding, December 31, 2005 and, should the Corporation at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money and on the same dates.

The Corporation shall also pay Additional Amounts as set forth in the Registration Rights Agreement.

Interest hereon shall be payable by cheque or electronic funds transfer to the registered holder hereof and, subject to the provisions of the Indenture, the mailing of such cheque or the making of such transfer of funds shall, to the extent of the sum represented thereby (plus the amount of any tax withheld), satisfy and discharge all liability for interest on this Initial Debenture.

This Initial Debenture is one of the Debentures of the Corporation issued or issuable in one or more series under the provisions of the Indenture.  The Initial Debentures are limited to an aggregate principal amount of $50,000,000 in lawful money of Canada.  Reference is hereby expressly made to the Indenture and the Registration Rights Agreement for a description of the terms and conditions upon which the Initial Debentures are or are to be issued and held and the rights and remedies of the holders of the Initial Debentures and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture and Registration Rights Agreement were herein set forth to all of which provisions the holder of this Initial Debenture by acceptance hereof assents.

The Initial Debentures are issuable only in denominations of $1,000 and integral multiples thereof.  Upon compliance with the provisions of the Indenture, Initial Debentures of any denomination may be exchanged for an equal aggregate principal amount of Initial Debentures in any other authorized denomination or denominations.

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The whole, or if this Initial Debenture is in a denomination in excess of $1,000 any part of which is $1,000 or an integral multiple thereof, of the principal of this Initial Debenture is convertible, at the option of the holder hereof, upon surrender of this Initial Debenture at the principal office of the Trustee in the City of Toronto, at any time but not after the close of business on the last Business Day immediately preceding the earlier of the Maturity Date and the date specified for redemption of this Initial Debenture, into Shares of the Corporation (without adjustment for dividends or distributions on Shares issuable upon conversion) at a conversion price of $14.00 (the “Conversion Price”) per Share, being a rate of 71.4286 Shares for each $1,000 principal amount of Initial Debentures, all subject to the terms and conditions and in the manner set forth in the Indenture. The Indenture makes provision for the adjustment of the Conversion Price in the events therein specified.  No fractional Shares will be issued on any conversion but in lieu thereof, the Corporation will satisfy such fractional interest by a cash payment equal to the market price of such fractional interest as determined in accordance with the Indenture.

The Initial Debenture may be redeemed at the option of the Corporation on the terms and conditions set out in the Indenture at the redemption price therein set out.  This Initial Debenture is not redeemable on or before June 30, 2008, except in the event of the satisfaction of certain conditions after a Change of Control (as defined below) has occurred.  After June 30, 2008 and prior to June 30, 2009 this Initial Debenture is redeemable at the option of the Corporation provided that the Corporation files with the Trustee on the day that notice of redemption of this Initial Debenture is first given an Officer’s Certificate of the Corporation certifying that the volume weighted average price of the Shares on the Toronto Stock Exchange (or elsewhere in accordance with the Indenture) for at least 20 trading days in any consecutive 30 day period, ending on the fifth trading day preceding the date on which such notice is given, is not less than 125% of the Conversion Price.  From July 1, 2009 until the Maturity Date, the Debentures may by redeemed by the Corporation at a price equal to the principal amount thereof plus accrued and unpaid interest, if any, on not more than 60 days’ and not less than 30 days’ prior written notice.

Upon the occurrence of a change of control of the Corporation involving the acquisition of voting control or direction of the Shares or securities convertible into or carrying the right to acquire shares, representing an aggregate of over 50% or more of the outstanding Shares (“Change of Control”), prior to June 30, 2008, the Corporation shall be required to make an offer to purchase (the “Corporation Offer”) all of the then outstanding Debentures on the date which is not later than 30 days following the date upon which the Trustee delivers a Change of Control Notice (as defined below) to the holders of Initial Debentures (such date being referred to as the “Change of Control Date”) at a price equal to the principal amount thereof plus an amount equal to the interest payments not yet received on the Debentures calculated from the date of the Change of Control to June 30, 2008, discounted at the Government of Canada Yield (as defined below) (the ”Pre-June 30, 2008 Price”). Upon the occurrence of a Change of Control on or after June 30, 2008, the Corporation shall be required to make the Corporation Offer for all of the then outstanding Debentures on the Change of Control Date at a price equal to the principal amount thereof plus accrued and unpaid interest to the purchase date (the ”Post-June 30, 2008 Price”).  The term “Government of Canada Yield” on any date shall mean the average of the yields determined by two registered Canadian investment dealers (as selected by the Corporation) as being the yield to maturity on such date, compounded semi-annually and calculated in

4

accordance with generally accepted financial practice, that a non-callable Government of Canada Bond would carry if issued in Canadian dollars in Canada at 100% of its principal on such date with a maturity date of June 30, 2008.

If 90% or more in aggregate principal amount of Initial Debentures outstanding on the date the Corporation provides notice of a Change of Control to the Trustee have been tendered for purchase under the Corporation Offer on the Change of Control Date, the Corporation has the right upon written notice provided to the Trustee prior to the Change of Control Date, to redeem all the remaining outstanding Initial Debentures on the Change of Control Date at the Pre-June 30, 2008 Price or Post-June 30, 2008 Price, as the case may be.

Unless an Event of Default has occurred and is continuing, the Corporation may elect, from time to time, subject to applicable regulatory approval and on the conditions expressed in the Indenture, to issue and deliver Shares to the Trustee in order to raise funds to satisfy all or any part of the Corporation’s obligations to pay interest on the Initial Debentures in accordance with the Indenture in which event holders of the Debentures will be entitled to receive a cash payment equal to the interest payable from the proceeds of the sale of such Shares by the Trustee.

The indebtedness evidenced by this Initial Debenture, and by all other Initial Debentures now or hereafter certified and delivered under the Indenture, is a direct unsecured obligation of the Corporation, and is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness and indebtedness to trade creditors, whether outstanding at the date of the Indenture or thereafter created, incurred, assumed or guaranteed.

The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect and at the times provided in the Indenture.

The Indenture contains provisions making binding upon all holders of Debentures outstanding hereunder (or in certain circumstances, specific series of Debentures) resolutions passed at meetings of such holders held in accordance with such provisions and instruments signed by the holders of a specified majority of Debentures outstanding (or specific series), which resolutions or instruments may have the effect of amending the terms of this Initial Debentures or the Indenture.

The Indenture contains provisions disclaiming any personal liability on the part of holders of Shares or the directors, officers or agents of the Corporation in respect of any obligation or claim arising out of the Indenture or this Initial Debenture.

This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Debenture may not be transferred to or exchanged for Debentures registered in the name of any person other than the Depositary or a nominee thereof and no such transfer may be registered except in the limited circumstances described in the Indenture. Every Debenture authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, this Debenture shall be a Global Debenture subject to the foregoing, except in such limited circumstances described in the Indenture.

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This Initial Debenture may only be transferred, upon compliance with the conditions prescribed in the Indenture, in one of the registers to be kept at the principal office of the Trustee in Toronto, Ontario and in such other place or places and/or by such other registrars (if any) as the Corporation with the approval of the Trustee may designate.  No transfer of this Initial Debenture shall be valid unless made on the register by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Trustee or other registrar, and upon compliance with such reasonable requirements as the Trustee and/or other registrar may prescribe and upon surrender of this Initial Debenture for cancellation.  Thereupon a new Initial Debenture or Initial Debentures in the same aggregate principal amount shall be issued to the transferee in exchange hereof.

This Initial Debenture shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract, save as regards matters provided for in such provisions of the TIA as are required under the TIA to be part of and to govern indentures qualified under the TIA, which matters shall be performed in accordance with and be governed by United States federal laws governing the TIA.

This Initial Debenture shall not become obligatory for any purpose until it shall have been certified by the Trustee under the Indenture.

The holders of the Debentures and Shares issuable thereunder are entitled to the benefits of a Registration Rights Agreement, dated as of June 28, 2005, among the company and the Underwriters named therein, including the receipt of liquidated damages upon a Registration Default (as defined in the Registration Rights Agreement) and which are referred to therein and in the Indenture as “Additional Amounts”.

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The terms of the Debentures include those stated in the Indenture and those made part of the Indenture by reference to the United States Trust Indenture Act of 1939, as in effect from time to time (the “TIA”).  The Debentures are subject to all such terms, and holders of Debenture are referred to the Indenture and the TIA for a statement of those terms.  Capitalized words or expressions used in this Initial Debenture shall, unless otherwise defined herein, have the meaning ascribed thereto in the Indenture. In the event that the terms and conditions stated in this Debenture conflict, or are inconsistent with, the terms and conditions of the Indenture, the Indenture shall prevail and take priority.

IN WITNESS WHEREOF • has caused this Debenture to be signed by its authorized signatories as of June 28, 2005.

MDC PARTNERS INC.

Name: •
Title: •

Name: •
Title: •

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TRUSTEE’S CERTIFICATE

This Initial Debenture is one of the 8.00% Convertible Unsecured Subordinate Debentures due June 30, 2010 referred to in the Indenture within mentioned.

Computershare Trust Company of Canada

By:
(Authorized Officer)

REGISTRATION PANEL

(No writing hereon except by Trustee or other registrar)

Date of Registration	In Whose Name Registered	Signature of Trustee or Registrar

ASSIGNMENT	CONVERSION NOTICE

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                    , whose address and social insurance number, if applicable, are set forth below, this Initial Debenture (or $                              principal amount hereof”) of MDC Partners Inc. standing in the name(s) of the undersigned in the register maintained by MDC Partners Inc. with respect to such Initial Debenture and does hereby irrevocably authorize and direct the Trustee to transfer such Initial Debenture in such register, with full power of substitution in the premises.

TO:
	Note:	All capitalized terms used herein have the meaning ascribed thereto in the Indenture, unless otherwise indicated.

The undersigned registered holder of 8.00% Convertible Unsecured Subordinate Debentures bearing Certificate No.           irrevocably elects to convert such Debentures (or principal $                                amount thereof) in accordance with the terms of the Indenture and tenders herewith the Debentures, and, if applicable, directs that the Shares of MDC Partners Inc. issuable upon a conversion be issued and delivered to the person indicated below.

Date:
Address of Transferee:	Dated:	(Signature of Registered Holder)
(Street Address, City, Province and Postal Code)
If less than the full principal amount of this Debenture, indicate in the space provided the principal amount (which must be $1,000 or integral multiples thereof).
Social Insurance Number of Transferee, if applicable:

If less than the full principal amount of the within Initial Debenture is to be transferred, indicate in the space provided the principal amount which must be $1,000 or an integral multiple thereof, unless you hold an Initial Debenture in a non—integral multiple of $1,000, in which case such Initial Debenture is transferable only in its entirety) to be transferred.

NOTE:  If Shares are to be issued in the name of a person other than the holder, (A) the signature must be guaranteed by a chartered bank, a trust company or a member firm of a recognized stock exchange in Canada and (B) all requisite transfer taxes must be tendered by the undersigned.

(Print name in which Shares are to be issued, delivered and registered)
1.

The signature(s) to this assignment must correspond with the name(s) as written upon the face of this Initial Debenture in every particular without alteration or any change whatsoever.  The signature must be guaranteed by an authorized officer of a Schedule 1 Canadian chartered bank or of a major Canadian trust company, or by a medallion signature guarantee from a member of a recognized Medallion Signature Guarantee Program.

Name:

		(Address)	(City, Province and Postal Code)

Name of guarantor:

Authorized signature:
2.

The registered holder of this Initial Debenture is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of this Initial Debenture.

Signature of Guarantor

Authorized Officer	Signature of transferring registered holder

Name of Institution

2

SCHEDULE “B”

TO THE TRUST INDENTURE BETWEEN

MDC PARTNERS INC.

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

FORM OF REDEMPTION NOTICE

SCHEDULE “B”
FORM OF REDEMPTION NOTICE

MDC PARTNERS INC.

8.00% CONVERTIBLE UNSECURED SUBORDINATE DEBENTURES

REDEMPTION NOTICE

To:                              Holders of 8.00% Convertible Unsecured Subordinate Debentures (the ”Debentures”) of MDC Partners Inc. (the “Corporation”)

Note:                   All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.3 of the Trust Indenture (the “Indenture”) dated as of June 28, 2005 between the Corporation and Computershare Trust Company of Canada (the “Trustee”), that the aggregate principal amount of all Debentures outstanding (or the $• aggregate principal amount thereof) will be redeemed as of • (the “Redemption Date”), upon payment of a redemption amount of $• for each $1,000 principal amount of Debentures, being equal to the aggregate of (i) $1,000, and (ii) all accrued and unpaid interest hereon to but excluding the Redemption Date (collectively, the “Redemption Price”).

The Redemption Price will be payable upon presentation and surrender of the Debentures called for redemption at the following corporate trust office:

Computershare Trust Company of Canada

100 University Avenue
9th Floor
Toronto, Ontario
M5J 2Y1

Attention: Manager, Corporate Trust

The interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date, unless payment of the Redemption Price shall not be made on presentation for surrender of such Debentures at the above-mentioned corporate trust office on or after the Redemption Date or prior to the setting aside of the Redemption Price pursuant to the Indenture.

[Pursuant to Section 4.6 of the Indenture, the Corporation hereby irrevocably elects to satisfy its obligation to pay to holders of Debentures the Redemption Price by issuing and delivering to the holders that number of Freely Tradeable Shares obtained by dividing the aggregate principal amount of Debentures by 95% of the Current Market Price of the Shares on the Redemption Date.]

[No fractional Shares shall be delivered upon the exercise by the Corporation of the Share Redemption Right but, in lieu thereof, the Corporation shall pay the cash equivalent thereof determined on the basis of the Current Market Price of Shares on the Redemption Date (less any tax required to be deducted, if any).]

In this connection, upon presentation and surrender of the Debentures for payment on the Redemption Date, the Corporation shall, on the Redemption Date, make delivery to the Trustee, at the above-mentioned corporate trust office, for delivery to and on account of the holders, the number of Freely Tradeable Shares (in book-based or certificated form) to which holders are entitled and cash equal to all accrued and unpaid interest to the Redemption Date together with the cash equivalent in lieu of all fractional Shares.

DATED: •		MDC PARTNERS INC.

Per:
(Authorized Director or Officer)

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SCHEDULE “C”

TO THE TRUST INDENTURE BETWEEN

MDC PARTNERS INC.

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

FORM OF MATURITY NOTICE

SCHEDULE “C”
FORM OF MATURITY NOTICE

MDC PARTNERS INC.

8.00% CONVERTIBLE UNSECURED SUBORDINATE DEBENTURES

MATURITY NOTICE

To:                              Holders of 8.00% Convertible Unsecured Subordinate Debentures (the “Debentures”) of MDC Partners Inc. (the “Corporation”)

Note:                   All capitalized terms used herein have the meaning ascribed thereto in the Indenture mentioned below, unless otherwise indicated.

Notice is hereby given pursuant to Section 4.10(b) of the Trust Indenture (the “Indenture”) dated as of June 28, 2005 between the Corporation and Computershare Trust Company of Canada, as trustee (the “Trustee”), that the Debentures are due and payable as of June 30, 2010 (the “Maturity Date”) and the Corporation hereby advises the holders of Debentures that it will deliver to holders of Debentures that number of Freely Tradeable Shares equal to the number obtained by dividing the aggregate principal amount of such Debentures by 95% of the Current Market Price of Shares on the Maturity Date or in lieu thereof, a cash payment or any combination thereof. Upon presentation and surrender of the Debentures, the Corporation shall pay or cause to be paid in cash to the holder all accrued and unpaid interest to the Maturity Date, together with the cash equivalent representing fractional Shares, and shall, on the Maturity Date, send to the Trustee Freely Tradeable Shares (in book-based or certificated form) to which the holder is entitled.

DATED: •		MDC PARTNERS INC.

Per:
(Authorized Director or Officer)

SCHEDULE “D”

TO THE TRUST INDENTURE BETWEEN

MDC PARTNERS INC.

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

FORM OF NOTICE OF CONVERSION

SCHEDULE “D”
FORM OF NOTICE OF CONVERSION

CONVERSION NOTICE

To:                              MDC Partners Inc.

Note:                   All capitalized terms used herein have the meaning ascribed thereto in the Trust Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 8.00% Convertible Unsecured Subordinate Debentures bearing Certificate No. • irrevocably elects to convert such Debentures (or $• principal amount thereof) in accordance with the terms of the Trust Indenture dated as of June •, 2005 between the Corporation and Computershare Trust Company of Canada and tenders herewith the Debentures, and, if applicable, directs that the Shares issuable upon a conversion be issued and delivered to the person indicated below.

Dated:
(Signature of Registered Holder)

*                                                         If less than the full principal amount of the Debentures, indicate in the space provided the principal amount which must be $1,000 or integral multiples thereof.

NOTE:                            If Shares are to be issued in the name of a person other than the holder, (A) the signature must be guaranteed by a chartered bank, a trust company or a member firm of a recognized stock exchange in Canada and (B) all requisite transfer taxes must be tendered by the undersigned.

(Print name in which Shares are to be issued, delivered and registered)

(Address)	(City, Province and Postal Code)

Authorized signature:

Name of guarantor:

SCHEDULE “E”

TO THE TRUST INDENTURE BETWEEN

MDC PARTNERS INC.

AND

COMPUTERSHARE TRUST COMPANY OF CANADA

FORM OF EXERCISE NOTICE

SCHEDULE “E”
FORM OF NOTICE OF EXERCISE

EXERCISE NOTICE

To:                              MDC Partners Inc. (the “Corporation”)

Note:                   All capitalized terms used herein have the meaning ascribed thereto in the Trust Indenture mentioned below, unless otherwise indicated.

The undersigned registered holder of 8.00% Convertible Unsecured Subordinate Debentures bearing Certificate No. • irrevocably elects to require the Corporation to purchase such Debentures (or $• principal amount thereof*) on the Change of Control Date in accordance with the terms of the Trust Indenture dated as of June •, 2005 between the Corporation and Computershare Trust Company of Canada at the price indicated in the Change of Control Notice delivered by the Corporation.

Dated:
(Signature of Registered Holder)

*                                         If less than the full principal amount of the Debentures, indicate in the space provided the principal amount which must be $1,000 or integral multiples thereof.

The Total Put Price will be payable upon presentation and surrender of the Debentures with this form on or after the Put Date at the following corporate trust office:

Computershare Trust Company of Canada

100 University Avenue
9th Floor
Toronto, Ontario
M5J 2Y1

Attention: Manager, Corporate Trust

The interest upon the principal amount of Debentures sold to the Corporation shall cease to be payable from and after the Change of Control Date.

SCHEDULE “F”
FORM OF TRANSFER CERTIFICATE

[Letterhead of Purchaser]

[date]

For Debentures:

Computershare Trust Company of Canada

100 University Avenue
9th Floor
Toronto, Ontario
M5J 2Y1

Attention: Manager, Corporate Trust

For Shares:

CIBC Mellon Trust Company

320 Bay Street

P.O. Box 1

Toronto, Ontario  M5H 4A6

MDC Partners Inc.

45 Hazelton Avenue

Toronto, Ontario  M5R 2E3

Attention:  Corporate Secretary and General Counsel

Re:                                  Purchase of [aggregate principal amount of or number of] [Debentures][Shares] (the “Securities”) of MDC Partners Inc. (the “Company”)

Dear Sirs:

In connection with its purchase of the Securities, the undersigned (“Undersigned”) hereby:

1.                                       acknowledges that the Securities have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and, unless so registered, that they may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except as set forth below;

2.                                       represents that the Undersigned is, or if the Undersigned is acting on behalf of a beneficial owner of Securities, the Undersigned has received a written certification from such beneficial owner to the effect that such beneficial owner is:

(a)                                  not a “U.S. person” as defined in Regulation S under the Securities Act, or is acquiring Securities for the account or benefit of one or more non-U.S. person(s) (other than a distributor), is acquiring Securities in an offshore transaction in accordance with Regulation S under the Securities Act, and has not engaged in any directed selling efforts (as defined in Regulation S) in the United States with respect to the Securities; or

(b)                                 with respect to Securities that are Debentures, a “qualified institutional buyer,” or “QIB,” as defined in Rule 144A under the Securities Act, is aware that the sale of the Debentures to it is being made in reliance on Rule 144A, and is acquiring Securities for its own account or for a discretionary account or accounts on behalf of one or more QIBs (as to which it has been instructed as described herein and has the authority to make the statements contained herein).

3.                                       agrees that it shall not, within two years after the original issuance of the Debentures, resell or otherwise transfer any such Securities except (A) to the Company or any subsidiary thereof, (B) to Canadians and other non-U.S. purchasers on the Toronto Stock Exchange (“TSX”) or elsewhere outside the United States in compliance with Rules 903, 904 and 905 of Regulation S, (C) to a QIB in compliance with Rule 144A under the Securities Act (if available), (D) pursuant to the exemption from registration provided by Rule 144 adopted under the Securities Act (if available) or another available exemption under the Securities Act (based upon an opinion of U.S. counsel acceptable to the Company), or (E) pursuant to an effective registration statement under the Securities Act, and, in each case, subject to the Company’s and the Trustee’s (in the case of Securities that are Debentures) or Transfer Agent’s (in the case of Securities that are Shares) right prior to any such offer, sale or transfer to require the certification and/or other information satisfactory to each of them to the extent specified in the indenture governing this Security and, in each case, in compliance with applicable state securities laws and securities laws of any other jurisdiction;

4.                                       agrees that it shall not, directly or indirectly, engage in any hedging transaction with regard to the Securities except as permitted by the Securities Act, and that it will give to each person to whom it transfers Securities notice of any restrictions on transfer of such Securities;

5.                                       if it is acquiring Securities in an offshore transaction pursuant to Regulation S under the Securities Act, agrees that transfers thereof are subject to certain restrictions and conditions set forth in the Securities, and agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act, as amended;

6.                                       understands that all of the Securities will bear a legend substantially to the following effect, unless otherwise agreed by the Company and the holder thereof:

“This Security (or its predecessor) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any state of the United States, and accordingly, neither this Security nor any interest or participation herein may be offered, sold, assigned, pledged, encumbered or otherwise transferred or disposed of in the absence of such

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registration within the United States or to, or for the account or benefit of, U.S. Persons except as set forth in the next sentence.  By its acquisition hereof or of a beneficial interest herein, the holder (1) acknowledges that this Security is a “restricted security” that has not been registered under the Securities Act and agrees for the benefit of the Company that this Security may be offered, sold, pledged or otherwise transferred only in compliance with the Securities Act and other applicable laws of the state of the United States governing the offer and sale of the Security; (2) represents that it is (a) not a U.S. Person and is acquiring this Security in an offshore transaction in compliance with Regulation S under the Securities Act or (b) a qualified institutional buyer (“QIB”) (as defined in Rule 144A under the Securities Act); (3) agrees that it will not within two years after the original issuance of this Security resell or otherwise transfer this Security except (a) to the Company or any subsidiary thereof, (b) to persons other than U.S. Persons outside the United States (including on the Toronto Stock Exchange) in compliance with Rules 903, 904 and 905 of Regulation S, (c) to a QIB in compliance with Rule 144A under the Securities Act (if available), (d) pursuant to the exemption from registration provided by Rule 144 adopted under the Securities Act (if available) or another available exemption under the Securities Act (and based upon an opinion of U.S. counsel acceptable to the Company), or (e) pursuant to an effective registration statement under the Securities Act, in each case subject to the Company’s and the [Trustee’s][Transfer Agent’s] right prior to any such offer, sale or transfer to require the certification and/or other information satisfactory to each of them to the extent specified in the instrument governing this Security; and (4) agrees that it will, prior to any transfer of this Security within two years after the original issuance of this Security, deliver to the [Trustee][Transfer Agent] and the Company such certifications, legal opinions or other information as may be required pursuant to the indenture to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.  As used herein, the terms “offshore transaction,” “United States” and “U.S. Person” have the meanings given to them by Regulation S under the Securities Act.  In any case the holder hereof agrees and acknowledges that it shall not, directly or indirectly, engage in any hedging transaction with regard to this Security except as permitted by the Securities Act.”;

7.                                       acknowledges that the Company and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations and agreements, and agrees that if any of the representations or agreements deemed to have been made by it by its acquisition of Securities are no longer accurate, it shall promptly notify the Company.  Each of the Company and the Transfer Agent is irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.   If it is acquiring Securities as a fiduciary or agent for one or more investor accounts, it represents that it has sole investment discretion with respect to each such account and it has full power to make the foregoing acknowledgments, representations and agreements on behalf of each such account;

8.                                       acknowledges that it has not purchased the Securities as a result of any “general solicitation” or “general advertising”, as such terms are defined in Rule 502(c) of Regulation D under the Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine, or similar media, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

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9.                                       acknowledges that the Trustee or the Transfer Agent, as the case may be, will not be required to accept for registration of transfer any Securities acquired by it, except upon presentation of evidence satisfactory to the Company and the Transfer Agent that the restrictions set forth herein have been complied with.

Please check one of the following boxes to confirm whether the Undersigned, or the beneficial owner on behalf of which the Undersigned is acting is:

☐             a person other than a “U.S. person” outside the “United States” acquiring any Securities in an offshore transaction (as defined above), and represents, warrants and agrees as set forth in paragraph (2) on page 1;

☐             an “qualified institutional buyer” and represents, warrants and agrees as set forth in paragraph (2) on page 1.

Very truly yours,

(Name of Investor)

[By:
Name:
Title:]

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